   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1999
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         OBJECTIVE COMMUNICATIONS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                 Delaware                                    3669                                   54-1707962
      (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                      (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

      Objective Communications, Inc.                                                              Robert H. Emery
          50 International Drive                                                              50 International Drive
      Portsmouth, New Hampshire 03801                                                     Portsmouth, New Hampshire 03801
              (603) 334-6700                                                                      (603) 334-6700
     (ADDRESS, AND TELEPHONE NUMBER OF                                                          (NAME, ADDRESS AND
        PRINCIPAL EXECUTIVE OFFICES                                                              TELEPHONE NUMBER
     AND PRINCIPAL PLACE OF BUSINESS)                                                          OF AGENT FOR SERVICE)

                                                           COPY TO:

                                                                                             David Alan Miller, Esq.
         Ellen C. Grady, Esq.                                                                Graubard Mollen & Miller
         Shaw Pittman Potts & Trowbridge                                                     600 Third Avenue
         1501 Farm Credit Drive                                                              New York, New York 10016
         McLean, Virginia 22102                                                              (212) 818-8661
         (703) 790-7946

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             ---------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                     AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
              TITLE OF EACH CLASS OF                  TO BE                AGGREGATE            AGGREGATE         REGISTRATION
           SECURITIES TO BE REGISTERED             REGISTERED         OFFERING PRICE PER     OFFERING PRICE           FEE
                                                                             UNIT
---------------------------------------------------------------------------------------------------------------------------------
      Common stock, $.01 par value................     N/A                    N/A              $17,250,000(1)         $4,795.50

---------------------------------------------------------------------------------------------------------------------------------
      Underwriters' purchase option...............           1                       $100                $100               (2)

---------------------------------------------------------------------------------------------------------------------------------
      Common stock underlying underwriters'
      purchase option(3)..........................     N/A                    N/A                  $1,500,000           $417.00
---------------------------------------------------------------------------------------------------------------------------------
      Common stock................................3,209,155(4)                   $2.00(5)          $6,418,310         $1,784.29
---------------------------------------------------------------------------------------------------------------------------------
                      Total.......................     N/A                    N/A                  N/A                $6,996.79
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(o) under the Securities Act, the Company proposes to offer and sell a maximum aggregate of $17,250,000 in value of shares of common stock in this offering, consisting of (i) $15,000,000 in maximum aggregate value of shares of common stock issuable in this offering, and
     (ii) $2,250,000 in maximum aggregate value of shares of common stock which the underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2)  Pursuant to Rule 457(g), no fee is required.

(3) Pursuant to Rule 416, there are also being registered such additional securities as may be issued pursuant to the anti-dilution provisions of the Underwriters' purchase option.

(4) Consists of 3,209,155 shares of common stock that may be offered and sold by certain stockholders of the Company on a delayed or continuous basis. The shares being offered and sold from time to time by the selling stockholders consist of 1,140,000 shares sold in a private placement completed by the Company in February 1999, and 2,069,155 shares issuable upon conversion of the outstanding 5% Convertible Debentures due 2003 of the Company.

(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for the Registrant's Common Stock on the Nasdaq National Market on February 10, 1999.

                              -------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

      This registration statement contains forms of prospectus relating to (1) a primary offering of common stock in an underwritten offering (the "Company Prospectus") and (2) shares of common stock owned by certain stockholders of the Company which may be sold by such holders from time to time (the "Selling Stockholder Prospectus").

      The Selling Stockholder Prospectus will be identical to the Company Prospectus in all respects except for the front cover page, an addition to the "Table of Contents," the replacement of the second paragraph on page (i), a replacement for the "Recent Developments" section in the "Prospectus Summary," the deletion from the "Prospectus Summary" of the section entitled "The Offering," a replacement for the section entitled "Use of Proceeds," the addition of a section entitled "Selling Stockholders," and the replacement of the section entitled "Underwriting" with a section entitled "Plan of Distribution."

      The form of the Company Prospectus is included herein, and the form of the alternate pages of the Selling Stockholder Prospectus are included herein on pages X-1 through X-5.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 1999

                     [OBJECTIVE COMMUNICATIONS, INC.  LOGO]

                               __________ SHARES
                                  COMMON STOCK

      This is a public offering of __________ shares of common stock of Objective Communications, Inc. We also have given the underwriters the option to purchase an additional ___ shares to cover over-allotments.

      The common stock is traded on the Nasdaq National Market under the symbol OCOM. On _______ __, 1999, the closing price of the common stock as reported on the Nasdaq National Market was $____ per share.

      INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN THE COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                                                   PER SHARE            TOTAL
                                                   ---------            -----
Public Offering Price......................      $             $
Underwriting Discounts and Commissions.....
Proceeds to the Company....................

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The underwriters are offering the shares on a firm commitment basis subject to various conditions and may reject all or part of any order.

SOUTHEAST RESEARCH PARTNERS, INC.          LADENBURG THALMANN & CO. INC.

                       Prospectus dated _______ __, 1999

                               TABLE OF CONTENTS

                                                PAGE                                                              PAGE
                                                ----                                                              ----
         Prospectus Summary  . . . . . .                           Principal Stockholders  . . . .
         Risk Factors  . . . . . . . . .                           Certain Transactions  . . . . .
         Use of Proceeds . . . . . . . .                           Description of Securities . . .
         Price Range of Common Stock . .                           Shares Eligible For Future Sale
         Dividend Policy . . . . . . . .                           Underwriting  . . . . . . . . .
         Capitalization  . . . . . . . .                           Legal Matters . . . . . . . . .
         Selected Financial Information                            Experts . . . . . . . . . . . .
         Management's Discussion and Analysis                      Additional Information  . . . .
           of Financial Condition and Results of                   Index to Financial Statements .                F-1
           Operations  . . . . . . . . .
         Business  . . . . . . . . . . .
         Management  . . . . . . . . . .

      Objective Communications was incorporated in 1993. Our executive offices are located at 50 International Drive, Portsmouth, New Hampshire 03801, and our telephone number is (603) 334-6700.

      Unless otherwise indicated in this prospectus, all information in this prospectus, other than the financial statements and the notes thereto included in this prospectus beginning on page F-1, assumes that the underwriters will not exercise their option to purchase up to ________ shares of common stock to cover over-allotments, gives effect to a one share for five shares reverse stock split of the issued and outstanding common stock effected on March [19], 1999, gives effect to the automatic conversion of the outstanding Series B
5% Cumulative Convertible Preferred Stock (and accrued and unpaid dividends on the preferred stock) to _____ shares of common stock upon completion of this offering, at a conversion price of $13.75 per share, and does not give effect to the automatic conversion of the outstanding 5% Convertible Debentures due 2003 (and accrued and unpaid interest on the convertible debentures) to common stock upon completion of this offering at a conversion price equal to the lesser of $12.50 per share or 75% of the price per share at which common stock is sold in this offering.

      Some of the statements contained in this prospectus under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" are forward-looking and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors, including:

-       risks in product and technology development;

-       customer and market acceptance of new products;

-       demand for our products; and

-       the impact of competitive products and pricing.

      In this prospectus, we refer to Objective Communications, Inc., a Delaware corporation, as we, the Company or Objective Communications. We refer to Southeast Research Partners, Inc. and Ladenburg Thalmann & Co. Inc., the underwriters for this offering of common stock, as the underwriters, and we refer to prospective investors as you or the investor(s).

      Objective Communications(R), VidPhone(R) and VidModem(R) are registered trademarks of Objective Communications. This prospectus also contains trademarks and trade names of other companies.





                                      (i)

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section.

GENERAL

      Objective Communications designs, develops and markets the VidPhone system, a full-motion, high resolution, cost-effective video network system that uses the same wiring as the telephone. Users of the VidPhone video network system can view broadcast video and participate in multi-party video conferences from desktop personal computers or conference rooms. With the introduction of Release 1.5 of our VidPhone software, which we expect to occur in the first half of 1999, users also will be able to retrieve stored video on demand. The VidPhone system is designed to be compatible with existing video conferencing systems while offering additional features.

      The VidPhone video network system:

- enables simultaneous two-way transmission of TV-quality full-motion video, FM-quality audio, and data;

- has no transmission delays within a building or small business campus so audio and video are fully synchronized;

-         uses the same wiring as the telephone;

- is independent of the local area network ("LAN"), so no additional wiring or local area network management is required; and

- requires minimal computer processing power, which permits concurrent use of other computer applications.

      We introduced the VidPhone system in July 1997 and we shipped the first commercial version of the system in August 1998. To date, we have recognized minimal revenues from sales of the VidPhone system and its components.

      We market our video network system primarily through telephone product and service providers, systems integrators and value-added resellers ("VARs") that sell it as an enhancement to existing information and telephone systems. These distribution partners provide sales, service and support to their customers, and often have large existing customer bases. We currently have agreements with 13 resellers to market and sell the VidPhone system, including Unisys Corp., Sprint Communications Corporation, and Bell Atlantic Corp.

RECENT DEVELOPMENTS

      In July 1998, we began a significant restructuring of our operations, including changes in senior management. We hired James Bunker, who has extensive experience "turning-around" businesses, as our President and Chief Executive Officer. Steven Rogers, our founder, became Chief Technology Officer and Vice President, Engineering and assumed responsibility for completing the development of our commercial VidPhone system. We shipped the first commercial version of our VidPhone system in August 1998. To lower our operating expenses, in July 1998, we reduced the number of our employees to approximately 90 from approximately 135. Since then, we have reduced our staff by approximately 35 additional people. We also implemented new cash management and expense policies. We believe that these changes will reduce our total operating expenses in 1999 by approximately 50% compared to 1998.

      During this period we also refined our sales and marketing strategy, focusing on promoting the VidPhone system to our large resellers and their customers. In October 1998, we entered into a strategic partnership with Unisys, under which Unisys is the preferred systems integrator that will sell our VidPhone system to the federal government. We are also pursuing a number of other joint marketing initiatives with Unisys. In particular, Unisys exhibited the VidPhone system at 11 trade shows in 1998. Bell Atlantic and Sprint also recently renewed their reseller agreements with us.

      We require additional financing for our operations. At December 31, 1998, we had essentially no cash from which to fund operations. In February 1999, we completed a private placement of $2,850,000 of unsecured promissory notes and 1,140,000 shares of common stock, from which we received net proceeds of approximately $2,430,000. Before completing the February 1999 private placement, we were able to pay only those expenses that were essential to continue operations. We financed those payments, in part, with advances of $125,000 from our executive officers. Since completing the February 1999 private placement, we have continued to monitor payments carefully. We estimate that the net proceeds from the private placement will fund operations only through April 1999.

STRATEGY

      Our objective is to become a leading provider of video network systems. The key elements of our strategy are to:

-        create brand-name recognition of the VidPhone system;

- position the VidPhone system as an enhancement to existing telephone and information systems; and

- distribute the VidPhone system through established distribution channels with large customer bases.

THE OFFERING

         Common stock offered(1).......................       __________ shares

         Shares outstanding at February 16, 1999(2)....      1,376,207 shares

         Shares to be outstanding after the
         offering (2) (3) (4)..........................      ________ shares

         Use of proceeds...............................      We will use the net proceeds of this offering to pay (i)
                                                             $2,850,000 in principal amount of outstanding promissory
                                                             notes issued in the February 1999 private placement, (ii)
                                                             approximately $1,150,000 of outstanding indebtedness, and
                                                             (iii) an estimated $1,500,000 of other outstanding
                                                             obligations, principally trade payables.  We intend to
                                                             use the remainder of the net proceeds for working capital
                                                             and general corporate purposes.

         Nasdaq National Market symbol.................       OCOM

--------------------------

(1) If the underwriters exercise their option to purchase additional shares of our common stock, the total number of shares to be offered in this offering and to be outstanding after this offering each would increase by up to _____ shares.

(2) Does not include the shares of common stock issuable upon the conversion of our outstanding 5% Convertible Debentures due 2003 which have an original
    principal amount of $3,125,000.   The convertible debentures will
    automatically convert to common stock upon the completion of this offering at a conversion price equal to the lesser of $12.50 per share or 75% of the price per share at which common stock is sold in this offering.

(3) Includes the ______ shares of common stock to be issued upon the automatic conversion of the 209,091 outstanding shares of Series B 5% Cumulative Convertible Preferred Stock and accrued and unpaid dividends on the preferred stock upon completion of this offering, at a conversion price of $13.75 per share and _____ shares issuable upon exercise of the underwriters' purchase option.

(4) Does not include (i) 31,000 shares of common stock issuable upon exercise of outstanding options granted to outside directors in August 1994, (ii) 53,880 shares of common stock issuable upon exercise of outstanding options granted under our 1994 Stock Option Plan, (iii) 290,000 shares of common stock issuable upon the exercise of options under our 1996 Stock Incentive Plan under which plan we have granted options to purchase 195,444 shares of common stock as of the date of this prospectus, (iv) 61,000 shares of common stock issuable upon exercise of other outstanding options, and (v) 219,920 shares of common stock issuable upon exercise of outstanding warrants.

                             SUMMARY FINANCIAL DATA

      The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

                                                                                                                FOR THE PERIOD
                                                                                                               OCTOBER 5, 1993
                                                                                  NINE MONTHS ENDED        (DATE OF INCEPTION) TO
                                        YEAR ENDED DECEMBER 31,                     SEPTEMBER  30,            SEPTEMBER 30, 1998
                                        -----------------------                     -------------              -----------------
                                         1996           1997                 1997                 1998            (UNAUDITED)
                                         ----           ----                 ----                 ----
                                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:

Revenues-net..................... $       81,375   $       -0-         $       -0-          $      365,788     $    861,448
Cost of sales....................         62,353           -0-                 -0-                 229,851          479,226
                                  --------------   -------------       -------------         -------------       ----------

Gross margin.....................         19,022           -0-                 -0-                 135,937          382,222
                                  --------------   -------------       -------------         -------------       ----------

Operating expenses:
Research and development.........      1,106,901       6,218,637           2,588,177             9,871,383       18,594,773
Selling, general and
administrative...................      1,041,840       4,334,754           2,699,312             6,954,957       13,543,582
Depreciation and amortization....        158,714         829,462             444,466             1,619,149        2,671,385
Other............................          1,713           -0-                 -0-                   -0-             15,997
                                  --------------   -------------       -------------         -------------       ----------

  Total operating expenses.......      2,309,168      11,382,853           5,731,955            18,445,489       34,825,737
                                  --------------   -------------       -------------         -------------       ----------

Loss from operations.............     (2,290,146)    (11,382,853)         (5,731,955)          (18,309,552)     (34,443,515)
Interest (income) expense, net...        404,290         203,441             360,386              (176,288)         427,958
                                  --------------   -------------       -------------         -------------       ----------

Net loss.........................     (2,694,436)    (11,586,294)         (6,092,341)          (18,133,264)   $ (34,871,473)
                                                                                                                 ==========
Cumulative Series B dividend.....         -0-              -0-                 -0-                  (7,200)
                                  --------------   -------------       -------------         -------------

Net loss attributable to             $(2,694,436)  $ (11,586,294)     $   (6,092,341)       $  (18,140,464)
common stockholders.............. ==============   =============       =============         =============


Net loss per common share -       $        (3.73)  $      (14.21)     $        (8.37)       $       (15.88)
basic and diluted................ ==============   =============       =============         =============


Weighted average shares
outstanding - basic and diluted..        721,527         815,230             727,947             1,142,263
                                  ==============   =============       =============         =============



                                                                AT SEPTEMBER 30, 1998
                                            -----------------------------------------------------------------
                                                                                          PRO FORMA, AS
                                                      ACTUAL              PRO FORMA(1)     ADJUSTED(2)
                                                      ------              ------------     -----------
           BALANCE SHEET DATA:                      (UNAUDITED)            (UNAUDITED)     (UNAUDITED)

           Cash and cash equivalents ............   $ 1,756,111         $ 4,186,111
           Working capital ......................    (1,354,889)          6,195,111
           Total assets..........................    12,751,389          16,701,389
           Total liabilities ....................    10,218,518          12,846,118
           Total stockholders' equity............   $ 2,532,871         $ 3,855,271

----------------

(1) The pro forma column presents our financial information at September 30, 1998, on a pro forma basis adjusted to reflect the February 1999 private placement and the restructuring of $3,600,000 in obligations to vendors through the issuance of long-term notes of $4,700,000, including a $1,100,000 increase in the aggregate amount of these obligations relating to our prepayment of certain inventory and materials located at a vendor. In connection with the restructuring of these obligations, we issued warrants to purchase an aggregate of 63,000 shares of common stock. The pro forma information does not reflect any value attributable to these warrants. We provide you with additional information about the restructuring of these obligations in this prospectus under the captions "Business -- Manufacturing" and "Description of Securities -- Other Warrants."

(2) The pro forma, as adjusted column presents our financial information at September 30, 1998, on a pro forma, as adjusted basis to reflect the transactions described in footnote (1), the issuance of the _________ shares of common stock in this offering at an assumed public offering price of $_____ per share, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, the issuance of ___ shares of common stock upon the automatic conversion of the Series B preferred stock (including accrued and unpaid dividends), and the application of a portion of the net proceeds of this offering to repay certain outstanding indebtedness. Does not reflect the issuance of shares of common stock upon the automatic conversion of the convertible debentures upon the completion of this offering. You should read the information presented in this prospectus under the caption "Use of Proceeds" for more information about how we intend to use the net proceeds of this offering.

                                  RISK FACTORS

      Investing in our common stock is very risky. You should be able to bear a complete loss of your investment. You should consider carefully the following factors, among others.

WE MAY NOT HAVE SUFFICIENT CASH TO CONTINUE OPERATIONS

      As of September 30, 1998, Objective Communications had cash on hand of $1,756,000, and by December 31, 1998, we had essentially no cash remaining to
fund operations.   Between December 31, 1998 and February 5, 1999, the closing date of the February 1999 private placement, we paid only those expenses that were essential to continue operating, and we financed those payments in part by borrowing from executive officers. Although we received net proceeds of approximately $2,430,000 from the February 1999 private placement, we estimate that amount will be sufficient to fund operations only through April 1999. Those net proceeds are not sufficient to fund the continued development of the VidPhone system or any expansion of our business operations. As a result of our liquidity problems, we have not paid many of our creditors, including trade creditors, on a timely basis and we remain in default on a number of significant overdue obligations. Some of our creditors have instituted or threatened to institute legal proceedings against us to obtain repayment of these debts. If we continue not paying our debts as they become due, it is likely that other creditors will take legal action against us and that other firms will refuse to sell us the products and services we need to operate.

WE NEED SUBSTANTIAL ADDITIONAL FINANCING

      We need substantial additional capital to continue operations. We estimate that the net proceeds from this offering will fund operations for at least the next twelve months. However, changes in the market in which we operate, in our business, or in our business plan could change our expected capital requirements. Our future capital requirements could exceed our current expectations as a result of increases in the cost of manufacturing and marketing activities, the size of our research and development programs, the length of time required to collect accounts receivable, and competing technological and market developments. After the proceeds from this offering are exhausted, we will depend on cash flows from operations for funding. If our cash flow cannot satisfy our capital needs, we will have to raise additional capital through debt or equity financings. We do not currently have any lines of credit or bank financing and we do not anticipate having access to bank financing for the foreseeable future.

      We may not be able to raise any additional money through equity or debt financings on acceptable terms or at all. If we were to raise additional funds through the issuance of equity or convertible debt securities, your investment in Objective Communications could be substantially diluted and those securities could have preferences and privileges that your common stock does not have. If we are not able to complete additional financings when needed, we will not be able to continue operating.

CUSTOMERS MAY NOT BUY OUR PRODUCTS DUE TO CONCERNS OVER OUR VIABILITY

      Due to our recurring losses from operations and lack of cash, some potential customers may decide not to purchase the VidPhone system because of concerns that we may be unable to service, enhance or upgrade the systems. If we are not able to alleviate concerns about our long-term viability, we may not be able to market and sell the VidPhone system successfully and continue operations.

WE HAVE A HISTORY OF LOSSES AND EXPECT LOSSES TO CONTINUE

      We have incurred substantial losses from operations to date and had an accumulated deficit of approximately $35.3 million through September 30, 1998. As reflected in our financial statements for the year ended December 31, 1997, and the report of our independent accountants on those financial statements, there is substantial doubt about our ability to continue as a going concern. We expect to continue to lose money for the foreseeable future.

      We recognized only $365,788 in revenues from the sale of products during the first three quarters of 1998, and recognized no revenues in 1997. Accordingly, there is no historical basis for you to expect that we will be able to realize operating revenues or profits in the future. We have a limited number of orders for delivery in the first quarter of 1999. Our ability to recognize operating revenues in the future will depend on a number of factors, certain of which are beyond our control, including:

- customer acceptance of products shipped and installed to date and in the future;

- our ability to generate new sales of products and secure customer acceptance; and

-        the timing of customer payments.

WE HAVE LIMITED OPERATING HISTORY

      Although Objective Communications was incorporated in 1993, we focused on research and development until we shipped our first commercial VidPhone system in the third quarter of 1998. We did not earn any revenues from operations in 1997, and recognized only $365,788 in revenues during the first three quarters of 1998. James F. Bunker, our President and Chief Executive Officer, has been with us since only July 1998. Accordingly, we have limited experience managing
the Company since we shipped our first commercial VidPhone system.   Because of
our limited operating history, you have limited information on which to assess our ability to realize operating revenues or profits in the future.

WE MAY NOT BE ABLE TO MARKET OUR PRODUCTS EFFECTIVELY

      We Are Dependent on Resellers. We distribute our products primarily through major sellers of telephony products, system integrators and VARs. Currently, we have agreements with 13 resellers. These arrangements are for relatively short contractual periods and may be terminated under certain circumstances. Developing and maintaining reseller relationships is complex, and we cannot assure you that we will be able to maintain existing relationships or establish new relationships. We compete with larger, better-established companies with substantially greater financial resources for relationships with third-party resellers. If we cannot maintain our current reseller relationships and cannot develop new relationships, we may not be able to sell our video network system.

      Resellers May Not Be Effective Distributors. Sales to third-party resellers are expected to generate a significant part of our future revenues. However, we have sold only a limited number of VidPhone systems and components under our reseller arrangements, and to date have recognized minimal revenues from those sales. We currently have limited orders from our resellers for additional sales of VidPhone systems. If our resellers fail to market and sell our products, or our products fail to become an accepted part of the resellers' product offerings, the value of your investment could be reduced.

      We May Not Be Able To Develop Direct Sales and Marketing Capabilities. We expect to depend on the marketing efforts of our resellers for the foreseeable future. However, we are developing a small direct marketing capability to promote our VidPhone system and to support our resellers. We cannot assure you that we will be able to create awareness of, and demand for, our products through our marketing efforts, or that the development of our direct marketing capabilities will lead to sales of our products and services. If we cannot successfully develop our own sales and marketing capabilities, we may not succeed in building brand-name recognition of the VidPhone system, and we will remain solely dependent on reseller efforts.

THE MARKET FOR VIDEO COMMUNICATIONS PRODUCTS MAY NOT DEVELOP

      The market for video communications products is new and is rapidly evolving. As is typical for a new technology, demand for and market acceptance of new products is unpredictable. If the market for video communications products fails to develop or develops more slowly than expected, our business and financial condition could be materially and adversely affected.

UNCERTAIN PROTECTION OF INTELLECTUAL PROPERTY

      Our success will depend, in part, on our ability to protect our intellectual property rights to our proprietary hardware products. Toward that end, we rely in part on trademark, copyright and trade secret law to protect our intellectual property in the U.S. and abroad. The degree of protection provided by patents is uncertain and involves largely unresolved complex legal and factual questions. Our proprietary VidModem transmission technology, which is part of our proprietary VidPhone system, is covered by two U.S. patents issued in April 1997 and July 1998 which relate to a method and apparatus for transmitting video information over telephone wiring and variations of the basic VidModem technology.

      We also are currently prosecuting a patent application covering the VidPhone system's networking and switching technology. We cannot predict when we will receive a dispositive ruling from the U.S. Patent and Trademark Office concerning this patent application. We also are in the process of preparing additional U.S. patent applications directed to various improvements in the field of video networks. We expect to file approximately six to nine new U.S. patent applications in 1999 covering these improvements, but we do not expect to receive any notice from the U.S. Patent and Trademark Office for at least one year after filing. We also have registered our trademarks Objective Communications, VidPhone and VidModem.

      The process of seeking patent and trademark protection can be long and expensive, and there is no assurance that any pending or future applications will result in patents and/or registered trademarks. Further, we cannot assure you that any proprietary rights granted will provide meaningful protection or any commercial advantage to us. We also cannot assure you that claims for infringement will not be asserted or prosecuted against us in the future, although we are not presently aware of any basis for claims. A number of companies have developed and received proprietary rights to technologies that may be competitive with our technologies. Most of these entities are larger and have significantly greater resources than we do. Given the rapid development of technology in the telecommunications industry, we cannot assure you that our products do not or will not infringe upon the proprietary rights of others.

WE ARE DEPENDENT ON THIRD PARTIES FOR MANUFACTURING

      We outsource the manufacturing and assembly of many of the components of our products. To date, we have relied on a single manufacturer, Sanmina Corporation, for the manufacture and assembly of the components used in the VidPhone switch. Several other manufacturers also produce smaller sub-assemblies and components for us on a per-project basis. We cannot assure you that our subcontractors will continue to perform under our agreements with them or that we will be able to negotiate continuing arrangements with these manufacturers on acceptable terms and conditions, or at all. In particular, our failure to pay these manufacturers could affect their willingness to continue working with us. If we cannot maintain relationships with our current subcontractors, we may not be able to find other suitable manufacturers. Any difficulties encountered with these manufacturers could cause product defects and/or delays and cost overruns and may cause us to be unable to fulfill orders on a timely basis. Any of these difficulties could materially and adversely affect us and the value of your investment.

A SIGNIFICANT PORTION OF THE PROCEEDS WILL BE USED TO PAY DEBT AND WE HAVE BROAD DISCRETION OVER USE OF PROCEEDS

      We expect to repay indebtedness and trade payables totaling approximately $5,500,000 from the net proceeds of this offering, of which approximately $161,000 will be paid to our officers, directors or affiliates. We intend to use the remaining net proceeds for working capital and general corporate purposes. However, we are not committed to any designated use of those proceeds and we have broad discretion to determine how to use them. The "Use of Proceeds" section of this prospectus provides you with additional information about our expected use of net proceeds of this offering.

THE BOOK VALUE OF YOUR INVESTMENT WILL BE IMMEDIATELY REDUCED

      After the completion of this offering, our net tangible book value per share of common stock will be $___. As a result, your investment will be reduced by $____ per share as soon as you make it.

SALES OF A LARGE NUMBER OF SHARES IN THE PUBLIC MARKET COULD REDUCE OUR STOCK PRICE

      Substantially all of our currently outstanding shares of common stock have been registered for sale under the Securities Act, are eligible for sale under an exemption from the registration requirements or are subject to registration rights pursuant to which holders may require us to register their shares in the future. Sales or the expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

      Of the shares of common stock outstanding upon completion of the offering, ________ shares of common stock available for sale in the public market are limited by restrictions under agreements entered into with Southeast Research Partners, Inc., the managing underwriter of this offering, for periods from six months to 15 months following the effective date of the registration statement of which this prospectus constitutes a part. A more complete discussion of shares eligible for future sale appears later in this prospectus under the heading "Shares Eligible for Future Sale."

EXERCISE OF OPTIONS AND WARRANTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND YOUR PERCENTAGE OF OWNERSHIP

      There are outstanding options and warrants to purchase an aggregate of 500,244 shares of our common stock and we may grant more options in the future under stock option plans. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other stockholders. In addition, any sales in the public market of shares of our common stock issuable upon the exercise or conversion of such stock options, warrants or convertible securities, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

OUR MARKET VALUE IS DIFFICULT TO DETERMINE

      The market price of our common stock has been highly volatile and may continue to fluctuate in the future. As a result, it is difficult to determine the market value of Objective Communications. You cannot be sure how the price of the common stock might change after you purchase it.

WE COULD FAIL TO MAINTAIN NASDAQ LISTING REQUIREMENTS AND OUR COMMON STOCK COULD BE CONSIDERED PENNY STOCK

      Our common stock currently is quoted on the Nasdaq National Market. In order to maintain quotation of the common stock on this market, we must maintain certain asset, capitalization or income tests and stock price tests. Maintaining Nasdaq National Market quotation requires either (i) net tangible assets in excess of $4.0 million and a bid price of at least $1.00 per share or
(ii) a market capitalization of at least $50.0 million or total assets and total revenues of $50.0 million each, and a bid price of at least $5.00 per share. We believe that we will continue to meet these requirements. If we fail to meet any of the requirements, the common stock may be delisted from quotation on Nasdaq, which may:

-     limit the release of the market prices of our common stock;

-     limit our news coverage of our company;

-     restrict investors' interest in the common stock;

-     adversely affect the common stock's trading market and prices; and

- restrict our ability to issue additional securities or to secure additional financing.

      If our common stock is delisted from Nasdaq and its trading price is below $5.00 per share, our common stock may become subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). If our securities become subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be severely affected. In such event, the regulations on penny stocks could limit your ability to sell your common stock in the secondary market.

                                USE OF PROCEEDS

      We estimate that we will receive net proceeds from the sale of shares of common stock in this offering of approximately $12,900,000, after deducting underwriting discounts and commissions and other expenses payable by us estimated at $2,100,000. We intend to use the net proceeds as follows, approximately:

    - $2,900,000 to pay the unsecured promissory notes issued in the February 1999 private placement, which had an aggregate original principal amount of $2,850,000, mature on the date on which the offering is consummated, and bear interest at 10% per year;

    - $1,100,000 to pay a portion of the outstanding principal amount of certain outstanding trade payables converted to a term loan that matures in January 2002 and bears interest at 7% per year;

    - $50,000 to pay a portion of a note to our counsel for outstanding bills, which matures in January 2001 and bears interest at 7% per year;

    - $1,500,000 to pay certain other outstanding obligations, including trade payables; and

    - $7,350,000 for working capital and general corporate purposes, which include product enhancement and sales and marketing expenses.

      Our management will have broad discretion in allocating the proceeds to be applied for working capital and general corporate purposes. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit, or direct or guaranteed obligations of the United States government.

                          PRICE RANGE OF COMMON STOCK

      Our common stock traded on the Nasdaq SmallCap from April 3, 1997 to October 30, 1997 and has traded on the Nasdaq National Market since October 31,
1997.   The following table sets forth, for the periods indicated, the range of high and low bid quotations per share, in the case of the Nasdaq SmallCap, and sales prices per share, in the case of the Nasdaq National Market, as reported on such quotation systems, and the prices as adjusted to reflect the one share for five shares reverse split in the common stock that occurred on March [19], 1999.

                                                                                ACTUAL                   AS ADJUSTED
PERIOD ENDING:                                                        -------------------------    -----------------------
                                                                          HIGH          LOW            HIGH         LOW
                                                                      ----------      ---------    ----------     --------
         June 30, 1997 (from April 3, 1997)..........................   $14.250        $5.875       $  71.250    $29.375
         September 30, 1997..........................................    38.250        11.125         191.250     55.625
         December 31, 1997 ..........................................    36.750        12.750         183.750     63.750
         March 31, 1998..............................................    24.750        14.438         123.750     72.190
         June 30, 1998 ..............................................    20.250         6.625         101.250     33.125
         September 30, 1998..........................................     9.625         2.625          48.125     13.125
         December 30, 1998 ..........................................     5.500         1.750          27.500      8.750
         _____ __, 1999 .............................................

      At ______ __, 1999, the last sale price per share of common stock as reported on the Nasdaq National Market was $____. As of ______________ __, 1999, there were approximately __ holders of record of our common stock.

                                DIVIDEND POLICY

      We expect to retain all earnings generated by our operations for the development and growth of our business, and do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our Board of Directors in light of our earnings, financial condition, capital requirements and other factors.

                                 CAPITALIZATION

      The following table sets forth our capitalization. The actual column shows our capitalization on September 30, 1998. The pro forma column shows our capitalization on September 30, 1998, on a pro forma basis adjusted to reflect the February 1999 private placement and the restructuring of $3,600,000 in obligations to vendors through the issuance of long-term notes of $4,700,000, including a $1,100,000 increase in the aggregate amount of these obligations relating to our prepayment of certain inventory and materials located at a vendor. The pro forma, as adjusted column shows our capitalization on September 30, 1998, as adjusted to reflect the pro forma adjustments described in the preceding sentence, the issuance of the ______ shares of common stock in this offering, the issuance of _______ shares of common stock upon the automatic conversion of the Series B preferred stock (including accrued and unpaid dividends) upon the completion of this offering, and the application of a portion of the net proceeds to pay certain outstanding obligations as set forth under the caption "Use of Proceeds." We provide you with additional information about the restructuring of the obligations to vendors in this prospectus under the captions "Business -- Manufacturing" and "Description of Securities -- Other Warrants."

                                                                                     AS OF SEPTEMBER 30, 1998
                                                                                     ------------------------
                                                                                                         PRO FORMA, AS
                                                                             ACTUAL       PRO FORMA(a)     ADJUSTED(a)
                                                                             ------       -----------      ----------

                                                                           (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
             Long-term debt and obligations under capital lease, less
             current portion   . . . . . . . . . . . . . . . . . . .           $101,121     $6,328,721
                                                                               --------     ----------

             Stockholders' equity:

               Preferred stock, Series B, at liquidation preference,
                 par value $.01, 954,545 shares authorized; 209,091
                 issued and outstanding at September 30, 1998; 209,091
                 issued and outstanding, pro forma; none issued and
                 outstanding pro forma, as adjusted  . . . . . . . .          1,159,583      1,159,583           -0-
               Common stock, par value $.01, 30,000,000 shares
                 authorized; 1,148,207 issued and outstanding at
                 September 30, 1998; 1,376,207 issued and outstanding
                 pro forma; and ________ shares issued and
                 outstanding, pro forma, as adjusted (b)   . . . . .             57,410         68,810
             Additional paid-in capital  . . . . . . . . . . . . . .         36,594,248     37,905,248
             Deficit accumulated during development stage  . . . . .        (35,278,370)   (35,278,370)
                                                                             ----------     ----------
                    Total stockholders' equity . . . . . . . . . . .          2,532,871      3,855,271
                                                                              ---------     ----------
                             Total capitalization  . . . . . . . . .         $2,633,992    $10,183,992
                                                                              =========     ==========

------------------

(a)In connection with the restructuring of the obligations to vendors discussed above, we issued warrants to purchase an aggregate of 63,000 shares of common stock. The pro forma and pro forma, as adjusted columns do not reflect any value attributable to these warrants.

(b)Does not include outstanding options and warrants to purchase 500,244 shares of common stock, or the shares of common stock issuable upon the automatic conversion of the convertible debentures upon the completion of this offering.

                            SELECTED FINANCIAL DATA

      The following selected financial data should be read in conjunction with our financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected financial data as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 have been derived from our financial statements included in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon, which includes an explanatory paragraph on our ability to continue as a going concern, is also included in this prospectus. The selected financial data for the nine months ended September 30, 1997 and 1998 and for the period October 5, 1993 (date of inception) to September 30, 1998 have been derived from our unaudited financial statements included elsewhere in this prospectus, which in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to represent fairly the information set forth therein. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full year or for any future period.


                                                                                                                FOR THE PERIOD
                                                                                                                OCTOBER 5, 1993
                                                                                       FOR THE NINE MONTHS  (DATE OF INCEPTION) TO
                                          FOR THE YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,    SEPTEMBER 30, 1998
                                          -------------------------------              -------------------  ----------------------
                                       1995          1996               1997          1997              1998
                                       ----          ----               ----          ----              ----

                                                                                            (UNAUDITED)             (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Revenues-net.....................   $224,678    $      81,375    $       -0-             -0-           $365,788     $     861,448
Cost of sales....................    137,414           62,353            -0-             -0-            229,851           479,226
                                  -----------    -------------    --------------  -------------  ---------------    --------------
Gross margin.....................     87,264           19,022            -0-             -0-            135,937           382,222
                                  -----------    -------------    --------------  -------------  ---------------    --------------

Operating expenses:..............
Research and development.........  1,232,046        1,106,901         6,218,637       2,588,177       9,871,383        18,594,773

Selling, general and
administrative...................    813,853        1,041,840         4,334,754       2,699,312       6,954,957        13,543,582
Depreciation and amortization....     60,298          158,714           829,462         444,466       1,619,149         2,671,385
Other............................     14,031            1,713            -0-             -0-             -0-               15,997
                                  -----------    -------------    --------------  -------------  ---------------    --------------

  Total operating expenses.......  2,120,228        2,309,168        11,382,853       5,731,955      18,445,489        34,825,737
                                  -----------    -------------    --------------  -------------  ---------------    --------------

Loss from operations............. (2,032,964)      (2,290,146)      (11,382,853)     (5,731,955)    (18,309,552)     (34,443,515)
Interest (income) expense, net...     13,152          404,290           203,441         360,386        (176,288)          427,958
                                  -----------    -------------    --------------  -------------  ---------------    --------------

Net loss......................... (2,046,116)      (2,694,436)      (11,586,294)     (6,092,341)    (18,133,264)    $(34,871,473)
                                                                                                                    =============

Cumulative Series B dividend.....      -0-              -0-              -0-             -0-             (7,200)
                                  ----------     ------------     -------------   -------------  --------------

Net loss attributable to
common stockholders.............. (2,046,116)      (2,694,436)      (11,586,294)     (6,092,341)    (18,140,464)
                                  ==========     ============     =============   =============  ==============

Net loss per common share -
basic and diluted................ $    (2.96)   $      ( 3.73)    $      (14.21)  $       (8.37) $       (15.88)
                                  ==========     ============     =============   =============  ==============

Weighted average shares
outstanding - basic and diluted..    692,332          721,527           815,230         727,947       1,142,263
                                    ========          =======           =======         =======       =========



                                                         AS OF DECEMBER 31,                AS OF SEPTEMBER 30,
                                                        ---------------------              -------------------
                                                          1996           1997                     1998
                                                          ----           ----                     ----
                                                                                              (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents................            $    623,241    $18,199,434              $1,756,111
Working capital (deficit)................             (1,329,786)     16,422,283             (1,354,889)
Total assets.............................               1,681,578     23,082,700              12,751,389
Obligations under capital lease, less
   current portion.......................                  25,610         57,196                 101,121
Total liabilities........................               2,607,967      4,210,571              10,218,518
Total stockholders' equity (deficit).....            $(1,774,829)    $18,872,129             $ 2,532,871

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RECENT DEVELOPMENTS

      Since the time this Management's Discussion and Analysis of Financial Condition and Results of Operations was filed in our quarterly report for the quarter ended September 30, 1998, our liquidity position has changed. The following is intended to update the information set forth in the "Liquidity and Capital Resources" subsection of that quarterly report.

      During the third quarter of 1998, we delivered the first commercial VidPhone system. To date, we have not generated substantial revenues from the sale of our VidPhone system.

      In July 1998, we began a significant restructuring of our operations, including changes in senior management. We hired James Bunker, who has extensive experience "turning-around" businesses, as our President and Chief Executive Officer. Steven Rogers, our founder, became Chief Technology Officer and Vice President, Engineering and assumed responsibility for completing the development of our commercial VidPhone system. We shipped the first commercial version of our VidPhone system in August 1998. To lower our operating expenses, in July 1998, we reduced the number of our employees to approximately 90 from approximately 135. Since then, we have reduced our staff by approximately 35 additional people. We also implemented new cash management and expense policies. We believe that these changes will reduce our total operating expenses in 1999 by approximately 50% compared to 1998.

      During this period we also refined our sales and marketing strategy, focusing on promoting the VidPhone system to our large resellers and their customers. In October 1998, we entered into a strategic partnership with Unisys, under which Unisys is the preferred systems integrator that will sell our VidPhone system to the federal government. We are also pursuing a number of other joint marketing initiatives with Unisys. In particular, Unisys exhibited the VidPhone system at 11 trade shows in 1998. Bell Atlantic and Sprint also recently renewed their reseller agreements with us.

      We require additional financing for our operations. At December 31, 1998, we had essentially no cash from which to fund operations. In February 1999, we completed a private placement of $2,850,000 of unsecured promissory notes and 228,000 shares of common stock, from which we received net proceeds of approximately $2,430,000. Before completing the February 1999 private placement, we were able to pay only those expenses that were essential to continue operations. We financed those payments, in part, with advances of $125,000 from our executive officers. Since completing the February 1999 private placement, we have continued to monitor payments carefully. We estimate that the net proceeds from the private placement will fund operations only through April 1999.

      We distribute our products primarily through resellers, including telephony product and service providers, systems integrators and VARs. Although we sell our products through resellers, we typically ship VidPhone systems directly to the end-user customer and install the system at the customer's location. Our technology is new and the purchase of a VidPhone system requires a significant capital investment. Generally, our policy currently is to permit new prospective end-user customers to evaluate our VidPhone system for 30 to 45 days. Following that period, our policy generally is to require customers to pay for the VidPhone system in full within 30 days, or return the product. In some cases, we require a down payment at the time an order is placed.

      We have a limited operating history and, therefore, we do not have any substantial basis on which to predict our sales cycle. However, we expect that we will have a relatively long sales cycle for our product for two reasons. First, it takes a relatively long time for us to establish a relationship with our resellers. It also takes time for us to familiarize our resellers and their personnel with the VidPhone system and to train their sales forces. Second, our VidPhone video network system is a new product that requires a substantial capital commitment. Accordingly, we believe that it is likely to take the reseller's customer, the ultimate user of our VidPhone system, at least several months to decide to purchase our VidPhone video network system. We also expect the time involved in our sales cycles will decrease after we establish customer reference accounts, create brand name recognition of the VidPhone system and have longer more established relationships with other resellers.

      We currently have substantial inventory. In the future, we intend to build inventory based on internal sales forecasts and product forecasts from our resellers, and to ship inventory shortly after it is obtained.

      We generally recognize revenues after the end-user customer accepts the products ordered and pays us. In the future, we may recognize a portion of the revenues generated by established accounts when products are shipped to repeat customers.

YEAR 2000

      As many computer systems and other equipment with embedded chips or processors use only two digits to represent the year, they may be unable to process accurately certain data before, during or after the year 2000. As a result, business and governmental entities are at risk for possible miscalculations or systems failures causing disruptions in their business operations. This is commonly known as the Year 2000 (or "Y2K") issue. The Y2K issue can arise at any point in the Company's supply, manufacturing, processing, distribution, and financial chains.

      The Company has initiated the process of evaluating the impact of the Y2K issue on the Company's operations. This consists of identifying the sources of potential exposure to risk of systems malfunction or failure in internal information technology ("IT") infrastructure, in the Company's products, and in systems utilized by significant vendors and customers. The evaluation process will also develop contingency plans in order to mitigate the negative effects to the Company of any failure of these systems. The entire review process and the remediation of any problems or development of contingency plans is expected to be completed by September 1999. The review process will be conducted using current staff and the Company believes the cost of executing its review plan will not exceed $50,000. If, however, in the course of the review equipment or software currently used or produced by the Company prove to be susceptible to the Y2K issue, significant additional costs may be incurred to modify, re-program or replace the affected equipment or software.

      The Company moved its primary operations to New Hampshire in 1997. Accordingly, the majority of all computer, communications, and test equipment, as well as all significant software, were acquired since moving to the new location. The Company has confirmed with each vendor of this equipment and software that their product is Y2K compliant. With respect to internal IT infrastructure, including financial software, the Company completed the review process and reached the conclusion that they are Y2K compliant.

      The next phase of the Y2K evaluation process involves verification of Y2K compliance with respect to VidPhone(R) system embedded systems and software. Initial assessments from the Company's engineers are that the VidPhone(R) system and related equipment are not susceptible to the Y2K issue, though a formal review of these systems and software will be initiated and completed before March 31, 1999.

      The Company will begin an evaluation of the compliance of our current and future major supplier's systems in the fourth quarter of 1998. The risk of failure of any of our significant supplier's systems could result in the inability of the Company to supply products to our customers, with the attendant detrimental impact on the Company's operating results and cash flow. The Company's Y2K plan will include contingency plans to reduce the risk of a disruption to normal access to required components and materials or services. Although the Company believes that the cost of assessing Y2K compliance by third parties will not exceed $50,000 because the Company intends to use current staff, at this time it cannot estimate the costs of any steps taken to resolve any problems or secure alternative relationships with Y2K compliant third parties.

      The Company's expectations about the impact of Y2K on the Company's operations are based on its current assessment of Y2K compliance, and that assessment process is not complete. Accordingly, there can be no assurance that there will not be interruptions or other limitations of financial and operation systems functionality or that the Company will not incur greater costs than projected to avoid such interruptions. The Company's expectations about future costs associated with the Y2K issue are subject to certain uncertainties that could cause actual results to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include the success of the Company in identifying Y2K issues, the costs of remediation or avoidance, the costs of assessing third-party compliance and its impact on the Company's operations, and other factors. The forward-looking statements discussed in this section regarding Y2K compliance involve a number of risks and uncertainties, including those described above, and general economic conditions, the competitive environment in which the Company operates, and other risks and uncertainties identified elsewhere in this quarterly report.

RESULTS OF OPERATIONS

Comparison of the Three Months Ended September 30, 1998 and September 30, 1997

      Revenues.   The Company recognized approximately $255,300 in revenues in the three months ended September 30, 1998 compared to no recognized revenues for the comparable period in 1997. The revenues recognized related primarily to VidPhone(R) systems and related peripheral equipment shipped in the quarter ended September 30, 1998 and, to a lesser extent, to equipment and system components shipped earlier in the year and accepted in the quarter ended September 30, 1998. The Company did not ship any systems or products in the three months ended September 30, 1997.

      Cost of Sales. The Company incurred approximately $165,500 of cost of sales in the three months ended September 30, 1998 compared to no cost of sales recognized for the comparable period in 1997. Cost of sales includes all direct material costs as well as allocated indirect costs of production, such as labor, indirect materials, and allocated manufacturing overhead associated with the manufacture of equipment.

      Gross margin on sales as a percentage of total revenues was approximately $89,700, or approximately 35%, during the three months ended September 30, 1998. There was no gross margin recorded in the three months ended September 30, 1997.

      Research and Development. Research and development expenses increased by approximately $1.4 million, or 110%, for the three months ended September 30, 1998, to approximately $2.6 million as compared to $1.3 million for the three months ended September 30, 1997. Approximately $660,000 of the increase was due to hiring of staff offset by approximately a $90,000 reduction in the use of contract labor. Approximately $690,000 of the increase was due primarily to increased materials and inventory related costs, including approximately $196,000 related to an increase in the reserve for excess and obsolete inventory. Research and development expenses include the costs associated with all personnel, materials and contract personnel engaged in research and development for the Company, as well as an allocated portion of overhead expenses, such as rent, telephone, and office supplies.

      In July 1998, as part of the implementation of a new cash management program and to reduce expenses, the Company reduced full-time personnel to approximately 90 persons from approximately 130. The reduction in force included approximately 13 technical personnel, which will reduce personnel related research and development costs by approximately $110,000 monthly. Although technical personnel costs may decrease, the Company will continue developing, testing, and demonstrating its product line, and, accordingly, research and development costs will continue to be incurred.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by approximately $1.3 million, or 105%, in the three months ended September 30, 1998 to approximately $2.5 million from approximately $1.2 million during the same period in 1997. Customer support costs increased from approximately $73,000 to approximately $196,000, or approximately $123,000, due primarily to increased customer support staffing levels and related travel expenses to support installations at customer sites and at demonstration and evaluation sites. Sales and marketing costs increased from approximately $560,000 to approximately $1.6 million, or approximately $1.0 million. The increase consisted of approximately $520,000 in higher personnel costs and approximately $560,000 in sales and promotional materials expenses. General and administrative costs increased approximately $148,000, or 25%, in the three months ended September 30, 1998 compared to the same period in 1997. Approximately $40,000 of the increase is related to increased staffing levels, approximately $98,000 is attributable to increased professional fees and investor relations costs and an additional non-cash charge of approximately $141,000 for investment consulting in the three months ending September 30, 1998. Additional costs associated with expanded office space accounted for approximately $80,000 of the overall increase in general and administrative costs for the three months ended September 30, 1998. These increased costs were partially offset by $218,000 in decreases in relocation, recruiting, and travel costs.

      Depreciation and Amortization. Depreciation and amortization increased approximately $527,000 to $649,000 in the third quarter of 1998 from approximately $122,000 in the third quarter of 1997. The increase is due primarily to increased levels of fixed assets and capitalized leases and, to a lesser extent, increased levels of intellectual property held by the Company.

      Net Interest Income. The Company recorded approximately $22,000 of net interest expense during the three months ended September 30, 1998 compared to incurring approximately $70,000 of net interest income in the three months ended September 30, 1997. The approximately $41,000 in interest income recorded in the three months ended September 30, 1998, earned on invested cash balances, was partially offset by approximately $63,000 of interest expense, incurred primarily in connection with capital lease obligations, the 5% Convertible Debentures, and the note payable. For the three months ended September 30,

1997, interest income of approximately $74,000, earned on the invested proceeds of the initial public offering of the Company's common stock concluded in April 1997 (the "Initial Public Offering"), was offset by approximately $4,000 of interest expense incurred primarily on capital lease obligations.

      Net Loss. As a result of the foregoing factors, the net loss increased by approximately $3.2 million, or 126%, to approximately $5.7 million for the three months ended September 30, 1998 from approximately $2.5 million during the three months ended September 30, 1997.

Comparison of the Nine Months Ended September 30, 1998 and September 30, 1997

      Revenues.   The Company recognized approximately $365,800 in revenues in the nine months ended September 30, 1998 compared to no revenues recognized for the comparable period in 1997. The revenues recognized related primarily to VidPhone(R) systems and related peripheral equipment shipped in the quarter ended September 30, 1998. The Company did not ship any systems or products in the nine months ended September 30, 1997.

      Cost of Sales. The Company incurred approximately $229,900 of cost of sales in the nine months ended September 30, 1998. The Company did not incur any cost of sales in the comparable period in 1997. Cost of sales includes all direct material costs as well as allocated indirect costs of production, such as labor, indirect materials, allocated manufacturing overhead associated with the manufacture of equipment.

      Gross margin on sales as a percentage of total revenues was approximately $135,900, or approximately 37%, during the nine months ended September 30, 1998. There was no gross margin recorded in the nine months ended September 30, 1997.

      Research and Development. Research and development expenses increased by approximately $7.3 million, or 281%, for the nine months ended September 30, 1998, to approximately $9.9 million as compared to $2.6 million for the nine months ended September 30, 1997. Approximately $2.6 million of the increase was due to hiring of technical staff, though this was partially offset by a reduction of approximately $430,000 in the cost of utilizing contract labor. Costs associated with relocation and recruitment were approximately $126,000 higher in the nine months ended September 30, 1998 than the comparable nine month period of 1997. Materials and inventory related costs increased approximately $2.8 million, including an increase of approximately $596,000 in the reserve for excess and obsolete inventory. The costs associated with increased use of uncapitalized equipment and equipment rentals increased approximately $560,000 in the nine months ended September 30, 1998 compared with the nine months ended September 30, 1997. The costs associated with professional fees incurred in connection with product design increased approximately $310,000 in the 1998 period compared to 1997. The remainder of the increase was due to increased costs incurred in supporting a significantly expanded research and development staff in the 1998 period than had existed in 1997, consistent with the Company's objective of bringing the product to full functionality for introduction to the market. Research and development expenses include the costs associated with all personnel, materials and contract personnel engaged in research and development for the Company, as well as an allocated portion of overhead expenses, such as rent, telephone, and office supplies.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by approximately $4.3 million, or 158%, in the nine months ended September 30, 1998 to approximately $7.0 million from approximately $2.7 million during the same period in 1997. Customer support costs increased from approximately $99,000 to approximately $779,000, or approximately $680,000, due primarily to increased customer support staffing levels and related travel expenses to support installations at customer sites and at demonstration and evaluation sites. Sales and marketing costs increased from approximately $991,000 to $3.9 million, or approximately $2.9 million. The increase consisted of approximately $1,183,000 in increased personnel costs, approximately $140,000 in higher recruitment expenses, approximately $273,000 in higher costs associated with tradeshow attendance, approximately $121,000 in increased travel and entertainment costs, and approximately $702,000 in increased sales and promotional expenses. Also included in the nine month period were approximately $133,000 of expenses associated with the cancellation of plans to open a new sales office in the metropolitan Washington, D.C. area. General and administrative costs increased approximately $639,000, or 40%, in the nine months ended September 30, 1998 compared to the same period in 1997. Approximately $426,000 of the increase is related to increased legal, accounting, and investor relations costs, approximately $423,000 is attributable to a non-cash charge related to investment consulting services, and approximately $172,000 is attributable to higher salaries expense, before consideration is given to the $340,000 non-cash compensation charge recorded in 1997. Offsetting these increased costs were reductions totaling approximately $286,000 due to reduced travel, relocation, and recruitment costs in 1998.

      Depreciation and Amortization. Depreciation and amortization increased approximately $1.2 million to approximately $1.6 million in the first nine months of 1998 from approximately $444,000 in the comparable period of 1997. The increase is due primarily to increased levels of fixed assets and capitalized leases and, to a lesser extent, increased levels of intellectual property held by the Company. Approximately $209,000 related to the amortization of debt issuance costs was included in the total for the first nine months of 1997.

      Net Interest Income. The Company recorded approximately $176,000 of net interest income during the nine months ended September 30, 1998 compared to incurring approximately $360,000 of net interest expense in the nine months ended June 30, 1997. The approximately $285,000 in interest income recorded in the nine months ended September 30, 1998, earned on invested cash balances, was partially offset by approximately $109,000 of interest expense, incurred primarily in connection with capital lease obligations, the 5% Convertible Debentures, a note payable, and finance charges on trade payables. The approximately $606,000 of interest expense recorded in the nine months ended September 30, 1997 was incurred primarily in connection with warrant issuance costs associated with notes issued by the Company in connection with a bridge financing completed in November 1996, $385,000, and interest incurred on borrowed funds prior to the Initial Public Offering. Interest expense during that period was offset by approximately $246,000 of interest income earned primarily on invested proceeds of the Initial Public Offering.

      Net Loss. As a result of the foregoing factors, the Company's net loss increased by approximately $12.0 million, or 198%, to approximately $18.1 million for the nine months ended September 30, 1998 from approximately $6.1 million during the nine months ended September 30, 1997.

Comparison of the Years Ended December 31, 1997 and December 31, 1996

      Revenues. The Company had no revenues in the year ended December 31, 1997 compared to revenues of $81,375 in the same period in 1996. The revenues recorded in 1996 were generated from consulting arrangements, not from the Company's primary business. In

1997, the Company devoted all of its resources to the development, production, and sale and delivery of the VidPhone(R) system and related software products.

      Gross Margin. The Company reported no revenues in 1997 and correspondingly had no gross margin to report, as compared to a gross margin of approximately 23.3% of total revenues for 1996.

      Research and Development. Research and development expenses increased by approximately $5,112,000, or 462%, for the year ended December 31, 1997, to approximately $6,219,000 as compared to $1,107,000 for the year ended December 31, 1996. The increase was primarily due to hiring of technical staff and increasing levels of spending in connection with final product design as well as, to a lesser extent, costs incurred in connection with preparing the Company's new production facilities. Research and development expenses include the costs associated with all personnel, materials and contract personnel engaged in research and development for the Company, as well as an allocated portion of overhead expenses, such as rent, telephone, and office supplies.

      The Company intends to continue to expand research and development by hiring additional technical staff and purchasing additional research and development related material. As the Company continues developing, testing, and demonstrating its product line, the Company expects research and development expenses to increase.

      Selling, General, and Administrative Expenses. Selling, general and administrative expenses increased by approximately $3,293,000, or 316%, in the year ended December 31, 1997 to approximately $4,335,000 from approximately $1,042,000 in the same period in 1996. Sales and marketing costs increased in preparation for the introduction of the Company's products to the marketplace. Significant expenses were incurred during 1997 in connection with a multi-city product introduction tour and the addition of sales, marketing, and customer support staff. Legal, accounting, personnel and insurance expenses have increased as a result of the Company's growth, becoming a publicly-traded company and the increased size and complexity of operations.

      Depreciation and Amortization. Depreciation and amortization increased approximately $670,000, or 421%, to $829,000 in the year ended December 31, 1997 from $159,000 in the year ended December 31, 1996. During 1997, the Company charged to amortization expense $209,000 of capitalized debt issuance costs upon the repayment of the debt from the proceeds of the Initial Offering. The remainder of the increase was primarily due to approximately $614,000 in depreciation of fixed assets and approximately $6,000 in amortization of trademarks and patents.

      Interest Expense. The Company incurred approximately $203,000 in net interest expense for the year ended December 31, 1997 compared to approximately $404,000 in net interest expense for the year ended December 31, 1996. Interest income of approximately $272,000 was earned in 1997, principally derived from the invested proceeds of the Company's initial public offering completed in April 1997 (the "Initial Offering") and the follow-on offering completed in November 1997 (the "Follow-on Offering"). Interest expense in 1997 included a write-off of approximately $385,000 of unamortized debt discount representing the fair value of warrants issued to holders of notes issued by the Company in connection with a bridge financing completed in November 1996.

      Net Loss. As a result of the foregoing factors, the net loss increased by approximately $8.9 million, or 330%, to approximately $11.6 million for the year ended December 31, 1997 from approximately $2.7 million during the year ended December 31, 1996.

Comparison of the Years Ended December 31, 1996 and December 31, 1995

      Revenues. Revenues for 1996 decreased by approximately $143,000, or 63.8%, to approximately $81,000, from approximately $225,000 for 1995. Of the Company's revenues in 1996 and 1995, 55.8% and 57.8% respectively, were derived from sales of VidPhone(R) Remote Terminals, which are the VidPhone(R) units with ISDN capabilities. The remainder of the Company's revenues in both periods were derived from consulting services provided by the Company. Revenues declined in 1996 as a result of the completion in 1995 of a single consulting contract which accounted for 90% of total revenues in 1995.

      Gross Margin. The Company's gross margin for 1996 was 23.3% of total revenues, as compared with 38.8% of total revenues for 1995. The Company does not believe that gross margins in the past periods, including 1996 and 1995, are necessarily indicative of gross margin in future periods because such margins do not relate to the revenues and costs of producing and selling the VidPhone(R) system. In the future, the Company intends to focus on sales of its products and, accordingly, may experience significant changes in gross margin in future periods.

      Research and Development. Research and development expenses for 1996 decreased by approximately $125,000, or 10.2%, to $1.1 million from $1.2 million for 1995. The decrease in research and development expenses in 1996 was primarily attributable to the redeployment by the Company of limited engineering resources to support beta units, which is classified as a selling, general and administrative expense rather than a research and development expense.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses for 1996 increased by approximately $228,000, or 28.0%, to approximately $1.0 million, from $814,000 for 1995. Selling, general and administrative expenses consist of sales and marketing expenses, such as advertising expenses associated with customer support, legal, accounting and consulting fees, and an allocated portion of rent, telephone, mail, office supplies and other costs incurred that are associated with the Company's business. The increase in 1996 of selling, general and administrative expenses was primarily due to significantly increased legal fees to support increasingly complex financial operations at the Company, increased consulting fees, including higher expenses related to accounting and technical consultants, and the inclusion in 1996 of expenses related to the employment of key administrative personnel by the Company for a full year compared with partial-year employment in 1995.

      Depreciation and Amortization. Depreciation and amortization for 1996 increased by approximately $98,000, or 163.2%, to approximately $159,000, from approximately $60,000 for 1995. This increase was primarily due to the depreciation associated with the acquisition of substantially new capital assets in 1996, primarily computer equipment, and to a lesser extent, the accelerated write-down of leasehold improvements as a result of the Company's move to new office space.

      Other Operating Expenses. Other operating expenses for 1996 decreased by approximately $12,000, or 87.8% to approximately $1,700, from $14,000 for 1995. Operating expenses in 1995 primarily consisted of late fees and interest costs on trade credit which were classified as an operating expense. The Company did not incur comparable costs in 1996 because of the availability of additional cash as a result of indebtedness incurred by the Company, interest on which is classified as interest expense.

      Interest Expense, Net. Interest expense, net, for 1996 increase by approximately $391,000 to approximately $404,000 from approximately $13,000 in 1995. The increase in interest expense is primarily due to warrant issuance costs associated with notes issued by the Company in connection with a bridge financing completed in November 1996, approximately $322,000 of which is a non-cash expense.

      Net Loss. As a result of the foregoing factors, the Company's net loss for 1996 increased by approximately $648,000, or 31.7%, to approximately $2.7 million from approximately $2.0 million for 1995.

Liquidity and Capital Resources

      The following discussion of "Liquidity and Capital Resources" was included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our quarterly report for the quarter ended September 30, 1998. Since that time, our liquidity position has changed significantly. You should refer to the "Recent Developments" subsections of the "Summary" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus for additional information regarding our current liquidity position.

      The Company has incurred cumulative losses aggregating approximately $34.9 million from inception through September 30, 1998. The Company expects to incur additional operating losses for the foreseeable future, principally as a result of expenses associated with the Company's product development efforts and anticipated sales, marketing and general and administrative expenses. During the first nine months of 1998, the Company satisfied its cash requirements principally from the proceeds of a follow-on public offering of common stock completed during November 1997 (the "Follow-on Offering"), augmented by approximately $3.1 million of proceeds from the issuance of the 5% Convertible Debentures and approximately $1.1 million of proceeds from the issuance of the Series B preferred stock. In June 1998, the Company sold for approximately $1.4 million certain leasehold improvements it had made to its principal office building to the PDA in consideration for higher rental costs in the future. The primary uses of cash have been to fund research and development, sales, general and administrative expenses, and to build inventory levels to support sales of the Company's products in 1998.

      The Company's cash and cash equivalents decreased by approximately $16.4 million to $1.8 million at September 30, 1998, compared to $18.2 million at December 31, 1997. The Company utilized a portion of such cash for units shipped in the first quarter of 1998, to build inventory for future anticipated shipment developments, for costs related to research and development in response to market demands for additional functionality, and to increase marketing capabilities to support anticipated and established significant reseller relationships.

      Net cash used in operating activities in the nine months ended September 30, 1998 was approximately $18.0 million. The net loss in the first nine month period, reduced by depreciation and amortization and the non-cash compensation and other non-cash charges, was approximately $16.1 million. Inventories increased by $4.7 million, funded in part by an increase of $2.6 million in accounts payable over the nine month period. Inventory at September

30, 1998 was approximately $6.4 million, compared to approximately $1.7 million at December 31, 1997. Inventory at September 30, 1998 included approximately $95,000 of finished goods representing the cost of equipment shipped in the third quarter of 1998 which had not been recorded as sales in the quarter.

      Net cash used in investing activities in the nine months ended September 30, 1998 was approximately $2.3 million. The approximately $3.8 million in cash used for capital items was partially offset by the approximately $1.4 million sale to the PDA of leasehold improvements made to the Company's leased headquarters. Of the total of approximately $4.5 million in additions to property and equipment in the nine month period, approximately $702,000 were financed by additions to capital lease obligations. Total additions to property and equipment in the six months ended June 30, 1998 consisted of additions to offices, furniture and fixtures, and related items and to computer and telecommunications equipment and software.

      Net cash provided by financing activities was approximately $3.9 million in the nine months ended September 30, 1998. In July, the Company raised approximately $3.125 million from the issuance of 5% Convertible Debentures, $625,000 of which was purchased by certain directors, executive officers and certain other affiliated investors. In August, the Company raised approximately $1.15 million from the issuance of Series B preferred stock. A further approximately $221,000 of proceeds was received from the exercise of warrants by certain warrant holders after contractual restrictions lapsed of a portion of their warrants in the second quarter of 1998. These proceeds from financing activities were partially offset by approximately $511,000 of principal payments on capital lease obligations and approximately $103,000 of principal payments on a note payable.

      The Company believes, based upon its current plan of operations, that its existing resources will only be sufficient to fund operations through late November 1998. Thus, the Company will require significant additional financing in the near term to continue operations beyond that date. The Company is currently exploring several potential sources of financing, including several alternative sources of equity financing. The Company recently retained a brokerage services firm to act as a non-exclusive placement agent for a private offering of the Company's equity securities, on a best efforts basis. In addition, the Company is in discussions with a second brokerage firm regarding a possible private placement of convertible securities for which the firm would act as the placement agent, again on a best efforts basis.

      Although the Company believes that it will be successful in its efforts to raise additional capital, there can be no assurance that it will be able to do so, particularly given the Company's current cash position. The Company has been diligently pursuing financing alternatives for a number of months and, to date, its efforts to obtain additional debt or equity financing have resulted in financings with gross proceeds to the Company of approximately $4.275 million in July and August. The Company's ability to attract capital has been hampered by a number of adverse conditions, certain of which are beyond the Company's control, including uncertainty regarding economic conditions generally, the decline in the market for technology stocks, and concern about the stock market in general. In addition, adverse conditions in the Company's operations have impeded financing efforts, including the Company's inability to secure substantial additional orders for its products, concern about product reliability and customer acceptance, and concern about the market for video conferencing products generally. Accordingly, there can be no assurance the Company will be successful in its efforts to secure additional debt or equity financing through a strategic alliance, private placement, or otherwise, on terms acceptable to the Company, or at all.

      With respect to the Company's plan of operations, the Company intends to continue to focus on seeking to operate efficiently and preserve cash by closely monitoring expenditures and payments to vendors on outstanding payables, reviewing appropriate staffing levels without sacrificing product performance, and continuing to increase product functionality and promote customer acceptance of the VidPhone(R) system, the Company's principal product. If the Company is not successful in securing additional financing, the Company will be forced to consider alternative methods of maximizing shareholder value, which could include sales of the Company's assets, a sale of the Company, or workout alternatives.

                                    BUSINESS

INTRODUCTION

      Objective Communications is a Delaware corporation formed in 1993 to design, develop and market a full motion, high resolution, cost-effective video network system. Users of the VidPhone video network system can view broadcast video and participate in multi-party video conferences. With the introduction of Release 1.5 of our VidPhone software, which we expect to occur in the first half of 1999, users also will be able to retrieve stored video on demand. Our VidPhone system distributes video to and from desktop or laptop personal computers and conference rooms configured with a VidPhone station, over the same wiring used by the telephone. We believe that the VidPhone system offers greater functionality and compatibility with existing infrastructure and higher quality than other video network or conferencing systems available today.

STRATEGY

      Our objective is to become a leading provider of video network systems. The key elements of our strategy are:

      - Seek Brand-Name Recognition of the VidPhone System. We intend to promote the VidPhone system as a brand-name video network. The initiatives that we are pursuing include press releases, presentations to industry analysts, technology announcements, formal product launches and participation in trade shows.

      - Position the VidPhone System as an Upgrade to Existing Telephone Systems. We market the VidPhone system as an enhancement to existing telephone systems to capitalize on the drive by telephone product and service companies to regain prominence in the corporate information systems market. These resellers can offer the VidPhone system as a fully functional video network that we believe outperforms video network functionality deployed on the LAN. We believe that the VidPhone system is more attractive to information technology administrators than LAN-based systems because it does not use LAN bandwidth, compromise LAN integrity, affect LAN reliability or impede the performance of the desktop personal computer.

      - Distribute the VidPhone System Through Large Established Distribution Channels. We are marketing the VidPhone system primarily through telephone product and service providers, systems integrators and VARs. These resellers provide us with immediate access to large, well-established sales forces and credibility for our product. Most telephone system providers have large sales, service and support organizations and have long-term relationships with significant customer bases, including large corporate customers. We currently have agreements with 13 resellers, including Unisys, Sprint and Bell Atlantic and we intend to add more resellers.

INDUSTRY BACKGROUND

      Business demand for video communications, historically limited primarily to video conferencing, is driven by the desire to achieve the most effective means of communication. Information that is exchanged or presented visually, such as during in-person meetings or video presentations, has a stronger impact on the end-user than non-visual communication. People cannot always exchange or present information in person, and technology limitations and cost constraints have restricted the use of video applications. Consequently, people rely on non-visual forms of communication, such as telephony, voice mail and e-mail. Recent video application developments such as targeted broadcasting and conferencing achieve the effectiveness of face-to-face meetings while retaining the convenience of a telephone call.

      We believe that video networks that fully support video broadcast, video retrieval and video conferencing applications address many of the communications requirements of the business community. Video networks can improve worker productivity by facilitating the efficient exchange of information between geographically dispersed parties and reducing travel expenses. In addition, they can enable the use of video material for training and research at the convenience of the user rather than the presenter and permit businesses to access business broadcasts, such as CNN, CNNfn and CNBC, at a desktop or laptop computer. To date, however, infrastructure and transmission constraints, costs and other limitations have precluded business quality video broadcast, retrieval and conferencing applications at desktop computers.

      Until recently, most video communications systems were boardroom video conferencing systems. These systems were expensive for most businesses. Even today, most boardroom video conferencing systems require substantial capital expenditures and trained personnel for set up and maintenance during video conferencing calls. Most boardroom systems also do not provide video quality adequate for video broadcast and retrieval and are limited by distracting latency - transmission delays that result in unsynchronized audio and video. In addition, these systems normally require the use of the public telephone system for all video calls, including those within a building or across a small business campus, thereby incurring telephone usage charges for each call.

      Over the past decade, video conferencing systems have begun to evolve from high cost, low quality, stand-alone boardroom systems to desktop systems. However, desktop systems have not been widely adopted. We believe that this is primarily because most video network systems produce inadequate video quality for business purposes.

      Most desktop video conferencing systems use either dedicated telephone lines or the LAN to transmit video data. Some desktop video conferencing systems use dedicated Integrated Services Digital Network ("ISDN") lines to achieve acceptable video quality (384 Kbps) for business purposes. However, to achieve this quality, a minimum of three dedicated ISDN lines with six associated telephone numbers must be provided to each desktop. The installation costs of these additional lines and line use charges render this approach prohibitively expensive on any significant scale. In addition, these systems require the installation of either expensive and complex hardware coder-decoders ("CODECs") in each PC, or software CODECs that render the PC unavailable for other applications during video conferencing.

      Some video conferencing systems attempt to use the LAN rather than dedicated telephone lines. These are referred to as IP or H.323 systems. LAN-based systems also require the installation of hardware or software CODECs in each user's desktop or laptop computer. Data LANs were not designed for isochronous, i.e., time dependent, data such as video and audio. LANs were designed to be shared by individuals using the transmission medium for short periods of time. Most LANs today do not have the bandwidth to accommodate the volume of data inherent in full-motion video applications. Consequently, even a single video conference would significantly diminish the capacity of most LANs to support other users. Information technology managers resist LAN-based video applications because of the additional volume of data and new infrastructure and the associated maintenance required to support them. Although high speed Ethernet and gigabit routing switches may alleviate some of the bandwidth problems resulting from the transmission of video on the LAN, we believe that these new technologies do not adequately address the transmission delay problems plaguing such systems. We believe that, in the future, synchronous fiber optic networks and Asynchronous Transfer Mode ("ATM") switching will dominate in the wide area network. However, we do not believe that ATM will reach desktop computers due to the high cost.

      We believe that business users will not adopt video applications on any significant scale until video systems are capable of providing TV-quality video and FM-quality stereo audio and are cost effective. We believe that our VidPhone video network meets these requirements because it takes advantage of existing telephone wiring and supports high quality video and audio, but does not interfere with the existing LAN-based computer system or impede the performance of an individual desktop or laptop computer.

PRODUCTS AND TECHNOLOGY

      Our VidPhone system is a full-motion, high resolution, cost-effective video network system that uses the same wiring as the telephone, which gives it a competitive cost advantage over other types of video network systems. Users of the VidPhone video network system can view broadcast video and participate in multi-party video conferences from desktop personal computers or conference rooms. With the introduction of Release 1.5 of our VidPhone software, which we expect to occur in the first half of 1999, users also will be able to retrieve stored video on demand.

      [schematic diagram of VidPhone system]

      Our VidPhone system is comprised of the following core components:

      VidPhone Switch. The VidPhone switch is the video, audio and data switch that is the cornerstone of our VidPhone video network system. It enables users to access all VidPhone system functions within a building or across a small business campus and, using one of our gateway products, to communicate with remote locations through a WAN. A VidPhone switch is a scalable, modular video network switch that supports from five to 50 concurrent users. Up to four VidPhone switches may be connected to support up to 150 concurrent users. The VidPhone switches normally reside near the PBX or CENTREX point of entry and can be mounted in standard 19-inch racks.

      VidModem. The VidModem enables the connection between the desktop and the VidPhone switch. The desktop and VidPhone switch versions of VidModem incorporate the patented VidModem technology that enables distribution of TV-quality video, FM-quality stereo audio and high speed data over the single twisted pair of copper wire that connects the telephone to the PBX or CENTREX. The transmission does not require compression or decompression of data. The connection is transparent to the telephone and the PBX, so the user also can use the telephone concurrently with the VidPhone system, and the telephone operates independent of any video applications.

      VidPhone Station Software. VidPhone station software is the software platform supporting users of the VidPhone system. It provides an easy-to-use graphical user interface for all video applications offered by the VidPhone system and transforms a user's desktop or laptop computer into a VidPhone station. The user's computer is configured with non-proprietary equipment such as a microphone, speakers and a camera. VidPhone stations connect to the VidPhone switch through a VidModem. A VidPhone station user can view broadcast video and participate in video conferences. With the introduction of our Release 1.5 VidPhone software, VidPhone stations may be located up to 1,000 feet from the VidPhone switch when using category 3 wiring, and up to 2,000 feet when using category 5 wiring. The Company believes that most modern business telephone systems use at least category 3 wire. VidPhone stations do not need a terminal-resident ISDN or ATM CODECs because they connect directly to the VidPhone switch. VidPhone stations may be easily and inexpensively modified for conference room systems. The VidPhone system also supports all video network applications in a large screen multi-party conference room setting.

      VidPhone Remote Terminal. VidPhone remote terminals connect remote users to the VidPhone system who are not directly connected to a VidPhone switch through a VidModem. Employees in branch offices, individuals working from home, and other parties outside a building or business campus are potential users of VidPhone remote terminals. VidPhone remote terminal users have access to all video network functions of the VidPhone switch to which they connect; however, the quality of the video and audio presentation will be limited by the bandwidth of the external communications connection. VidPhone remote terminal connectivity may be over a variety of communications circuits, such as ISDN (1 Basic Rate Interface ("BRI"), 2BRI, 3BRI, etc.).

      We also have developed and are continuing to develop additional components that enhance the VidPhone system. Three of these components are the VidPhone Gateway2, the ATM Gateway2 and our VidServer video storage and access device. Our VidPhone Gateway2 and ATM Gateway2 can be used to connect VidPhone systems across a wide area network (WAN). The VidPhone Gateway2 interfaces with and transmits signals across a WAN using the public telephone system's ISDN lines, which are a network of ISDN lines operating worldwide. The VidPhone system ATM Gateway2 interfaces with and transmits signals over a fiber optic network WAN. Both the VidPhone Gateway2 and the ATM Gateway2 compress the video data signal at the location where the video call is initiated, interface with the WAN, decompress the video signal at the location where the video call is received, and transmit the video signal to the VidModem switch for distribution to the VidPhone user to whom the call is directed. The VidPhone vidserver will be available with software Release 1.5 expected to occur in the first half of 1999. The VidServer will permit VidPhone users access to and control of stored video.

SYSTEM FUNCTIONALITY

      The VidPhone system is capable of supporting three business video requirements.

      Broadcast Video. Sources of broadcast video material include, but are not limited to, satellite broadcasts, cable television, and narrowcasts over an ATM network. These sources are connected to the VidPhone switch through a specially designed circuit card. The user selects the desired broadcast from a menu using standard point-and-click techniques. The non-blocking architecture of the VidPhone switch permits multiple users to simultaneously access the same broadcast video source without degrading system performance.

      Video Conferencing. The VidPhone system supports two-way and multi-party video conferencing. A VidPhone system user can maintain a telephone directory and contact other VidPhone users using standard point-and-click techniques at any time without prior coordination.

      Retrieval of Stored Video.  With the commercial introduction of Release
1.5 of the VidPhone software, which we expect to occur in the first half of 1999, VidPhone system users will be able to access stored video material. The stored video material may reside on a variety of different types of devices, such as a video server, a video jukebox or a video tape player.

Users will be able to access stored video using point-and-click techniques similar to those used to access broadcast video.

SALES AND MARKETING

      Our sales and marketing strategy is to create brand-name recognition of the VidPhone video network system. We actively promote the VidPhone system through various initiatives including press releases, targeting key media outlets, presentations to industry analysts and consultants, technology announcements, formal product launches, and participation in trade shows. In 1998, we exhibited the VidPhone system at five trade shows held in Washington, D.C., Boston and three cities in California. Our strategic partner, Unisys, exhibited the VidPhone system at 11 additional trade shows. Those shows targeted the federal government, including the Department of Defense and U.S. military bases. We also made a presentation and exhibited the VidPhone system at the Sprint ATM User's Conference held in Atlanta in 1998.

      Resellers. We market our VidPhone system primarily through telephone product and service companies, systems integrators and VARs who generally will market and sell our video network system as an upgrade to their existing customers' telephone and information systems. We currently have agreements with 13 resellers. In part, our strategy is to capitalize on the drive by some of the telephone product and service resellers to gain prominence in the corporate information systems market. The attributes of the VidPhone system enable our resellers to offer a fully functional video network that competes directly with video network functions offered by computer and LAN vendors. We believe the VidPhone system is more attractive to information technology administrators than LAN-based systems because it does not use LAN bandwidth, compromise LAN integrity, affect LAN reliability or use significant personal computer processing power. The VidPhone system architecture also enables information technology administrators to centrally manage system resources and feature upgrades. The VidPhone system also provides higher quality video and audio than any LAN-based system currently available.

      Telephone product and service providers, systems integrators and VARs offer sales, service and support and have large customer bases. These distribution channels have a large existing customer base that is generally receptive to system upgrades. We have an agreement with Bell Atlantic, expiring in October 1999, to market and sell our video network to the Department of Defense and other governmental agencies. We also have a reseller agreement with Sprint to market and sell VidPhone systems worldwide which terminates in July 1999. In October 1998, we entered into a strategic alliance with Unisys under which Unisys is the preferred systems integrator that resells our VidPhone system to the federal government.

      We have a limited operating history and, therefore, we do not have any substantial basis on which to predict our sales cycle. However, we expect that we will have a relatively long sales cycle for our products, in part because of our strategy of marketing our VidPhone system through resellers. It takes a relatively long time for us to establish a relationship with our resellers. It also takes time for us to familiarize our resellers and their personnel with the VidPhone system and to train the resellers' sales force. However, we also expect that the time involved in our sales cycle will decrease after we establish customer reference accounts, create brand name recognition of the VidPhone system and have longer, more established relationships with our resellers.

      Direct Sales. We have a small internal direct sales force to promote our VidPhone system, to create reference accounts in major markets, and to support our third-party resellers. We intend to continue to develop our direct sales force, focusing on adding a small number of sales people in specific geographic areas to further our sales and marketing efforts.

      Vertical Distribution Channels. We are developing vertical distribution channels for our VidPhone system. Initially, our sales and marketing efforts target the government sector and the financial and medical industries. We are targeting the government sector because it tends to adopt technology early and has many uses for a video network system. We are targeting the financial and medical industries because these industries have a demonstrated need to broadcast and distribute video to many users at their desktop computers.

      Customer Service and Support. We expect that our resellers will provide their customers with service and support for the VidPhone system. In addition, we maintain a customer support department that assists our resellers and end-user customers with problems related to our video network system, including the initial installation of the VidPhone system, technical questions, problem resolution and systems engineering. As our resellers become more familiar with the VidPhone system, we expect that they will be the primary customer support for our products to their customers, and that our customer support department will become a secondary customer support, focusing on providing service regarding issues like software performance and hardware re-engineering requirements. We also expect that, in the future, our customer support department will provide services to our resellers rather than to the end-user customer.

      Training. To promote reseller sales and marketing efforts, as well as resellers' support for our products, we hold in-depth training programs to educate our resellers about our products. During 1998, we held training classes for reseller sales, support and service personnel, both at our facilities and at our resellers' facilities. We intend to increase the number and availability of our training programs in the future, which we believe will help build brand awareness, promote reseller sales and marketing of the VidPhone system, and improve reseller service and support for our VidPhone systems.

PRODUCT RESEARCH AND DEVELOPMENT

      During 1997, our research and development efforts focused on completing the initial development and production of the VidPhone system. We introduced the VidPhone system in the fourth quarter of 1997, and we made the first shipments of the commercial VidPhone system in the third quarter of 1998. Since then, our research and development has focused on:

      -  adding new features requested by our customers;

      -  adding additional user capacity to the VidPhone system; and

      -  lowering production costs.

      Our engineering staff closely monitors technical developments and works with our marketing personnel to assess evolving business video network requirements. We will monitor emerging technologies that support new video applications for business and tailor our research and development accordingly. In addition to our internal research and development resources, we engage contract engineering services when we believe that the use of such services will be efficient. Research and development efforts target both hardware and software enhancements to video network capabilities. Our research and development efforts are complemented by internal quality and assurance procedures.

INTELLECTUAL PROPERTY

      Our proprietary VidModem transmission technology, incorporated in our VidPhone system, is covered by two U.S. patents issued in April 1997 and July 1998, which relate to a method and apparatus for transmitting video information over telephone wiring and variations of the basic VidModem technology.

      We also are currently prosecuting a patent application covering the VidPhone system's networking and switching technology. We cannot predict when we will receive a dispositive ruling from the U.S. Patent and Trademark Office concerning this patent application. We also are in the process of preparing additional U.S. patent applications directed to various improvements in the field of video conferencing. We expect to file approximately six to nine new U.S. patent applications in 1999 covering these improvements, but we do not expect to receive notice from the U.S. Patent and Trademark Office for at least one year after filing. The success of our products depends in part on our continuing ability to obtain and protect patents, licenses and other intellectual property rights covering our significant hardware and software products. We have registered the trademarks Objective Communications, VidPhone, and VidModem.

      The process of seeking patent and trademark protection can be long and expensive, and there can be no assurance that patents and trademarks will issue from currently pending or future applications or that any patents or trademarks that are issued will be of sufficient scope to provide meaningful protection or any commercial advantage to us.

MANUFACTURING

      We outsource the manufacture and assembly of components used in the VidPhone system. In particular, we outsource to Sanmina Corporation the manufacture and assembly of components used in the VidPhone switch. Several other manufacturers are producing smaller sub-assemblies and components for us. We believe we will be able to continue to outsource production and that there are a number of manufacturers qualified to produce components of our VidPhone system, because the production process is relatively routine and does not require any unique expertise. Although our products incorporate unique, patented technology, we also believe that all of the components used in our equipment are readily available from commercial suppliers. As a result, we do not believe that we depend on any single manufacturer or supplier to a material extent. All products produced by third-party manufacturers are shipped to us for final assembly, systems integration and quality assurance testing. We plan to retain test and quality assurance functions until subcontractors can be certified with respect to quality. Any difficulties encountered with third-party manufacturers could result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis. Any of these difficulties could have a material adverse effect on us.

      As of December 31, 1998, we had overdue accounts payable to Sanmina of an aggregate of approximately $3,200,000 and we had approximately $1,100,000 in value of our inventory and materials located at Sanmina. In January 1999, we restructured these obligations by converting the outstanding $3,200,000 obligation to Sanmina and the $1,100,000 in inventory and materials to a three-year term note in the principal amount of $4,300,000. The note bears interest at 7% per year. We also issued to Sanmina warrants to purchase 55,000 shares of our common stock at an exercise price of $13.75 per share. We are obligated to pay Sanmina $1,100,000 in principal on the note at the time this offering is completed and, at that time, Sanmina will transfer to us title to our inventory and materials located at its facilities. We provide you with more information about the restructuring later in this prospectus under the caption "Description of Securities - Other Warrants."

COMPETITION

      The market for our products is new, highly competitive and rapidly evolving. We believe that the principal competitive factors in the markets in which we compete are product performance, price and product support. Our principal competitors in the video network market are MMAC, FVC.com and VTEL Corp. We also expect to compete with new entrants in the market and with providers supporting IP and LAN-based video networks, including Intel, Microsoft, and Cisco. To date, no desktop system has captured any significant portion of the potential market.

      Our video network system permits users to view broadcast video and participate in multi-party video conferences from the desktop and, upon the introduction of our Release 1.5 software, will permit retrieval of stored video on demand. As a result, we also compete with companies that offer video broadcast and video retrieval products. Competitors in the video broadcast market include cable television and direct satellite broadcast system providers such as DirecTV, TCI, and News Network Vision.

      Our principal competitors in the video conferencing market have been PictureTel, VTEL and its wholly-owned subsidiary CLI, Intel and Polycom. We believe that PictureTel currently has the largest market share in both the group and desktop video conferencing markets. We also expect to compete with new market entrants in the video conferencing market. We are not aware of any current competitors in the video retrieval market.

      Virtually all of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We believe that we will be able to compete effectively against larger companies with substantially greater resources on the basis of our product's capabilities, our distribution strategy, and price. We do not believe that LAN-based competitors will be able to provide business quality video network systems in the foreseeable future. There can be no assurance, however, that we will be able to compete successfully against these or future competitors.

GOVERNMENT REGULATION

      The Federal Communications Commission ("FCC") regulates the operation of telecommunications equipment for use in the United States. The VidModem and VidPhone switch components of the VidPhone system must comply with certain FCC regulations.

      VidModem. The VidModem is a Class A digital device that may be operated without an individual license. Under FCC regulations, we will be required to follow a verification procedure consisting of a self-certification that the radio frequency device complies with applicable regulations. A qualified, independent testing facility tested the VidModem and it was found to comply with FCC regulations.

      VidPhone. We obtained equipment registration from the FCC for certain VidPhone system components, including the VidPhone switch, that are connected to the public switched telephone network.

      Future government regulations could increase the cost of bringing products to market or adversely affect our ability to market and sell our products or technology.

EMPLOYEES

      As of December 31, 1998, we had 65 employees, all of whom were full-time. We also use the services of technical consultants and subcontractors on an as-needed basis. Each employee and consultant has executed both a confidentiality agreement and an agreement not to compete with us for a period of 24 months after performing services for us. We do not have employment agreements with any of our employees, except for James F. Bunker, our President and Chief Executive Officer.

PROPERTIES

      We lease one facility in Portsmouth, New Hampshire. That facility consists of approximately 26,000 square feet, of which approximately 13,000 square feet is office space, approximately 6,500 square feet is a research and development laboratory, and approximately 6,500 square feet is a production facility used for equipment assembly and testing, customer support, and training.

LEGAL PROCEEDINGS

      We are a party to a number of lawsuits and proceedings relating to overdue obligations. Most of these proceedings seek to recover relatively small amounts of money and, as of the date of this prospectus, the total amount of damages sought in these proceedings is approximately $137,000, plus in certain cases, court costs and attorney's fees. We are seeking to negotiate payment terms regarding many of these obligations, but to date our efforts to resolve them have not been successful. We have numerous other overdue obligations which could result in additional lawsuits being filed against us. We are not aware of any other legal proceedings pending or threatened against the Company.

                                   MANAGEMENT

      Our current directors and executive officers are set forth below. Biographical information concerning each of the directors and executive officers is presented on the following pages. Information is presented as of February 15, 1999.



                                     NAME                             AGE                             POSITION
                                     ----                             ---                             --------

           Mr. James F. Bunker............................            64           President, Chief Executive Officer
                                                                                   and Director
           Mr. Roger A. Booker............................            44           Vice President, Operations
           Mr. Robert H. Emery............................            54           Vice President, Administration
                                                                                   and Finance and Secretary
           Mr. David P. Martin............................            40           Vice President, Sales
           Mr. Steven A. Rogers...........................            46           Chief Technology Officer
                                                                                   and Vice President, Engineering and
                                                                                   Director
           Mr. Stevan Vigneaux............................            46           Vice President, Marketing
           Mr. Anthony M. Agnello.........................            49           Director
           Dr. Eugene R. Cacciamani.......................            62           Director
           Mr. Marc S. Cooper.............................            37           Director
           Mr. John B. Torkelsen..........................            53           Director

      James F. Bunker has served as President and Chief Executive Officer since July 1998 and was elected as a director in January 1999. From January 1994 until he joined our company in July 1998, Mr. Bunker was actively involved as an outside consultant to high technology companies, advising them with respect to the development of a business plan, funding, recruiting management and other key personnel, and serving as an executive member of management teams. Previously, from 1986 until his retirement at the end of 1993, Mr. Bunker served in various capacities with General Instrument, most recently as the President of the VideoCipher Division of General Instrument. Mr. Bunker also is a director of Viasat, a public satellite telecommunications company located in Carlsbad, California.

      Roger A. Booker has served as Vice President, Operations since February 1996. From June 1994 to February 1996, Mr. Booker served as the Vice President, International Development and Operations at Global Partnership, Inc., where he directed international development and operations. From February 1990 to June 1994, Mr. Booker also served as the Vice President, Manufacturing Operations at Cryptek, Inc., an encrypted facsimile machine manufacturer, and served in the same position at General Kinetics, Inc. until July 1990, when it acquired Cryptek, Inc., where he was responsible for overseeing operations, including several acquisitions and divestitures. From August 1986 to February 1990, Mr. Booker was Director of Operations for Magnavox Government and Industrial Electronics Company, where he managed the development of a new 200,000 square foot manufacturing facility.

      Robert H. Emery has served as Vice President, Administration and Finance and Secretary since December 1996, and previously served as Vice President, Administration from May 1995 to December 1996. From May 1986 to May 1995, he served as Vice President of Aries Systems International, Inc., an information services company. From August 1983 to July 1986, Mr. Emery served as the ADP Security Officer for the military's largest secure computer network. He is a CPA.

      David P. Martin has served as Vice President, Sales since October 1998. Previously, Mr. Martin served as the Chief Information Officer from April 1998 to October 1998. Prior to joining Objective Communications, Mr. Martin served as the Director of Information Systems at

Healthsource Inc., a healthcare maintenance organization, from 1990 until October 1998. He also served in sales and sales management positions at IBM Corporation in the ROLM (PBX) division and with Western Union in the advanced transmission (ATS) division.

      Steven A. Rogers founded Objective Communications in 1993, and currently serves as our Chief Technology Officer and Vice President, Engineering and as a director. He served as President and Chief Executive Officer from our inception until July 1998. From July 1990 to July 1992, he served as a Senior Vice President of General Kinetics, Inc. where he managed the Cryptek division. In January 1986, he founded Cryptek, Inc. and, from January 1986 to July 1990, when it was acquired by General Kinetics, Inc., served as its President and Chief Operating Officer. Mr. Rogers is a co-author of the Company's patent covering the VidModem technology, and holds several other patents.

      Stevan Vigneaux has served as Vice President, Marketing since October 1998. Previously, he served as the Director of Product Marketing and Product Management from February to October 1998. From July 1997 to February 1998, Mr. Vigneaux served as a consultant to Synctrix, a manufacturer of ATM-based video networking equipment in Glendale, California. From 1992 to July 1997, Mr. Vigneaux was with Avid Technology, a video multi-media production systems manufacturer in Tewksbury, Massachusetts, serving as the Director of Industry Marketing from June 1996 to July 1997, and as Senior Product Marketing Manager from 1992 to June 1996.

      Anthony M. Agnello has served as a director since January 1997. Mr. Agnello co-founded Ariel Corporation, a digital signal processing equipment provider, in 1982 and currently serves as Chairman of the Board of Ariel Corporation. Mr. Agnello holds several patents in digital signal processing.

      Eugene R. Cacciamani has served as a director since August 1994. Dr. Cacciamani has been a Senior Vice President of Hughes Network Systems, Inc., which furnishes private communications networks to business, government and common carriers since 1987, where he is responsible for developing new technologies, systems and businesses, including lead efforts in the Hughes DBS DirecTV system and the systems design in the ICO global satellite personal communications systems. Dr. Cacciamani is on the Engineering Advisory Boards at Union College and The Catholic University of America and serves as an advisor to Aloha Networks, Inc. and Qwest Communications.

      Marc S. Cooper has served as a director since April 1997. Mr. Cooper has been Vice Chairman of Barington Capital Group, L.P. responsible for the Syndicate, Investment Banking and Research Departments since January 1998. From March 1992 until January 1998, Mr. Cooper served as Executive Vice President, Director of Investment Banking and Research at Barington. He also serves as a director of Thinking Tools, Inc., a software developer.

      John B. Torkelsen has served as a director since March 1996. Mr. Torkelsen has served as President of Princeton Venture Research, Inc. since 1984, President of its affiliate PVR Securities, Inc. since 1987, President of its affiliate, PVR Management, Inc. since 1997, and General Partner of its affiliate, Acorn Technology Fund, L.P. since 1997. Mr. Torkelsen also is a director of Voice Control Systems, Inc., Mikros Systems Corporation and Princeton Video Image, Inc.

DIRECTOR COMPENSATION

      We reimburse directors for expenses incurred in connection with attending Board and committee meetings, but we do not pay cash compensation for services rendered as a director.

      In August 1994, we granted options to purchase an aggregate of 40,000 shares of common stock ("Directors' Non-Qualified Options") to the persons then serving as our directors. The options are exercisable for a period of ten years from the date of grant, have an exercise price of $10.00 per share and vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Directors may forfeit options if they do not meet certain performance requirements. As of December 31, 1998, Directors' Non-Qualified Options to purchase 30,000 shares of common stock were vested, Directors' Non-Qualified Options to purchase 2,000 shares of common stock had been exercised and Directors' Non-Qualified Options to purchase 1,000 shares of common stock have been forfeited.

      In April 1997, we granted options to purchase an aggregate of 12,920 shares of common stock under the 1996 Stock Incentive Plan to the persons then serving as our directors (other than Mr. Steven A. Rogers). The options are exercisable for a period of five years from the date of grant, have an exercise price of $33.13 per share and vest ratably on each of the first, second and third anniversaries of the date of grant. Directors may forfeit options if they do not meet certain performance requirements. As of December 31, 1998, 4,307 of these options were vested.

      The compensation committee of the Board of Directors will meet annually to determine option grants to the directors.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

      The following table lists the cash remuneration paid or accrued during 1998 and 1997 to our President and Chief Executive Officer, and to each of our other three most highly compensated executive officers who earned more than $100,000 in 1998. We do not have any pension or long-term incentive plan, and did not grant any restricted stock awards, bonus stock awards or stock appreciation rights to any of the executive officers named in this table during 1998 or 1997.


                           SUMMARY COMPENSATION TABLE

                                                                                                                LONG TERM
                                                                                                              COMPENSATION
                                                                                                              ------------
                                                                                                                 AWARDS
                                                                           ANNUAL COMPENSATION                   ------
                                                                      ----------------------------------       SECURITIES
     NAME AND PRINCIPAL POSITION                         YEAR            SALARY               BONUS        UNDERLYING OPTIONS
     ---------------------------                     --------------   -------------      ---------------  -----------------------

     James F. Bunker(1)
     President &  Chief Executive Officer...........   1998              $93,151                 $ -0-                    20,000

     Roger A. Booker                                   1998              105,000                   -0-                     9,000
     Vice President, Operations.....................   1997               85,000                45,000                     7,000


     Robert H. Emery                                   1998              105,000                   -0-                    13,000
     Vice President, Administration and Finance.....   1997               90,000                45,000                     7,000

     Steven A. Rogers(2)
     Chief Technology Officer and                      1998              165,000                   -0-                    13,000
     Vice President, Engineering....................   1997              120,000                60,000                    10,000

---------------

(1) Mr. Bunker joined the Company as President and Chief Executive Officer on July 13, 1998.
(2) Mr. Rogers served as President and Chief Executive Officer of the Company until July 13, 1998, when he became Chief Technology Officer and Vice President, Engineering.

STOCK OPTION GRANTS IN 1998

      The following table sets forth certain information about the stock options granted during 1998 to the executive officers named in the Summary Compensation Table. As of the date of this prospectus, we have not granted any stock appreciation rights under the 1996 Stock Incentive Plan.


                           STOCK OPTION GRANTS IN 1998


                                               NUMBER OF
                                              SECURITIES            PERCENT OF TOTAL
                                          UNDERLYING OPTIONS       OPTIONS GRANTED TO                                   EXPIRATION
             NAME                               GRANTED             EMPLOYEES IN 1998      EXERCISE PRICE ($/SH)             DATE
             ----                               -------             -----------------      ---------------------          -------

James F. Bunker.......................      20,000 (1)                       9.8%                  $27.50                07/12/08
Roger A. Booker. .....................       9,000 (2)                        4.4                   66.25                05/27/08
Robert H. Emery.......................       9,000 (2)                        4.4                   66.25                05/27/08
                                             4,000 (3)                        2.0                   21.88                10/01/08
Steven A. Rogers......................      13,000 (2)                        6.4                   66.25                05/27/08

(1) Options to purchase 10,000 shares vested on February 13, 1999, six months from the date of grant, and the remaining options to purchase 10,000 shares vest ratably on a monthly basis over the period from February 13, 1999 through July 13, 2000. Vesting of these options will accelerate in the event of a "change in control" of Objective Communications.
(2) These options vest on May 27, 2004, the date that is six years from the date of grant.
(3) These options vest ratably over a three-year period, annually on the anniversary of the date of grant.

STOCK OPTION EXERCISES IN 1998

      The executive officers named in the Summary Compensation Table did not exercise any options in 1998. The following table sets forth the number of shares of common stock underlying unexercised options held by our executive officers named in the Summary Compensation Table at December 31, 1998. At December 31, 1998, no executive officer named in the Summary Compensation Table held any "in-the-money" stock options.


                     AGGREGATED OPTION EXERCISES IN 1998 AND
                             YEAR-END OPTION VALUES

                                                           NUMBER OF
                                                           SECURITIES
                                                           UNDERLYING
                                                          UNEXERCISED
                                                           OPTIONS AT
                                                       DECEMBER 31, 1998
                                                          EXERCISABLE/
     NAME                                                UNEXERCISABLE
     ----                                                -------------

     James F. Bunker.........................                0/20,000
     Roger A. Booker.........................            8,253/17,047
     Robert H. Emery.........................           10,253/21,547
     Steven A. Rogers........................            5,333/22,667


EXECUTIVE EMPLOYMENT CONTRACT


      We entered into an Employment and Consulting Agreement with Mr. Bunker as of July 13, 1998. The agreement is for a one-year term, unless earlier terminated or extended as provided in the agreement. At the conclusion of the initial term, the term may be extended by mutual agreement for additional successive one-month periods. If the aggregate term of employment is for less than two years, then the agreement provides that Mr. Bunker will provide us with consulting and advisory services for not fewer than two days per month through July 13, 2000. The agreement also provides for a base salary of $200,000 per year. Under the agreement, Mr. Bunker was granted stock options to purchase 20,000 shares of common stock at an exercise price of $27.50 per share, which was the fair market value of the common stock on the date the options were granted. The options are subject to certain vesting requirements. Mr. Bunker also has entered into a Confidentiality, Inventions and Noncompetition Agreement with Objective Communications.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 15, 1999, by (i) all persons known by us to beneficially own 5% or more of the outstanding shares of common stock, (ii) each current director, and (iii) all of our current directors and executive officers, as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws where applicable.

                                                               SHARES BENEFICIALLY OWNED                 SHARES BENEFICIALLY OWNED
                                                                 PRIOR TO THE OFFERING(1)                    AFTER THE OFFERING(1)
                                                                 ------------------------                    ---------------------
NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES                PERCENT      NUMBER OF SHARES        PERCENT
------------------------                               ----------------                -------      ----------------        -------

   Anthony M. Agnello(2)...............................           826                        *%
   James F. Bunker (3).................................        18,000                      1.3
   Eugene R. Cacciamani(4).............................         6,880                        *
   Marc S. Cooper(5) ..................................        49,380                      3.5
   Steven A. Rogers(6).................................       197,983                     14.3
   John B. Torkelsen(7)................................        99,466                      7.0
   All directors and executive officers as a group (10
   persons)(8).........................................       397,878                     26.2%

----------
  *  Less than one percent.


(1) Applicable percentage of ownership prior to this offering is based on 1,376,207 shares of common stock outstanding as of February 15, 1999, and the applicable percentage of ownership after this offering is based on _____ shares of common stock outstanding. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. For each beneficial owner, shares of common stock subject to options or warrants exercisable within 60 days of the date of this prospectus are deemed outstanding. Figures for ownership prior to this offering exclude shares issuable upon exercise of the convertible debentures upon consummation of this offering.

(2) The address of Mr. Agnello is 2540 Route 130, Cranbury, New Jersey 08512. Consists of 826 shares of common stock issuable upon exercise of options.

(3) The address of Mr. Bunker is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 10,000 shares of common stock that may be acquired upon exercise of outstanding options and 8,000 shares of common stock purchased in the February 1999 private placement by a limited partnership controlled by Mr. Bunker. Excludes shares of common stock issuable upon conversion of outstanding convertible debentures of which Mr. Bunker beneficially owns, through a limited partnership, $25,000 original principal amount.

(4) The address of Dr. Cacciamani is 10100 New London Drive, Potomac, Maryland 20854. Includes 4,880 shares of common stock issuable upon exercise of options. Excludes shares issuable upon conversion of outstanding convertible debentures of which Dr. Cacciamani owns $10,000 original principal amount.

(5) The address of Mr. Cooper is c/o Barington, Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019. Consists of 36,000 shares of common stock that may be acquired upon exercise of an option that is currently exercisable (the "Barington Option"), and 13,380 shares of common stock issuable upon the exercise of other options. We granted Barington that option in connection with our initial public offering in April, 1997. Mr. Cooper also is a stockholder in LNA Capital Corp., the corporate general partner of Barington. Includes options to acquire 5,400 shares of common stock which Cross Connect, L.L.C. has the right to acquire from Barington under certain conditions. Cross Connect, L.L.C. is not affiliated with Barington or Mr. Cooper, and Mr. Cooper disclaims beneficial ownership of the 5,400 shares of common stock that may be acquired upon exercise of such options.

(6) The address of Mr. Rogers is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. All of the shares of common stock owned by Mr. Rogers are pledged to Merrill Lynch Credit Corporation to secure certain obligations. Includes 3,333 shares of common stock issuable upon exercise of warrants and 8,666 shares of common stock issuable upon exercise of options.

(7) The address of Mr. Torkelsen is 240 Library Place, Princeton, New Jersey 08540. Includes (i) 826 shares of common stock issuable upon the exercise of options; (ii) 56,116 shares of common stock beneficially owned by Princeton Venture Research, Inc. ("PVR"), of which Mr. Torkelsen is the President and majority stockholder, and which are pledged to BT Alex. Brown to secure certain obligations; (iii) 21,524 of common stock that may be acquired upon the exercise of warrants beneficially owned by PVR; (iv) 20,000 shares of common stock that may be acquired upon the exercise of warrants beneficially owned by Acorn Technology Fund, L.P., of which Mr. Torkelson is the general partner and which are currently held in escrow pending a financial settlement with a financial institution; and (v) 1,000 shares of common stock that may be acquired upon the exercise of warrants beneficially owned by Pamela Torkelsen, Mr. Torkelsen's wife. Mr. Torkelsen disclaims beneficial ownership of warrants owned by Mrs. Torkelsen.

(8) Includes 142,778 shares of common stock issuable to executive officers and directors upon exercise of warrants and options.

                              CERTAIN TRANSACTIONS


RELATED PARTY LOANS

      The following is a description of loan transactions of $60,000 or more between Objective Communications and its directors, executive officers and 5% or greater stockholders (or members of their families) since February 1997.

      In April 1996, Clifford M. Kendall, then Chairman of the Board of Directors, loaned us $100,000 in aggregate principal amount, on which interest accrued quarterly at a fixed rate of 7% per year. We repaid the principal amount of and accrued interest on the loan after our initial public offering of common stock was completed in April 1997. In July 1997, Mr. Kendall exercised an option granted by Mr. Steven A. Rogers and purchased 10,000 shares of common stock from Mr. Rogers at an exercise price of $10.00 per share.

      Mr. Rogers, our founder, Chief Technology Officer and Vice President, Engineering and a director of Objective Communications, loaned us an aggregate of $30,000 during 1995 and an additional $70,000 during 1996. The loans accrued interest at a fixed rate of 7% per year. The principal amount of and accrued interest on the loans were repaid in full in April 1997. As an inducement to extend the loans to us, we also issued to Mr. Rogers warrants to purchase an aggregate of 3,333 shares of common stock. The warrants have an exercise price of $40.00 per share and are exercisable for a period of five years from the date of issuance. We paid all loans outstanding to Mr. Rogers in full in April 1997 upon the completion of our initial public offering.

      On January 8, 1999, a limited partnership controlled by Mr. Bunker made a loan to us to permit us to continue operations. The principal amount of the loan made by Mr. Bunker was $100,000. The principal amount of the loan was converted into units in the February 1999 private placement. The purchases of securities made by Mr. Bunker in the February 1999 private placement was made on the same terms and conditions as unaffiliated third parties purchasing units in the offering. We will use a portion of the net proceeds from this offering to repay the notes issued in the February 1999 private placement, including the note held by Mr. Bunker.

      Mr. Bunker has voluntarily deferred the payment of his salary from November 9, 1998, through the date on which this offering is completed. As of the date of this prospectus, we owed Mr. Bunker $51,538 in accrued and unpaid salary. Following the closing of this offering, we will again pay Mr. Bunker his salary on a current basis in accordance with our normal payroll practices. In addition, under a letter agreement between us and Mr. Bunker dated February 4, 1999, after the closing of this offering, we will repay Mr. Bunker his accrued and unpaid salary at the rate of $5,000 per week, until the obligation is repaid in full. If, at any time, we decide not to pursue a public offering, then Mr. Bunker has the right to elect in his discretion not to continue his agreement to defer payment of accrued and unpaid salary. If this offering is not completed by June 30, 1999, then we will be obligated to pay the accrued and unpaid salary obligation in full on that date.


EQUITY TRANSACTIONS

      The following is a description of equity transactions between us and our directors, executive officers and 5% or greater stockholders (or members of their families) since February 1997.

Barington Capital Group, L.P.

      Barington acted as underwriter of our initial public offering of common stock completed in April 1997, for which it received underwriting discounts and commissions of approximately $1,100,000. In addition, Barington received a non-accountable expense allowance of $341,550, and was issued an option to purchase 36,000 shares of common stock. That option is exercisable until April 8, 2002 at an exercise price of $45.37 per share. Barington also served as an underwriter of our follow-on offering of common stock completed in October 1997, for which it received underwriting fees and commissions of approximately $500,000. Mr. Marc S. Cooper, a director of the Company, is the Vice Chairman of Barington.

      In December 1997, we granted Barington an option to acquire 25,000 shares of common stock at an exercise price of $69.05 per share, the fair market value of the common stock on the date of grant. The option was granted as consideration for business and financial services to be provided to us over a two-year period, including investment banking services and consulting services relating to mergers and acquisitions.

      We have agreed to use our best efforts (including the solicitation of proxies, if necessary) to elect one designee of Barington to the Board of Directors until April 8, 2002. Mr. Cooper has served as a director since April 1997 and was elected pursuant to this agreement. Mr. Cooper currently is a member of the Executive and Audit Committees of the Board of Directors.

      In July 1998, the Company issued $3,125,000 aggregate principal amount of convertible debentures in a private placement. Directors and executive officers purchased an aggregate of $315,000 aggregate original principal amount of convertible debentures. The purchasers included Mr. Cooper, who purchased $25,000 original principal amount of convertible debentures. In addition, other principals and employees of Barington purchased in the aggregate $135,000 original principal amount of convertible debentures. The convertible debentures will automatically convert to common stock upon the completion of this offering.

PVR Securities, Inc.

      John B. Torkelsen, the President of Princeton Venture Research and its affiliate, PVR Securities, Inc. has served as a director since March 1996 and is a member of the Nominating Committee of the Board of Directors. In connection with private placements of our equity securities by PVR Securities in 1995 and 1996, Mr. Torkelsen and Mr. Rogers entered into an agreement that provides that, until December 5, 2000, each of them will vote any shares of common stock that he controls for the election to the Board of Directors of an individual nominated by the other and, on a best efforts basis, will seek additional votes for the other party's nominee. Mr. Torkelsen was elected to the Board pursuant to this agreement.

      PVR Securities, a corporation of which Mr. Torkelsen is the President, acted as the investment advisor to the two investors that purchased the $1,150,000 stated value of Series B preferred stock in a private placement completed in August 1998. Neither PVR Securities nor Mr. Torkelsen received any compensation for acting in that capacity.

Issuance of 5% Convertible Debentures due 2003

      As described above, in July 1998, we issued $3,125,000 aggregate principal amount of convertible debentures. $2,500,000 aggregate original principal amount of convertible debentures were purchased by certain institutional investors (the "Institutional Investors") and $625,000 aggregate original principal amount of convertible debentures were purchased by certain directors and executive officers of, and outside consultants to, the Company. Messrs. Kendall, Cooper, Liebhaber and Dr. Cacciamani, then directors of the Company, and Messrs. Bunker, Booker and Emery and Ms. Murphy, then executive officers of the Company, purchased convertible debentures in the offering. Following the issuance of the convertible debentures, the following persons held beneficially the principal amount of debentures indicated: Mr. Bunker - $25,000; Mr. Booker - $5,000; Mr. Emery - $25,000; Ms. Murphy - $25,000; Mr. Kendall - $100,000; Dr. Cacciamani - $10,000;
Mr. Cooper - $25,000; and Mr. Liebhaber - $100,000. The offering, issuance and sale of the convertible debentures to certain directors and executive officers was a condition precedent to the consummation of the financing with the Institutional Investors.

      It was a condition precedent to the consummation of the February 1999 private placement, that we enter into an agreement with the holders of the convertible debentures, including the directors and executive officers indicated above, amending certain terms of those securities. In the letter agreements, each of the holders of the convertible debentures agreed that: (i) it would not exercise its right to convert the convertible debentures to common stock until the date on which a public or private equity financing with gross proceeds to us of not less than $8 million (a "qualified financing") is completed; (ii) upon the closing of a qualified financing, the principal amount of and accrued and unpaid interest on the convertible debentures will automatically convert into the securities issued in the qualified financing at a conversion price equal to the lesser of (A) $12.50 per share, or (B) 75% of the price at which the securities are sold in the qualified financing and that the anti-dilution provisions of the convertible debentures would be inapplicable to the conversion; and (iii) it waives any default by us with respect to our obligation to register or maintain the effectiveness of a registration statement for the shares of common stock issuable upon conversion of the convertible debentures. The holders of the convertible debentures also agreed to hold the shares of common stock issued upon conversion of the convertible debentures for at least 12 months following the effective date of our registration statement that relates to the qualified financing. We agreed to include the shares of common stock issuable upon conversion of the convertible debentures in the registration statement filed with the SEC relating to the qualified financing.

      We believe that all of the above transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all of the transactions since our initial public offering were approved by at least a majority of our Board of Directors, including a majority of the disinterested members of the Board of Directors. All future transactions between us and any of our officers, directors and principal stockholders and their affiliates will be approved by at least a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            DESCRIPTION OF SECURITIES


COMMON STOCK

      As of the date of this prospectus, our Certificate of Incorporation authorizes us to issue up to 30,000,000 shares of common stock, par value $.01 per share. Of the 30,000,000 shares of common stock authorized, 1,376,207 shares are issued and outstanding as of the date of this prospectus. Upon completion of this offering, there will be _______ shares of common stock issued and outstanding.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available for such dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.


PREFERRED STOCK

      Our Certificate of Incorporation authorizes the Board of Directors to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share, to establish one or more series of preferred stock and to determine, with respect to each such series, the preferences, rights and other terms thereof. We currently have outstanding 209,091 shares of Series B preferred stock. The Series B preferred stock will automatically convert into common stock upon consummation of this offering. Upon completion of this offering, no shares of preferred stock will be outstanding, and the Board has no present intention to issue any such shares.


WARRANTS

      Upon completion of this offering, the following warrants to purchase an aggregate of 280,920 shares of common stock will be outstanding: warrants to purchase 65,341 shares at an exercise price of $20.00 per share; warrants to purchase 3,000 shares at $40.00 per share; the 1996 Warrants to purchase 58,125 shares at an exercise price of $16.50 per share; the Series A warrants to purchase 20,000 at an exercise price of $20.00 per share; warrants to purchase 10,454 shares at $13.75 per share; warrants to purchase 55,000 shares at $13.75 per share; warrants to purchase 8,000 shares at $13.28 per share; warrants to purchase 36,000 shares of common stock at $45.37 per share; and warrants to purchase 25,000 shares of common stock at $69.05 per share. The following discussion of the material terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the agreements relating to the issuance of the warrants and the forms of warrants, which are filed as exhibits to the Registration Statement on Form SB-2 of which this prospectus constitutes a part.

      PVR Warrants. In connection with our private placement of common stock in June 1995 and August 1996, we issued warrants to purchase an aggregate of 89,573 shares of common stock, of which warrants to purchase 69,107 shares of common stock were issued to investors and warrants to purchase 20,466 shares of common stock were issued as inducements to make loans to us. We also issued to Mr. John
B. Torkelsen, President of PVR Securities, as partial compensation for the services of PVR Securities as placement agent for the offering, warrants to purchase 13,821 shares of common stock. Including those warrants issued to Mr. Torkelsen as compensation, we originally issued warrants to acquire 6,910 shares of common stock with an exercise price of $33.00 per share, warrants to acquire 89,573 shares of common stock with an exercise price of $40.00 per share, and warrants to acquire 6,910 shares of common stock with an exercise price of $44.00 per share. Certain of these warrants were issued to our directors, officers and affiliates to induce them to make loans to us. Certain investors subsequently converted the principal amount of and accrued interest on their outstanding loans to us to units consisting of common stock and warrants.

      The exercise price of the warrants and the number of shares of common stock issuable upon exercise thereof are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the common stock, the issuance of common stock or rights, options or warrants to acquire common stock at a price per share less than the exercise price of the warrants in effect immediately prior to such issuance. These warrants are exercisable in whole or in part. Warrants to purchase 65,341 shares of common stock at an exercise price of $20.00 per share and warrants to purchase 3,000 shares of common stock at an exercise price of $40.00 per share expire on January 24, 2001. The holders of these warrants have certain registration rights with respect to the shares of common stock underlying the warrants.

      The holders of the warrants issued in the private placements by PVR Securities in 1995 and 1996 waived any registration rights for those warrants in connection with this offering.

      1996 Warrants. In October and November 1996, we issued to investors warrants to purchase, in the aggregate, up to 70,000 shares of common stock at an exercise price equal to $16.50 per share. Warrants to purchase 58,125 shares of common stock are outstanding as of the date of this offering. The exercise price of the 1996 warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including stock dividends, stock splits, combinations or reclassifications involving or in respect of our common stock. The 1996 warrants are exercisable in whole or in part and expire on dates ranging from October 2001 to December 2001. Holders of the 1996 warrants waived any registration rights for the shares issuable upon exercise of those warrants in connection with this offering. They also waived any anti-dilution adjustment in the number of shares of common stock issuable upon exercise of the warrants and the warrant exercise price as a result of the February 1999 private placement and this offering.

      Series A Warrants. In connection with the private placement of Series A preferred stock in December 1996 and January 1997, all of which converted to common stock upon our initial public offering, we issued warrants to purchase an aggregate of 20,000 shares of common stock at an exercise price of $20.00 per share. The Series A warrants are currently exercisable and expire on December 20, 2001 and January 22, 2002. The holders of the Series A warrants have certain registration rights with respect to the shares of common stock underlying the Series A warrants. The exercise price of these warrants and the number of shares of common stock issuable upon exercise thereof are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the common stock, the issuance of common stock or rights, options or warrants to acquire common stock at a price per share less than the exercise price of the warrants in effect immediately prior to such issuance. Holders of the Series A warrants waived any registration rights for the shares issuable upon exercise of the those warrants in connection with this offering. They also waived any anti-dilution adjustment in the number of shares of common stock issuable upon exercise of the warrants and the exercise price as a result of the February 1999 private placement and this offering.

      Series B Warrants. In August 1998, in connection with our private placement of 209,091 shares of Series B preferred stock to two institutional investors, we issued warrants to purchase an aggregate of 10,454 shares of common stock at an exercise price of $30.00 per share. In connection with the February 1999 private placement, under a letter agreement with each of the holders of the Series B warrants, we agreed that: (i) the holders would not exercise their right to convert the Series B preferred stock to common stock, or exercise the Series B warrants for common stock, until the date on which we complete a public or private equity financing with gross proceeds to us of not less than $8 million (a "qualified financing"); (ii) upon the closing of a qualified financing, the stated value of and accrued and unpaid dividends on the Series B preferred stock will automatically convert into shares of common stock at a conversion price equal to $13.75 per share, and the exercise price of Series B warrants would be reduced to $13.75 per share; (iii) the anti-dilution provisions of the Series B preferred stock and the Series B warrants would not apply to the qualified financing, the convertible debenture conversion, the February 1999 private placement, the conversion of the Series B preferred stock or the exercise of the Series B warrants; (iv) the holders waived and agreed not to exercise any registration rights they may have as to the common stock issuable upon conversion of the Series B preferred stock or the exercise of the Series B warrants in connection with this offering; and (v) the holders would not sell any common stock issuable upon conversion of the Series B preferred stock for at least six months after the effectiveness of this registration statement (or up to 24 months, if necessary to obtain regulatory approval of this offering).

      Other Warrants. In January 1999, in connection with the restructuring of certain outstanding obligations to Sanmina Corporation, we issued to Sanmina warrants to purchase 55,000 shares of our common stock, with a $13.75 exercise price per share. As part of the transaction, we converted outstanding accounts payable of $3,200,000 and $1,100,000, the latter amount representing the value of our inventory and materials located at Sanmina, to a $4,300,000 three-year term loan accruing interest at 7% per year. We are obligated to pay Sanmina $1,100,000 in principal on the note at the time this offering is completed and, at that time, Sanmina will transfer to us the title to our inventory and materials located at Sanmina. In January 1999, we also converted outstanding bills to our counsel totaling approximately $400,000 to a two-year term loan accruing interest at 7% per year. In connection with the transaction, we issued to our counsel warrants to purchase 8,000 shares of common stock with a $13.28 per share exercise price. We are obligated to pay our counsel $50,000 in principal on the note at the time this offering is completed.

      Barington Options. We issued to Barington options to purchase 36,000 shares of common stock at an exercise price of $45.37 per share in connection with our initial public offering. Cross Connect, L.L.C. has the right to acquire options to purchase 5,400 shares of common stock from Barington in certain circumstances. Cross Connect, L.L.C. is not affiliated with Barington or Marc S. Cooper. The Barington option is exercisable until April 8, 2002. The Barington option may be exercised as to all or a lesser number of shares covered by the option, and contains certain registration rights and anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares which may be purchased upon exercise, upon the occurrence of certain events. Barington waived any registration rights relating to its options and the shares issuable upon exercise of its options in connection with this offering. We also issued to Barington in December 1997 options to purchase 25,000 shares of common stock at an exercise price of $69.05 per share. These options were granted as consideration for business and financial services to be provided to us over a two-year period. Barington also waived any anti-dilution adjustment in the number of shares issuable upon exercise of its options or the option exercise price as a result of the February 1999 private placement and this offering.

                         SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

      Upon completion of this offering, there will be outstanding ________ shares (__________ shares if the underwriters' over-allotment option is exercised in full) of our common stock (including _____ shares of common stock issuable upon the automatic conversion of the Series B preferred stock at a conversion price of $13.75 per share upon completion of this offering and excluding any shares of common stock issuable upon the automatic conversion of the outstanding convertible debentures). Of such shares, __________ shares (___________ shares if the underwriters' over-allotment option is exercised in full) of common stock, consisting of (i) the _______ shares being sold in this offering, (ii) 614,000 shares sold in our prior public offerings of common stock, (iii) 119,893 shares previously resold in reliance on Rule 144 under the Securities Act, and (iv) 11,875 shares sold under an effective registration statement filed by us on Form S-3 with the Securities and Exchange Commission, will be freely transferable without restriction by persons other than our affiliates, subject to certain lock-up arrangements. The lock-up arrangements are described in detail below.

      In addition, subject to the lock-up arrangements, certain selling stockholders may offer and sell from time to time up to __________ shares of common stock in negotiated transactions or otherwise. The registration statement we filed relating to this offering also registers those shares, all of which, are freely transferable under the Securities Act without restriction by persons other than our affiliates. Sales of shares of common stock by the selling stockholders would have an adverse effect on the market price of the common stock.

      The remaining 630,439 shares of common stock will be "restricted securities" under Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144, pursuant to another exemption from registration under the Securities Act, or under an effective registration statement. As currently in effect, Rule 144 provides that any person (or persons whose shares are aggregated) holding "restricted securities," and any of our affiliates, who has beneficially owned the shares for at least one year (as computed under Rule 144), is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the common stock (approximately _______ shares after the offering and giving effect to the conversion of the convertible debentures and the Series B preferred stock) and
(ii) the reported average weekly trading volume of the then outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about Objective Communications. A person (or persons whose shares are aggregated) who is not deemed one of our affiliates at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years (as computed under Rule 144), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and the other conditions mentioned above.

      We cannot predict the effect that any future sales of shares of common stock, or the availability of such shares for sale, will have on the market price of the common stock from time to time. We believe that sales of substantial numbers of shares of common stock, or the perception that such sales could occur, would adversely affect prevailing market prices of the common stock and our ability to raise capital in the future through the sale of additional securities.

      In addition to the outstanding shares of common stock, and the shares issuable upon the conversion of the convertible debentures and the Series B preferred stock upon the completion of the offering, we have reserved a total of 655,800 shares of common stock for issuance upon exercise of other outstanding warrants and options. Shares of common stock issuable in the future could hinder future financings. In addition, the holders of some of these options and warrants have registration rights, and the sale of shares of common stock upon exercise of those rights or the availability of such shares for sale could adversely affect the market price of the common stock.


REGISTRATION RIGHTS

      Subject to the lock-up arrangements described below, we have granted demand and/or "piggyback" registration rights to the holders of 228,000 shares of common stock, and ___________ shares of common stock issuable upon conversion of the Series B preferred stock and the convertible debentures upon completion of this offering, and the holders of options and warrants to purchase an additional 192,920 shares of common stock. Subject to certain conditions and limitations, the registration rights grant to the holders the right to register all or any portion of the common stock held by them or issuable upon the exercise of warrants or options held by them. In addition, the holders of warrants to purchase 136,920 shares of common stock also have the right to cause us to register the warrants for resale by the holders in certain circumstances. The registration rights are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. We generally are required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the shares of common stock by the holders.


LOCK-UP AGREEMENTS

      Of the shares of common stock outstanding upon completion of the offering, ________ shares of common stock available for sale in the public market are limited by restrictions under agreements entered into with Southeast Research Partners, Inc., the managing underwriter of this offering. Without the prior written consent of the managing underwriter of this offering, the holders of the following securities have agreed not to offer, sell, transfer or otherwise dispose of the number of shares of common stock for the periods indicated: (i) the holders of 228,000 shares of common stock we issued in the February 1999 private placement have agreed not to dispose of any of such shares for a period of six months from the effective date of the registration statement filed with respect to this offering (including _____ shares of common stock held by directors and executive officers of the Company); (ii) directors and executive officers holding an aggregate of __________ shares of common stock have agreed not to dispose of any shares of common stock for fifteen months from the effective date of the registration statement filed with respect to this offering; (iii) the holders of the _______ shares of common stock issuable upon the conversion of the convertible debentures have agreed not to dispose of any shares of common stock issuable upon conversion of the debentures for one year (including ___ shares of common stock issuable upon conversion of the convertible debentures to directors and executive officers of the Company) following the effective date of the registration statement filed with respect to this offering; and (iv) the holders of the _______ shares of common stock issuable upon the conversion of the Series B preferred stock have agreed not to dispose of any shares of common stock issuable upon conversion of the preferred stock or the 10,454 shares of common stock issuable upon exercise of the warrants issued in connection with the preferred stock for six months following the effective date of the registration statement filed with respect to this offering.

                                  UNDERWRITING

      The underwriters of this offering, Southeast Research Partners, Inc. ("SERP") and Ladenburg Thalmann & Co. Inc., have severally agreed, subject to the terms and conditions of the underwriting agreement, to purchase from us a total of __________ and _________ shares of common stock, respectively. The obligations of the underwriters under the underwriting agreement are subject to approval of certain legal matters by counsel and various other conditions precedent, and the underwriters are obligated to purchase all of the shares of common stock offered by this prospectus (other than the shares of common stock covered by the over-allotment option described below) if any are purchased.

      The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $__ per share of common stock. The underwriters may allow and such dealers may reallow a concession not in excess of $__ per share of common stock to certain other dealers. After this offering the offering price and other selling terms may be changed by the underwriters.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay to the underwriters an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the shares of common stock underwritten (including the sale of any shares of common stock subject to the underwriters' over-allotment option, $50,000 of which has been paid to date). We have also agreed to pay all expenses in connection with qualifying the shares of common stock offered hereby for sale under the laws of such states as the underwriters may designate and registering this offering with the National Association of Securities Dealers, Inc. including fees and expenses of counsel retained for such purposes by the underwriters.

      We have granted to the underwriters an option, exercisable during the 45-day period after the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of ______ additional shares of common stock for the sole purpose of covering over-allotments, if any.

      In connection with this offering, we have agreed to sell to the underwriters for an aggregate of $100 the underwriters' purchase option, consisting of the right to purchase up to an aggregate of ______ shares of common stock. The underwriters' purchase option will be exercisable at any time between the first and the fifth anniversary of the date of this prospectus at a price of $____ per share of common stock (110% of the per share offering price). The underwriters' purchase option may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this prospectus except to officers of the underwriters and the selected dealers and their officers or partners. The underwriters' purchase option grants to the holders thereof certain "piggyback" and demand rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the underwriters' purchase option.

      The underwriting agreement provides that for a period of three years from the date of this prospectus we will recommend and use our best efforts to elect a designee of SERP as a voting member of our Board of Directors. Alternatively, if SERP chooses, SERP may send a non-voting representative to observe each meeting of the Board of Directors. To the extent permitted by Delaware law, we have agreed to indemnify SERP and its designee for the actions of such designee as a director of the Objective Communications. SERP has not yet selected a designee.

      Until February 4, 2002, SERP has the right to purchase for its account or to sell for the account of our officers and directors (and any family member or affiliate of any of the foregoing persons), any securities sold by any of such persons in the open market.

      In connection with this offering, SERP, on behalf of the underwriters, may over-allot, or engage in syndicate covering transactions, stabilizing transactions and penalty bids. Over-allotment involves syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of common stock made for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when SERP, in covering syndicate short positions or making stabilizing purchases, repurchases shares originally sold by that syndicate member. These activities may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

      In addition, in connection with this offering, the underwriters (and selling group members) may engage in passive market making transactions in the common stock on the Nasdaq National Market, prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq National Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specific percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discounted when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. If passive market making is commenced, it may be discontinued at any time.

      The underwriters acted as the placement agents for the February 1999 private placement and were paid commissions of $228,000 and a non-accountable expense allowance of $85,500.


                                  LEGAL MATTERS

      Shaw Pittman Potts & Trowbridge, Washington, D.C., a partnership including professional corporations, will pass on the validity of the common stock offered in this offering and legal matters for us. Graubard Mollen & Miller, New York, New York, has served as counsel to the Underwriters in connection with this offering.


                                     EXPERTS

      The financial statements and schedules in this prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

      We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file reports and other information with the SEC. Such reports, proxy statements, and other information can be inspected without charge at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The registration statement is also publicly available through the SEC's web site located at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market and other information concerning the Company can be inspected at the office of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

      We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares of common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain terms of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding Objective Communications and the shares of common stock offered under this prospectus, we refer you to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                  PAGE
                                                                                --------


Unaudited Statements:

            Balance Sheets as of September 30, 1998 and December 31,
            1997..................................................                 F-2

            Statements of Operations for the three and nine-month periods ended September 30, 1998 and 1997, and for the period October
            5, 1993 (date of inception) to September 30, 1998.....
                                                                                   F-3

            Statements of Cash Flows for the nine-month periods ended
            September 30, 1998 and 1997, and for the period October 5,
            1993 (date of inception) to September 30, 1998........                 F-4

            Notes to Financial Statements.........................                 F-5

Audited Statements:

            Report of Independent Accountants.....................                 F-9

            Balance Sheets as of December 31, 1996 and 1997.......                F-10

            Statements of Operations for the years ended December 31,
            1995, 1996 and 1997 and for the period October 5, 1993                F-11
            (date of inception) to December 31, 1997..............

            Statements of Changes in Stockholders' Equity (Deficit) for
            the  period October 5, 1993 (date of inception) to December 31,
            1997..................................................                F-12

            Statements of Cash Flows for the years ended December 31,
            1995, 1996 and 1997 and for the period October 5, 1993 (date
            of inception) to December 31, 1997....................                F-13

            Notes to Financial Statements.........................                F-14

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A Development Stage Enterprise)
                                 Balance Sheets


ASSETS
                                                                                       September 30,              December 31,
                                                                                           1998                     1997
                                                                                           ----                     ----

                                                                                        (Unaudited)
Current assets:
                Cash and cash equivalents                                                 $1,756,111                 $18,199,434
                Accounts receivable                                                          110,226                          -
                Inventory                                                                  6,406,174                   1,700,935
                Other current assets                                                         489,997                     675,289
                                                                                          ----------                 -----------

                                    Total current assets                                   8,762,508                  20,575,658

                Property and equipment, net                                                3,700,431                   2,306,048
                Trademarks and patents                                                       175,129                     108,475
                Other assets                                                                 113,321                      92,519
                                                                                        ------------               -------------

                                                                                         $12,751,389                 $23,082,700
                                                                                         ===========                 ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
                Notes payable                                                               $126,806                         $-
                Debentures                                                                 3,160,959                          -
                Accounts payable                                                           5,639,199                   3,077,723
                Deferred revenue                                                                   -                     133,180
                Accrued liabilities                                                          853,197                     752,018
                Obligations under capital lease, current portion                             337,236                     190,454
                                                                                        ------------                 -----------

                                    Total current liabilities                             10,117,397                   4,153,375
Obligations under capital lease, less current portion                                        101,121                      57,196
                                                                                         -----------                  ----------

                                    Total liabilities                                     10,218,518                   4,210,571

Stockholders' equity:
Preferred Stock, Series A, par value $.01, 250,000 shares authorized; none
issued and outstanding at September 30, 1998 and December 31, 1997                                 -                          -

Preferred Stock, Series B, at liquidation preference, par value $.01, 954,545 shares authorized; 209,091 and none issued and outstanding at September 30,1998
and December 31, 1997, respectively.                                                       1,159,583                          -

Common stock, par value $.01, 30,000,000 shares authorized; 5,741,035 and
5,676,850 issued and outstanding at September 30, 1998
and December 31, 1997, respectively                                                           57,410                      56,769

Additional paid-in capital                                                                36,594,248                  35,960,466

Deficit accumulated during development stage                                             (35,278,370)                (17,145,106)

                                    Total stockholders' equity                             2,532,871                  18,872,129
                                                                                           ---------                  ----------

                                                                                         $12,751,389                 $23,082,700
                                                                                         ===========                 ===========

The accompanying notes are an integral part of these financial statements.

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
                           Statements of Operations
                                  (Unaudited)


                                       For the three months ended                For the nine months ended
                                              September 30,                            September 30,

                                                  1998              1997                   1998
                                                  ----              ----                   ----

Revenues- net                                      $255,283                $-              $365,788
Cost of sales                                       165,547                 -               229,851
                                                    -------                 -               -------

Gross margin                                         89,736                 -               135,937
                                                     ------                 -               -------

Operating expenses:
Research and development                          2,638,333         1,257,537             9,871,383
Selling, general and administrative               2,515,734         1,224,914             6,954,957
Depreciation and amortization                       649,099           121,787             1,619,149
Other                                                 -                  -                    -
                                                   --------          --------            ---------

             Total operating expenses             5,803,166         2,604,238            18,445,489
                                                  ---------         ---------            ----------

Loss from operations                             (5,713,430)       (2,604,238)         (18,309,552)
Interest (income) expense, net                       22,410           (69,538)            (176,288)
                                               ------------        -----------        -------------

Net loss                                        $(5,735,840)      $(2,534,700)        $(18,133,264)

Cumulative Series B Dividend                         (7,200)            -                   (7,200)
                                              --------------       ----------          ------------
Net loss attributable to Common
shareholders                                 $  (5,743,040)       $(2,534,700)        $(18,140,464)
                                              ===============     ===========         =============

Net loss per common share - basic
and diluted                                          $(1.00)           $(0.55)              $(3.18)
                                                     =======           =======              =======

Weighted average shares
outstanding - basic and
diluted                                           5,741,035         4,633,511            5,711,317
                                                  =========         =========            =========

                                                          For the period
                                                          October 5, 1993
                                                       (date of inception) to
                                          1997           September 30, 1998
                                          ----           ------------------

Revenues- net                                     $-           $861,448
Cost of sales                                      -            479,226
                                                   -            -------

Gross margin                                       -            382,222
                                                   -            -------

Operating expenses:
Research and development                   2,588,177         18,594,773
Selling, general and administrative        2,699,312         13,543,582
Depreciation and amortization                444,466          2,671,385
Other                                          -                 15,997
                                          ---------          ----------

             Total operating expenses      5,731,955         34,825,737
                                           ---------         ----------

Loss from operations                      (5,731,955)       (34,443,515)
Interest (income) expense, net               360,386            427,958
                                         -----------       ------------

Net loss                                 $(6,092,341)      $(34,871,473)

Cumulative Series B Dividend                   -
                                          ---------
Net loss attributable to Common
shareholders                             $(6,092,341)
                                         ===========

Net loss per common share - basic
and diluted                                   $(1.67)
                                              =======

Weighted average shares
outstanding - basic and
diluted                                    3,639,737
                                           =========

The accompanying notes are an integral part of these financial statements.

                        OBJECTIVE COMMUNICATIONS, INC.

                       (A Development Stage Enterprise)
                           Statements of Cash Flows
                                  (Unaudited)

                                                                                                            For the period
                                                                For the nine months ended                   October 5, 1993
                                                                      September 30,                       (Date of inception)
                                                                          1998               1997        to September 30, 1998
                                                                          ----               ----        ---------------------

Cash flows from operating activities:
Net loss                                                               ($18,133,264)        ($6,092,341)     ($34,871,473)
Adjustments to reconcile net loss to net cash
                   used in operating activities:
Depreciation and amortization                                             1,619,149             444,466         2,671,385
Interest expenses related to issuance of warrants                                -              385,000           706,789
Interest expense related to issuance of debentures                           35,959                  -             35,959
Non-cash compensation expense                                               422,766             340,166           762,932
Stock issued in exchange for services rendered                                   -                   -             55,834
Other non-cash charges                                                       62,256                  -             62,256
Changes in operating assets and liabilities:
       Accounts receivable                                                 (110,226)             49,131          (110,226)
       Other current assets                                                 415,355            (254,072)         (259,934)
       Inventory                                                         (4,737,464)           (260,826)       (6,438,399)
       Trademarks and patents                                               (74,691)            (75,132)         (194,386)
       Other assets                                                         (20,802)                 -           (108,654)
       Accounts payable                                                   2,561,476              46,971         5,639,199
       Deferred revenue                                                    (133,180)                 -                  -
       Accrued liabilities                                                  101,179              67,042           853,197
                                                                            -------              ------           -------

              Net cash used in operating activities                     (17,991,487)         (5,349,595)      (31,195,521)
                                                                        ------------         -----------      ------------

Cash flows from investing activities:
Purchase of property and equipment                                       (3,808,886)           (971,381)       (6,501,379)
Sale of other fixed assets                                                    5,000                  -              5,000
Sale of leasehold improvements                                            1,470,000                -            1,470,000
                                                                          ---------             -------         ---------

              Net cash used in investing activities                      (2,333,886)           (971,381)       (5,026,379)
                                                                         -----------           ---------       -----------

Cash flows from financing activities:

Net proceeds from the issuance of Series A Preferred Stock                       -              962,203         1,810,643
Net proceeds from the issuance of Series B Preferred Stock                1,150,000                  -          1,150,000
Net proceeds from the issuance of common stock                              221,240           9,530,251        32,565,923
Net proceeds from the issuance of debentures                              3,125,000                             3,125,000
Net proceeds from the issuance of notes payable                                  -                  -           2,550,000
Repayments of notes payable                                                (103,257)         (2,300,000)       (2,653,257)
Proceeds from the issuance of notes payable to related
   parties                                                                       -             (199,000)          716,223
Repayment of notes payable to related parties                                    -                               (364,000)
Debt issue costs                                                                 -                     -         (258,131)
Principal payments on capital leases                                       (510,933)            (51,181)         (664,390)
                                                                           ---------            --------         ---------

              Net cash provided by financing activities                   3,882,050           7,942,273        37,978,011
                                                                          ---------           ---------        ----------

Net increase (decrease) in cash and cash equivalents                    (16,443,323)          1,621,297         1,756,111

Cash and cash equivalents, at beginning of period                        18,199,434             623,241             -
                                                                         ----------             -------         ---------

Cash and cash equivalents, at end of period                              $1,756,111          $2,244,538        $1,756,111
                                                                         ==========          ==========        ==========

Supplemental disclosure of non-cash investing and financing activities:

Current asset financed by issuance of note payable                         $230,063
Capital lease obligations                                                  $701,640
Inventory transferred to fixed assets                                       $32,225

The accompanying notes are an integral part of these financial statements.

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
                         Notes To Financial Statements
                                  (Unaudited)

1.     BASIS OF PRESENTATION

        The accompanying unaudited condensed financial statements as of September 30, 1998 and for the three and nine months ended September 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and instructions to Form 10-QSB and Article 10 of Regulation S-X. These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Objective Communications, Inc. (the "Company") be unable to continue as a going concern. The reader's attention is directed to Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations for further discussion of going concern issues facing the Company. In the opinion of management, such financial statements contain all adjustments, consisting only of normal recurring entries, necessary to present fairly the financial position of the Company as of September 30, 1998 and the results of operations for the three and nine months ended September 30, 1998 and 1997. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended and as of December 31, 1997 included in the Company's Annual Report on Form 10-KSB, dated March 31, 1998, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Certain prior year items have been reclassified to conform to the current period's format. The results of operations for the three and nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year.

2.     NET LOSS PER SHARE

        The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," which modifies the calculation of earnings (loss) per share. Net loss per common share is based on the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average shares outstanding. Diluted earnings (loss) per share reflect the dilutive effect of stock options and warrants and are presented only if the effect is not anti-dilutive. Had options and warrants been included in the computation, shares for the diluted computation would have increased by approximately 1.6 million and 2.8 million as of September 30, 1997 and September 30, 1998, respectively.

3.     INCOME TAXES

        The Company did not record a provision for income taxes for the three and nine months ended September 30, 1998 and 1997 since the Company has had net operating losses during each of those periods. The Company recorded a full valuation allowance against the net deferred tax asset generated primarily from its net operating loss carryforwards.

4.     ACCOUNTING STANDARDS

        In June 1997, the Financial Accounting Standard Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted the new standard effective for the three months ended March 31, 1998. There were no items of comprehensive income for the first three quarters of the fiscal year ended December 31, 1998. SFAS No. 131 specifies new guidelines for determining a company's operating segments and related requirements for disclosure. The Company is in the process of evaluating the impact of the new standard on the presentation of the financial statements and the disclosures therein. The Statement will become effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standard for the fiscal year ending December 31, 1998.

        In June 1998, The Financial Accounting Standard Board issued SFAS No. 133, "Accounting of Derivative Instruments and Hedging Activities." SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The new standard requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company will adopt the new standard for the fiscal year ending December 31, 2000. Management is evaluating the impact SFAS No. 133 may have on the Company's financial statements.

5.     INVENTORY CONSISTED OF THE FOLLOWING AT:

                                                                         September 30,                   December 31,
                                                                             1998                            1997
                                                                             ----                            ----

               Raw Material                                                $6,310,468                     $901,548
               Work in Progress                                                     -                       24,272
               Finished Goods                                                  95,706                      775,115
                                                                               ------                      -------

                                                                           $6,406,174                   $1,700,935
                                                                           ==========                   ==========

6.     SALE OF LEASEHOLD IMPROVEMENTS

        In the fourth quarter of 1997, the Company reached an agreement with the Pease Development Authority (the "PDA") to enter into a lease agreement for additional office space and, in exchange for a favorable rental rate, the Company agreed to fund significant improvements to the facility. Through June 1998 the Company had invested in excess of $1.8 million in improvements to the new offices. In June 1998, the Company and the PDA modified the previous agreement in that the PDA agreed to purchase $1,470,000 of the leasehold improvements in consideration of the Company's agreement to adjust the previously agreed rental rate to a market rate. In June, 1998, the Company received the proceeds from the sale, less accrued rent, of $83,870.

7.     5% CUMULATIVE CONVERTIBLE DEBENTURES DUE 2003

        In July 1998, the Company completed a private placement of 5% Cumulative Convertible Debentures due 2003 (the "5% Convertible Debentures") with certain institutional, affiliated and other investors, from which it received gross proceeds of approximately $3.125 million. Interest thereon accrues daily and is payable quarterly in arrears, payable in cash or, at the Company's option, by increasing the principal amount of the 5% Convertible Debentures. For the quarter ended September 30, 1998, the Company elected to pay the interest due at that date by increasing the principal amount by approximately $36,000. The 5% Convertible Debentures are senior in right of payment to substantially all existing and future indebtedness of the Company and the Company's equity securities. The Company sold and issued such securities in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, Regulation D and Rule 506.

        At the option of each holder, the Company shall redeem all or any portion of such holder's 5% Convertible Debentures effective as of the effective date of an "Extraordinary Transaction", as defined in such debenture, and the holder shall be entitled to receive a redemption price per $100 principal amount of 5% Convertible Debentures being redeemed equal to 112.5% of the aggregate principal amount of the 5% Convertible Debentures, plus accrued and unpaid interest thereon. Also at the option of each holder, the Company also is obligated to redeem all or any portion of such holder's outstanding 5% Convertible Debentures effective as of the date of the occurrence of certain "Triggering Events", as defined in such debenture, and the holder shall be entitled to receive a redemption price per $100 principal amount of 5% Convertible Debentures being redeemed equal to 130% of the principal amount of the 5% Convertible Debentures, plus accrued and unpaid interest. In addition, the 5% Convertible Debentures are redeemable at the option of the Company in certain circumstances.

        The Institutional Investors may, in whole or in part, convert the 5% Convertible Debentures into shares of Common Stock. The Debentures issued to the Additional Investors are convertible, in whole or in part, at the option of the holder any time after January 5, 1999. The conversion rate of the 5% Convertible Debentures is determined by dividing the principal amount of the 5% Convertible Debentures plus any accrued and unpaid interest by a conversion price equal to the lesser of (i) the fixed conversion price of $10.87, or (ii) a floating conversion price equal to the average of the three lowest closing prices of the Common Stock on its principal exchange during the 12 trading days immediately preceding the date upon which the Company is notified of such conversion. The number of shares of Common Stock issuable upon conversion of the 5% Convertible Debentures is subject to adjustment in certain events, including without limitation a reclassification, reorganization or exchange of the Company's Common Stock.

        On or after July 8, 2003, the Company will have the option to cause the outstanding 5% Convertible Debentures to be automatically converted to shares of Common Stock pursuant to the Conversion Rate, as defined in such debenture, or to redeem all outstanding 5% Convertible Debentures at a redemption price equal to the principal amount of the 5% Convertible Debentures plus any accrued and unpaid interest thereon.

8.     5% CUMULATIVE CONVERTIBLE SERIES B PREFERRED STOCK

        In August 1998, the Company issued to certain unaffiliated investors in a private placement 209,091 shares of 5% Cumulative Convertible Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and warrants to purchase an aggregate of 52,237 shares of Common Stock at an exercise price of $6.00 per share, which were valued at $94,000 (the "Series B Warrants"). The shares of Series B Preferred Stock and the Series B Warrants were issued at an exercise price of $5.50 per share, resulting in gross proceeds to the Company of $1.15 million. Dividends accrue at 5% annually, are cumulative, and are payable in additional shares of Series B Preferred Stock. The Company sold and issued such securities in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, Regulation D and Rule 506.

        Shares of Series B Preferred Stock are convertible at any time after the issuance date at the option of the holder into shares of Common Stock at an initial conversion rate of $5.50 per share, subject to adjustment in connection with certain events, including a reclassification, reorganization or exchange of the Company's Common Stock. The shares of Series B Preferred Stock are subject to automatic conversion, without further action on the part of the holder or the Company, if the closing price of the Company's common stock equals or exceeds $11.00 per share for 15 consecutive trading days.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Objective Communications, Inc.:

        We have audited the accompanying balance sheets of Objective Communications, Inc. (a development stage enterprise) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997 and for the period October 5, 1993 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Objective Communications, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 and for the period October 5, 1993 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                           Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 20, 1998

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
                                Balance Sheets


                                                               ASSETS
                                                                                             December 31,              December 31,
                                                                                                1996                      1997
                                                                                                ----                      ----

Current assets:
           Cash and cash equivalents                                                           $623,241                $18,199,434
           Accounts receivable, less allowance for doubtful accounts
                  of $5,000 in 1996                                                              84,855                         -
           Inventory                                                                            366,099                  1,700,935
           Other current assets                                                                 178,376                    675,289
                                                                                                -------                    -------

                                    Total current assets                                      1,252,571                 20,575,658

           Property and equipment, net                                                          182,072                  2,306,048
           Debt issue costs, less accumulated amortization of
                  $44,065 and 258,131 in 1996 and 1997, respectively                            214,066                         -
           Trademarks and patents, less accumulated amortization of
                   $5,624 and $11,220 in 1996 and 1997, respectively                             32,869                    108,475
           Other assets                                                                           -                         92,519
                                                                                              --------                      ------

                                                                                             $1,681,578                $23,082,700
                                                                                             ==========                ===========

                                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
           Notes payable, net of unamortized debt discounts of
                   $586,000 as of December 31, 1996                                          $1,714,000                 $       -
           Notes payable, related parties                                                       199,000                         -
           Accounts payable                                                                     390,438                  3,077,723
           Deferred revenue                                                                          -                     133,180
           Accrued liabilities                                                                  263,376                    752,018
           Obligations under capital lease, current portion                                      15,543                    190,454
                                                                                                 ------                    -------

                                    Total current liabilities                                 2,582,357                  4,153,375
Obligations under capital lease                                                                  25,610                     57,196

COMMITMENTS (Note 5)

Redeemable Series A Convertible Preferred Stock, par value
           $.01, 500,000 shares authorized;                250,000, and 0 shares
           issued and outstanding at December 31, 1996 and 1997, respectively.                  848,440                         -

Stockholders' equity (deficit):

Preferred Stock, par value $.01, 2,500,000 shares authorized;
           none issued and outstanding at December 31, 1996 and 1997

Common stock, par value $.01, 10,000,000 shares authorized;
           1,896,577 and 5,676,850 issued and outstanding at December 31, 1996
           and 1997, respectively                                                                18,966                     56,769

Additional paid-in capital                                                                    3,371,115                 35,960,466

Deficit accumulated during development stage                                                 (5,164,910)               (17,145,106)
                                                                                             -----------               ------------

                                    Total stockholders' equity (deficit)                     (1,774,829)                18,872,129
                                                                                             -----------                ----------

                                                                                             $1,681,578                $23,082,700
                                                                                             ==========                ===========

The accompanying notes are an integral part of these financial statements.

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
                           Statements of Operations


                                                                                                         FOR THE PERIOD
                                                                                                         OCTOBER 5, 1993
                                                        FOR THE YEARS ENDED DECEMBER 31,             (DATE OF INCEPTION) TO
                                                        1995             1996          1997             DECEMBER 31, 1997
                                                        ----             ----          ----             -----------------

Operating revenues:
      Merchandise revenue                              $129,861          $45,440     $         -           $    175,301
      Service revenue                                    94,817           35,935               -                320,359
                                                         ------           ------               -                -------

               Total revenues                           224,678           81,375               -                495,660
                                                        -------           ------               -                -------

Operating expenses:
      Cost of merchandise                               124,730           44,579               -                169,309
      Cost of services                                   12,684           17,774               -                 80,066
      Research and development                        1,232,046        1,106,901       6,218,637              8,723,390
      Selling, general and administrative               813,853        1,041,840       4,334,754              6,588,625
      Depreciation and amortization                      60,298          158,714         829,462              1,052,236
      Other                                              14,031            1,713               -                 15,997
                                                         ------            -----      ----------                 ------

               Total operating expenses               2,257,642        2,371,521      11,382,853             16,629,623
                                                      ---------        ---------      ----------             ----------

Loss from operations                                 (2,032,964)      (2,290,146)    (11,382,853)           (16,133,963)
Interest (income) expense, net                           13,152          404,290         203,441                604,246
                                                         ------          -------         -------                -------

Net loss                                            $(2,046,116)     $(2,694,436)   $(11,586,294)          $(16,738,209)
                                                    ------------     ------------   -------------          ============-

Net loss per common share, basic                         $(0.59)          $(0.75)         $(2.84)
                                                         =======          =======         =======

Shares outstanding -- basic                           3,461,659        3,607,634       4,076,149
                                                      =========        =========       =========

The accompanying notes are an integral part of these financial statements.

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
            Statements of Changes in Stockholders' Equity (Deficit)
    for the period October 5, 1993 (date of inception) to December 31, 1997

                                                                                           Deficit
                                                                                         accumulated
                                                                         Additional         during
                                                          Common          paid-in        development
                                             Shares        Stock          capital           stage              Total
                                             ------        -----          -------           -----              -----

Balance, October 5, 1993                          500             $5            $995          $     -            $1,000
Net loss                                            -              -               -           (4,521)           (4,521)
                                             --------       --------         -------           -------           -------

Balance, December 31, 1993                         500             5             995           (4,521)           (3,521)
Stock dividend                               1,299,500        12,995               -          (12,995)               -
Issuance of common stock at $2/share           171,000         1,710         340,290                -           342,000
Issuance of common stock at $2/share
(Issued in exchange for services)               16,666           167          33,167                -            33,334
Issuance of common stock at $6/share            45,000           450         269,550                -           270,000
Expenses associated with issuance of
common stock                                        -              -         (47,418)               -           (47,418)
Issuance of common stock at
$2.68/share (Issued in exchange for
services)                                        8,375            84          22,416                -            22,500
Net loss                                            -              -               -         (406,842)         (406,842)
                                             --------       --------          ------         ---------         ---------

Balance, December 31, 1994                   1,541,041        15,411         619,000         (424,358)          210,053
Issuance of common stock at $6/share           111,666         1,117         668,883                            670,000
Expenses associated with issuance of
common stock                                                                 (81,389)                           (81,389)
Notes payable converted to common
stock at $6/share                               58,704           587         351,636                            352,223
Net loss                                             -                                     (2,046,116)       (2,046,116)
                                             ---------      --------         -------      ------------      ------------

Balance, December 31, 1995                   1,711,411        17,115       1,558,130       (2,470,474)         (895,229)
Exercise of common stock options
at $2/share                                     10,000           100          19,900                             20,000
Issuance of common stock at $6/share           175,166         1,751       1,052,232                          1,053,983
Expenses associated with issuance
of common stock                                                             (166,936)                          (166,936)
Interest expense incurred for issuance
of warrants                                                                  907,789                            907,789
Net loss                                                                                   (2,694,436)       (2,694,436)
                                             ---------      --------     ----------        -----------       -----------

Balance, December 31, 1996                   1,896,577        18,966       3,371,115       (5,164,910)       (1,774,829)
Issuance of common stock pursuant                   -
to warrant exchange agreement                  165,267         1,653         659,415         (320,902)          340,166
Reversal of interest expense upon
surrender of Bridge Warrants                                               (201,000)                           (201,000)
Shares issued in connection with initial
public offering, net of expenses             2,070,000        20,700       9,331,379                -         9,352,079
Conversion of Redeemable Series A
Convertible Preferred Stock to
Common Stock                                   500,000         5,000       1,805,643                          1,810,643
Exercise of warrants                            45,006           450          29,550                             30,000
Shares issued in connection with
secondary public offering,
net of expenses                              1,000,000        10,000      20,891,364                         20,901,364
Interest expense incurred for
issuance of warrants                                                          73,000          (73,000)
Net Loss                                                                                  (11,586,294)      (11,586,294)
                                              --------      -------       ---------       ------------      ------------

Balance, December 31, 1997                   5,676,850       $56,769     $35,960,466     $(17,145,106)      $18,872,129
                                             =========       =======     ===========     =============      ===========

The accompanying notes are an integral part of these financial statements

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
                           Statements of Cash Flows

                                                                                                                For the period
                                                                                                                October 5, 1993
                                                                      For the Years ended December 31,      (date of inception) to
                                                                                                                 December 31,
                                                                  1995             1996         1997                   1997
                                                                  ----             ----         ----                   ----

Cash flows from operating activities:
   Net loss                                                      $(2,046,116)    $(2,694,436)  $(11,586,294)        $(16,738,209)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
   Depreciation                                                       60,298         109,025        614,467              787,552
   Amortization                                                            -          49,689        214,995              264,684
   Interest expense related to issuance of warrants                        -         321,789        385,000              706,789
   Non-cash compensation expense                                           -               -        340,166              340,166
   Stock issued in exchange for services rendered                          -               -              -               55,834

Changes in operating assets and liabilities:
   Accounts receivable                                               (11,397)        (19,385)        84,855                    -
   Other current assets                                                 (746)       (166,792)      (496,913)            (675,289)
   Inventory                                                         (30,994)       (335,105)    (1,689,140)          (1,700,935)
   Other assets                                                            -               -        (87,852)             (87,852)
   Trademarks and patents                                            (12,898)        (19,595)       (81,202)            (119,695)
   Accounts payable                                                  520,681        (324,937)     2,687,285            3,077,723
   Deferred revenues                                                       -               -        133,180              133,180
   Accrued liabilities                                                76,085         163,038        488,642              752,018
                                                                      ------         -------        -------              -------

                    Net cash used in operating activities         (1,445,087)     (2,916,709)    (8,992,811)         (13,204,034)
                                                                  -----------     -----------    -----------         ------------

Cash flows from investing activities:
   Purchase of property and equipment                               (166,296)       (116,892)    (2,036,190)          (2,692,493)
                                                                    ---------       ---------    -----------          -----------

                    Net cash used in investing activities           (166,296)       (116,892)    (2,036,190)          (2,692,493)
                                                                    ---------       ---------    -----------          -----------

Cash flows from financing activities:
   Net proceeds from the issuance of Series A Preferred Stock              -         848,440        962,203            1,810,643
   Net proceeds from the issuance of common stock                    588,611         907,047     30,283,443           32,344,683
   Net proceeds from the issuance of notes payable                   250,000       2,300,000              -            2,550,000
   Repayments of notes payable                                             -        (250,000)    (2,300,000)          (2,550,000)
   Proceeds from the issuance of notes payable to
      related parties                                                546,223         170,000              -              716,223
   Repayments of notes payable to related parties                    (30,000)       (135,000)      (199,000)            (364,000)
   Debt issue costs                                                        -        (258,131)             -             (258,131)
   Principal payments on capital leases                                    -         (12,005)      (141,452)            (153,457)
                                                                           -         --------      ---------            ---------

                    Net cash provided by financing activities      1,354,834       3,570,351     28,605,194           34,095,961
                                                                   ---------       ---------     ----------           ----------

Net increase (decrease) in cash and cash equivalents                (256,549)        536,750     17,576,193           18,199,434

Cash and cash equivalents, at beginning of year                      343,040          86,491        623,241                    -
                                                                     -------          ------        -------          -----------

Cash and cash equivalents, at end of year                            $86,491        $623,241    $18,199,434          $18,199,434
                                                                     =======        ========    ===========          ===========

Supplemental disclosure of cash flow information:
   Interest paid                                                     $13,138         $57,628       $115,739             $186,505

Supplemental disclosure of non-cash investing and
financing activities:
   Conversion of notes payable-related parties
            and accrued interest into common stock                  $352,223               -              -             $352,223
   Capital lease obligations                                               -         $53,158       $347,950             $401,108
   Reclassification of inventory to fixed assets                           -               -       $354,304             $354,304

The accompanying notes are an integral part of these financial statements.

                        OBJECTIVE COMMUNICATIONS, INC.
                       (A Development Stage Enterprise)
                         Notes to Financial Statements


1.     NATURE OF BUSINESS

        Objective Communications, Inc. (the "Company") was formed and incorporated in the State of Delaware on October 5, 1993 to design, develop and market a proprietary video network system that provides high quality video and stereo audio transmission capabilities for video conferencing, data and file sharing, full-motion broadcasting and retrieval of stored data directly to and from desktop personal computers and conference rooms.

        The Company has suffered recurring losses from operations, has recurring negative cash flow from operations and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has required substantial funding through debt and equity financings since its inception to complete its development plans and commence full scale operations. The Company successfully completed a Follow-on Offering resulting in net proceeds of approximately $20.9 million in November 1997. Since that time, the Company has utilized, as planned, a significant portion of such proceeds for capital expenditures, inventory for units shipped as of year end and anticipated shipments in 1998, costs related to research and development in response to customer requirements for functionality and marketing capabilities to support major potential reseller relationships. The Company plans to utilize the remaining proceeds from the Follow-on Offering and cash flows from future sales to fund continued product development, fund working capital and facilitate expansion of the Company's business. Based on the Company's anticipated level of expenditures and commitments, management anticipates that its current financial resources, together with cash generated by operations, will be sufficient to continue to fund operations through June 1998. Cash flows from operations are not currently expected to be sufficient to fund the Company's operations during 1998, and management anticipates that it will continue to experience negative cash flow from operations for the foreseeable future until its products achieve commercial acceptance, which currently is expected to occur in late 1998. The Company has established relationships with investment banking firms, and management anticipates that it will be able to raise additional capital to meet its obligations and fund working capital requirements after June 1998 as such obligations come due. However, the Company does not currently have any commitments for debt or equity financing, and accordingly, there can be no assurance that it will be successful in its efforts to secure additional financing on terms acceptable to the Company or at all.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

        The Company's principal activities to date have been planning and organization, initiating research and development projects, conducting market research and securing adequate financing for the development of its products. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

CASH AND CASH EQUIVALENTS

        Cash and cash equivalents consist of cash and investments with original maturities of three months or less.

REVENUE RECOGNITION

        The Company's merchandise revenue, consisting principally of sales of the Company's video conferencing products, is recognized upon delivery and acceptance by customers. Service revenue, consisting principally of consulting services, is recognized over the time period to which it relates.

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

        Software development costs are included in research and development and are expensed as incurred. SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. The Company uses accelerated methods of depreciation for book and for tax purposes. The annual provisions for depreciation have been computed principally in accordance with the following ranges of asset lives: computer and lab equipment, 3 to 5 years; capitalized software, 3 years; furniture and fixtures, 5 years; and leasehold improvements over the lesser of 7 years or the term of the lease relating to the improved asset. Assets held under the construction in progress caption are not depreciated until the asset is completed and placed in service.

INVENTORY

        Inventory, consisting principally of hardware for the Company's video conferencing products, is valued at the lower of cost or market, with cost being determined using the FIFO ("first-in, first-out") method of accounting.

CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are held with a U.S. commercial bank. The Company has not experienced any losses related to its cash and cash equivalents. The Company generally grants uncollateralized credit terms to its customers and has not experienced any credit related losses.

INCOME TAXES

        Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the current tax provision for the period plus the change during the period in deferred tax assets and liabilities.

NET LOSS PER COMMON SHARE

        The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share," which modifies the calculation of earnings (loss) per share. Net loss per common share is based on the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average shares outstanding. Diluted earnings
(loss) per share reflect the dilutive effect of stock options and warrants and are presented only if the effect is not anti-dilutive.

USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value of cash and cash equivalents, accounts receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

STOCK-BASED COMPENSATION

        In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 is effective beginning with the year ending December 31, 1996. SFAS No. 123 permits companies to account for stock based compensation based on the provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock based compensation in accordance with APB 25; however, as required by SFAS No. 123, the Company has disclosed the pro forma impact on the financial statements assuming the measurement provisions of SFAS No. 123 had been adopted (see Note
8).

RECLASSIFICATIONS

        Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

3.     INVENTORIES


Inventories consist of the following at:

                                                                   December 31,
                                                                   ------------
                                                          1996                     1997
                                                          ----                     ----

               Raw materials                             $366,099                 $901,548
               Work in process                                  -                   24,272
               Finished goods                                   -                  775,115
                                                         --------                  -------

                                                         $366,099               $1,700,935
                                                         ========               ==========

4.     PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

                                                                        December 31,
                                                                        ------------

                                                                1996                     1997
                                                                ----                     ----

               Computer and laboratory equipment               $309,716               $2,070,415
               Computer software                                  6,699                  220,711
               Leasehold improvements                            11,925                  174,697
               Furniture and fixtures                            26,817                  348,025
               Construction in Progress                               -                  279,754
                                                               --------                  -------

                                                                355,157                3,093,602
               Accumulated depreciation                       (173,085)                (787,554)
                                                              ---------                ---------

                                                               $182,072               $2,306,048
                                                               ========               ==========

5.     COMMITMENTS

        The Company leases office space and manufacturing space and miscellaneous office and testing equipment under various operating and capital leases. Commitments for minimum rentals under non-cancelable leases at December 31, 1997 are as follows:

                                                                        Capital Leases               Operating Leases
                                                                        --------------               ----------------

               1998                                                            $207,294                         $75,919
               1999                                                              62,351                          75,139
               2000                                                               1,810                          75,139
               2001                                                                  -                           36,477
               2002                                                                  -                            4,833
               Thereafter                                                            -                               -
                                                                               -------                         --------

               Total minimum lease payments                                     271,455                        $267,507
                                                                                                               ========

               Less amount representing interest                                 23,805
                                                                                -------

               Present value of net minimum lease payments                     $247,650
                                                                               ========

Property, plant, and equipment at year-end include the following amounts for capitalized leases:

                                                                        1996                            1997
                                                                        ----                            ----

               Computer and laboratory equipment                     $53,158                        $275,608
               Furniture and fixtures                                      -                         273,320
                                                                     -------                         -------

                                                                      53,158                         548,928
               Less allowances for depreciation                     (13,289)                        (78,752)
                                                                    --------                        --------

                                                                     $39,869                        $470,176
                                                                     =======                        ========

Rent payments made in 1995, 1996, and 1997 were $351,000, $228,000, and
$293,000.

6.     INCOME TAXES

        At December 31, 1997, the Company has available net operating loss carryforwards for federal and state tax purposes of approximately $ 16,448,000 and $ 5,633,000, respectively. The federal and state net operating losses begin to expire in 2009 and 1999, respectively. The remaining deferred tax assets relate principally to accrued expenses, reserves and depreciation and amount to approximately $ 847,000. As of December 31, 1997, a valuation allowance of $6,145,000 has been recorded against total deferred tax assets, due to the uncertainty surrounding their realization.

        The components of the Company's net deferred tax position and the tax effects of temporary differences giving rise to the Company's deferred tax assets (liabilities) as of December 31, 1996 and 1997 are as follows:

                                                                                    1996                       1997
                                                                                    ----                       ----

               Net operating loss carryforwards                                  $1,769,000                 $5,817,000
               Accrued liabilities                                                   28,000                    116,000
               Reserves                                                                   0                     68,000
               Depreciation and amortization                                        (24,000)                   144,000
               Valuation allowance                                               (1,773,000)                (6,145,000)
                                                                                 -----------                -----------

               Total deferred tax asset                                              0                               0
                                                                                 ==========                 ============

        Ownership changes, as defined in Internal Revenue Code Section 382, may have limited the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.

7.     NOTES PAYABLE

        During 1995 and 1996, the Company borrowed $224,000 and $170,000, respectively, from various stockholders of the Company. The loans accrue interest at 7% per annum and are payable, along with all accrued interest, upon demand. In connection with the loans made in 1995, the Company issued warrants to purchase common stock equal to the principal balance of the loans divided by $6.00 per share, for an aggregate of 37,333 warrants. The exercise price of these warrants is $8.00 per share. In June 1995, one of the lenders converted a $30,000 loan plus accrued interest into 5,009 shares of common stock.

        Additionally, during 1995, the Company borrowed an aggregate of $320,000 from a financial advisory firm hired to assist the Company in raising equity. This amount as well as $2,166 in accrued interest were converted to common stock during 1995 (see Note 8).

        In November 1995, the Company received a letter of intent from a potential investor pursuant to which the potential investor agreed to pay $250,000 to the Company as an initial installment of a larger investment which would be finalized in early 1996. The letter of intent provided that in the event that a final agreement was not reached within a specified period of time, the letter of intent could be canceled by the Company or the potential investor and the $250,000 investment would be converted to a note payable, with interest accruing at 6% per annum, payable 90 days from the date of such cancellation. The letter of intent was canceled by the investor in June 1996, and the Company repaid the $250,000 note, together with $5,548 in accrued interest at 6%.

        In August 1996, the Company borrowed $300,000 from an investment company. The loan bears interest at the NationsBank prime rate plus 1.5% per annum, adjusted quarterly beginning September 30, 1996. Interest is payable semi-annually in arrears on the last day of January and August of each year, commencing January 31, 1997. The full balance of this note is due and payable on the earlier of: (1) August 14, 1997, or (2) the closing date of an initial public offering of securities of the Company. In consideration for this loan, the Company issued to the lender warrants to purchase 33,750 shares of the Company's common stock at an initial exercise price of $8.90 per share. Each time the Company declares a stock split or dividend, sells previously unissued shares, or issued additional options, warrants or rights to purchase shares of the Company's common stock, the Company applies a formula, pursuant to the terms of the warrant, to determine if the number of warrants and the exercise price thereof must be adjusted. As of December 31, 1996, the number of shares subject to the warrant pursuant to the loan agreement are 42,755 at an exercise price of $7.03.

        In November 1996, the underwriter of the Company's proposed IPO placed $2,000,000 in bridge notes of the Company to provide the Company with operating capital until the time of the expected closing of the IPO. The bridge notes are collateralized by substantially all of the assets of the Company. The bridge notes are due and payable upon the earliest of the closing of the IPO, twelve months from the date of issuance, or the closing of a series of sales of securities of the Company with aggregate gross proceeds of at lease $2,000,000, and the notes bear interest at the rate of 10% per annum, due and payable quarterly, beginning January 1, 1997. The notes were issued to a total of 38 investors, in three tranches: (1) $1,025,000 as of October 18, 1996, (2) $400,000 as of November 8, 1996, and (3) $575,000 as of November 22, 1996. The
individual note holders were also issued warrants to purchase an aggregate of 500,000 shares of the Company's common stock at an exercise price of $3.30 per share. As a fee for this transaction, the underwriter received $200,000 and warrants to purchase 50,000 shares common stock at an exercise price of $3.30 per share. These fee warrants will be forfeited upon the completion of the Company's initial public offering. Based on an analysis utilizing the Black-Scholes option-pricing model giving consideration to the features of the warrants and the external economic environment provided by an independent valuation firm, the Company estimated that the fair value of the warrants issued in connection with these debt financings was approximately $782,000. This aggregate amount has been recorded as a discount against the related notes payable and an increase to additional paid-in-capital. The discount against the related notes payable is being amortized to interest expense over the terms of the related notes. As of December 31, 1996, approximately $196,000 had been amortized to interest expense. The effective interest rate of the bridge notes is 43.3% per annum based on the 10% stated interest rate pursuant to the bridge notes and the fair value of the 500,000 warrants that were originally issued in connection with the notes.

        All notes payable were repaid in full concurrent with the receipt of the proceeds of the Company's Initial Offering in April 1997. Of the $586,000 unamortized discount recorded as at December 31, 1996, $385,000 was charged to interest expense. The remaining $201,000 of the unamortized discount was charged against equity as the warrant holder to whom the Bridge Warrants had been granted returned a portion thereof.

8.     CAPITAL STOCK TRANSACTIONS

COMMON STOCK

        The Company was initially capitalized in the amount of $1,000 by the issuance of 500 shares of common stock, par value $.01. On June 28, 1994, the Company filed a Certificate of Amendment of Certificate of Incorporation increasing the authorized shares to 10,000,000.

        On June 28, 1994, the Company issued a stock dividend of 1,299,500 shares to the Company's sole stockholder and President and Chief Executive Officer, Mr. Steven A. Rogers.

        On August 3, 1994, the Company sold 187,666 shares of common stock for $2.00 per share. Of the shares issued, 171,000 shares were sold for cash and 16,666 were issued in exchange for services rendered. On December 31, 1994, the Company sold an additional 45,000 shares of common stock for $6.00 per share.

        On December 31, 1994, the Company issued 8,375 shares in fulfillment of an obligation of $22,500 for services rendered in connection with the previous stock offerings.

        In December 1994, the Company entered into an agreement with a financial advisory firm to assist in raising a minimum of $600,000 in equity for the Company. In return, the Company was required to issue warrants to the financial advisor to purchase shares of the Company's common stock equal to 10% of the number of shares of common stock sold by the financial advisor to investors and 10% of the number of warrants issued to investors. The exercise price for these warrants is 110% of the common stock issue price or warrant exercise price.

        Pursuant to this agreement, the Company sold 111,667 shares of common stock for $6.00 per share during June 1995. Each share of common stock sold entitled the investor to a warrant to purchase an additional share of the Company's common stock, at an exercise price of $8.00 per share. Further, the Company converted $30,057 in notes payable and accrued interest into 5,009 shares of common stock. Additionally, the Company converted $202,166 in outstanding notes payable and accrued interest to the financial advisory firm into 33,694 shares of common stock. Each share of common stock issued in the conversion was accompanied by a warrant to purchase one share of common stock, at an exercise price of $8.00 per share. The Company also converted an additional $120,000 loan from the financial advisory firm into 20,000 shares of common stock, subject to the warrant provision described above. In connection with this transaction, holders of the converted notes were also issued an aggregate of warrants to purchase 85,666 shares of common stock at an exercise price of $8.00 per share.

        Pursuant to its 1995 agreement with the financial advisory firm, during June 1996, the Company sold 175,166 shares of common stock for $6.00 per share. Each share of common stock sold entitled the investor to a warrant to purchase an additional share of the Company's common stock at an exercise price of $8.00 per share. In connection with the provisions of the agreement, the president of the financial advisory firm received 34,553 warrants at an exercise price of $6.60 per share and 34,553 warrants at an exercise price of $8.80 per share in consideration of the services performed to assist the Company in obtaining equity financing. Additionally, the Company issued to certain lenders as an inducement to make loans to the Company, warrants to purchase 16,666 shares of common stock at $8.00 per share.

        A summary of the number of shares of common stock subject to purchase under all warrant agreements and the related exercise prices as of December 31, 1997 is as follows:

               NUMBER OF SHARES                EXERCISE PRICE
               ----------------                --------------

                    429,207                          $4.00
                    350,000                           3.30
                     15,000                           8.00
                    -------                           ----

                    794,207
                    =======

        During January 1997, the Company executed a warrant exchange agreement (the "Exchange Agreement") with investors who purchased shares of common stock and received warrants through the financial advisory firm during 1995 and 1996. The purpose of the warrant exchange was to induce such investors to enter into lock-up arrangements with the Underwriter and into agreements consolidating such investors' registration rights with those granted by the Company to other investors, and to provide those investors with the opportunity to invest in the Company upon terms and conditions that more closely reflect the terms and conditions upon which the other investors invested in the Company during a comparable time period. Under the Exchange Agreement, each such investor was given the opportunity to exchange existing warrants to purchase 5,000 shares of common stock at an exercise price of $8.00 per share for new warrants to purchase 2,500 shares of common stock an exercise price of $4.00 per share and an additional 2,500 newly issued shares of common stock. In addition, in the original offering, certain investors purchased shares of common stock from Mr. Steven A. Rogers at a purchase price of $2.00 per share at a time during which other investors were purchasing shares of common stock from the Company at $6.00 per share. As part of the warrant exchange, such investors also were required to pay Mr. Rogers $2.00 per share of common stock purchased from him in the original offering, so as to cause such transactions to be consummated upon terms and conditions more closely reflecting market conditions. Mr. Rogers received an aggregate of $340,166 in the warrant exchange transaction. As a result of the Exchange Agreement, the Company issued an aggregate of 165,267 shares of common stock. Of the fair market value of such shares, the Company will reflect a non-cash compensation expense of $340,166, and the remaining $320,902 will be a direct charge to equity as a cost of equity financing. Additionally, an aggregate of 345,536 warrants with an exercise price of $8.00 per share were exchanged for 165,269 warrants with an exercise price of $4.00 per share and 15,000 warrants with an exercise price of $8.00 per share. Further, in connection with the Warrant Agreement, the Company also exchanged warrants held by the president of the financial advisory firm to purchase 34,553 warrants to purchase shares of common stock at an exercise price of $6.60 per share, and 34,553 warrants to purchase shares of common stock at an exercise price of $8.80 per share, for an aggregate of 69,106 warrants to purchase shares of common stock at an exercise price of $4.00 per share. Additionally, the Company exchanged warrants originally issued to other investors as an inducement to loan funds to the Company, representing the right to purchase an aggregate of 102,332 shares at an exercise price of $8.00 per share for warrants to purchase

102,332 shares of common stock at an exercise price of $4.00 per share (see
Note 5). The Company did not receive any additional cash proceeds as a result of the Exchange Agreement.

        During April 1997, the Company issued 2,070,000 shares of common stock, par value $.01 for approximately $9.5 million in proceeds, net of underwriting discounts and commissions and certain other expenses of the offering of $1.9 million. The issuance of these shares was pursuant to an initial public offering at a price of $5.50 per share. The net proceeds of the initial public offering were used primarily to repay certain outstanding notes payable and to fund the continued research and development and the working capital deficiencies of the Company. In connection with the initial public offering, all of the issued and outstanding shares of Redeemable Series A Convertible Preferred Stock were converted into common stock on a one-for-one basis.

        In April 1997, in connection with the initial public offering, certain holders of Bridge Warrants surrendered such warrants to acquire an aggregate of 150,000 shares of common stock with a fair value of $1.34 per warrant, resulting in a decrease due to reversal of interest expense upon surrender of Bridge Warrants of $201,000 in stockholders' equity. The surrender and cancellation of such warrants did not have any other effect on the Bridge Financing, nor did the Company pay any consideration in connection with such surrender.

        On November 5, 1997, the Company completed the offering and sale of 1,000,000 shares of the Company's common stock at a public offering price of $23.125 per share, resulting in net proceeds to the Company of approximately $20.9 million (net of underwriting discounts and commissions and other expenses of the offering).

STOCK OPTIONS

        On August 3, 1994, the Company granted certain outside directors of the Company options to purchase 200,000 shares of common stock. These options vest on the anniversary of the option grant date in accordance with a five year vesting schedule, 20% each year. The exercise price is $2.00 per share, which was in excess of the fair value of the stock on the date of the grant, as determined by the Board of Directors. As of December 31, 1997, 10,000 of these options had been exercised and 110,000 of these options were exercisable. The right to exercise these options terminates ten years from the grant date.

        In October 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan") pursuant to which 343,000 shares of common stock are reserved for issuance. These options vest on the anniversary of the option grant date in accordance with a vesting schedule ranging from two to five years. The options granted under this plan are granted at an exercise price per share equal to the fair value per share of the Company's common stock on the date of grant. As of December 31, 1997, 108,600 of these options had been exercised and none of these options were exercisable. The right to exercise these options terminates ten years from the grant date.

        In January 1997, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") pursuant to which 450,000 shares of common stock are reserved for issuance. These options vest on the anniversary of the option grant date in accordance with a vesting schedule ranging from three to five years. The options granted under this plan are granted at an exercise price per share equal to the fair value per share of the Company's common stock on the date of grant. As of December 31, 1997, none of these options had been exercised and none of these options were exercisable. The right to exercise these options ranges from five to ten years from the grant date.

        In December 1997, the Company granted to an investment banking firm options to purchase 125,000 shares of common stock at an exercise price of $13.81 per share, which was the fair value of the stock on the date of the grant. Since this grant is for future services to be provided, the related compensation expense, in accordance with SFAS No. 123, will be recorded over two years, the expected term of services. In 1997, the compensation expense was $20,355 with $563,688 in 1998 and $543,332 in 1999.

                Stock option activity is summarized as follows:

                                                                 Number of                   Price
                                                                  Shares                     Range
                                                                  ------                     -----

1995

Granted                                                           232,500                       $4.00
Forfeited                                                           --                           --
Exercised                                                           --                           --
Outstanding at December 31, 1995                                  432,500                 $2.00-$4.00
Exercisable at December 31, 1995                                   40,000                       $2.00
Available for grant at December 31, 1995                          110,500

1996

Granted                                                           138,000                       $4.00
Forfeited                                                        (27,500)                       $4.00
Exercised                                                          10,000                       $2.00
Outstanding at December 31, 1996                                  533,000                 $2.00-$4.00
Exercisable at December 31, 1996                                  111,000                 $2.00-$4.00
Available for grant at December 31, 1996                                0

1997

Granted                                                           487,550               $6.125-$23.00
Forfeited                                                         (4,000)               $6.625-$17.75
Exercised                                                          --                           --
Outstanding at December 31, 1997                                1,011,550                $2.00-$23.00
Exercisable at December 31, 1997                                  218,600                 $2.00-$4.00
Available for grant at December 31, 1997                           91,450

The following table summarizes information about stock options outstanding at December 31, 1997:

                     Options Outstanding                                                 Options Exercisable

                       Weighted-Avg.
                          Number            Remaining            Number
Range of                Outstanding        Contractual        Weighted-Avg.              Exercisable            Weighted-Avg.
Exercise Prices       As of 12/31/97      Life (years)       Exercise Price            As of 12/31/97          Exercise Price
---------------       --------------      ------------       --------------            --------------          --------------

$2.00                     190,000            6.6                     $2.00                   110,000                    $2.00
$4.00                     338,000            7.9                     $4.00                   108,600                    $4.00
$6.125-$12.125            271,600            4.3                     $6.89                        -                        -
$13.813-$23.00            211,950            4.9                    $17.50                        -                        -
                          -------                                                            -------

                        1,011,550                                                            218,600
                        =========                                                            =======


        All stock options granted by the Company from its inception through December 31, 1997 were granted with an exercise price per share equal to the fair value per share of the Company's common stock on the date of grant. In December of 1996, the Company repriced the exercise price of all options previously granted to $4.00 per share, to reflect an exercise price consistent with the price per share paid by outside investors of the Series A Preferred Stock issued in December of 1996 and January of 1997 (see Note 9). The Company accounts for the fair value of its options granted to employees and directors in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted, since the exercise price of the options has been in excess of the fair value of the options on the date of grant, as determined by the Board of Directors. Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                Net loss:                                                     1996                          1997
                ---------                                                     ----                          ----

                          As Reported                                     $(2,694,436)                   $(11,586,294)
                          Pro forma                                       $(2,895,916)                   $(11,915,198)

               Net loss per common share:                                     1996                          1997
               --------------------------                                     ----                          ----

                         As Reported, basic                                 $(0.75)                       $(2.84)
                         Pro forma, basic                                   $(0.80)                       $(2.92)

        The fair value of each option granted in 1996 and 1997 was estimated on the date of grant using a type of Black-Scholes option-pricing model. The model used the following weighted-average assumptions used for grants during the year ended December 31, 1996 and 1997: expected volatility of 43% and 75%, respectively, risk-free interest rate of 5.9% and 6.4%, respectively. Dividend yield of 0% and expected term of 5 years was assumed in both years.

9.     PREFERRED STOCK

        On December 9, 1996, the Board of Directors and a majority of the holders of the outstanding common stock authorized the establishment of 2,500,000 shares of preferred stock, with a par value of $.01 per share. In December 1996, the Company authorized the issuance and sale of 500,000 shares of Series A Convertible Preferred Stock ("Series A") and warrants to purchase 100,000 shares of common stock for aggregate consideration of $2,000,000. The Se-ries A shares have liquidation preferences over the common stock and any series of preferred stock authorized in the future. The holders of Series A shares are entitled to non-cumulative dividends when dividends are declared on the common stock as though the Series A shares had been converted to common stock. At any time after five years following the issuance of the Series A shares, or upon a merger in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company, at the request of at least 50% of the holders of Series A shares and given sixty days notice, the Company is required to redeem all or a portion of the outstanding Series A shares at a redemption price equal to the amount such holders would be entitled to receive had they converted the Series A shares into common stock or the liquidation value of $4.00 per share, whichever is greater. The Series A shares are convertible to common stock as determined by multiplying the Series A stated value plus all declared but unpaid dividends by $4.00 and dividing that result by the conversion price, which as defined by the agreement will not exceed $4.00 per share. The Series A shares will automatically convert to shares of common stock upon the consummation of the Company's IPO. The holders of Series A shares are entitled to vote, with each holder entitled to the number of votes per share as equal to the number of shares of common stock into which each share of Series A is then convertible.

        The warrants issued in conjunction with the Series A shares have an exercise price of $4.00 per share. As a fee for the placement of the Series A shares and related warrants, the underwriting firm received a $140,000 underwriter's discount and commission in consideration of its services on this transaction.

        As of December 31, 1996, the Company had issued 250,000 Series A shares and 50,000 warrants for the purchase of common stock and had received $1 million of consideration for the sale of the Series A shares. The remaining $1 million was received in January 1997. The Series A shares have been recorded net of the underwriters discount and commission and approximately $82,000 in other issuance costs. The 500,000 shares of Series A shares outstanding at the time of the Initial Offering in April were exchanged for 500,000 shares of common stock upon the closing of the Initial offering.

10.    NEW ACCOUNTING PRONOUNCEMENTS

        The Financial Accounting Standard Board recently issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." This Statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. The Statement will become effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standard beginning in the first quarter of the fiscal year ending December 31, 1998.

                         OBJECTIVE COMMUNICATIONS, INC.
                                     [LOGO]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


             [ALTERNATIVE PAGES FOR SELLING STOCKHOLDER PROSPECTUS]

               SUBJECT TO COMPLETION, DATED ___________ __, 1999

                         OBJECTIVE COMMUNICATIONS, INC.

                              ____________ SHARES

                                  COMMON STOCK

         This prospectus relates to the offering by certain stockholders of Objective Communications, Inc. of ________ shares of our common stock. The selling stockholders are identified under the heading "Selling Stockholders" later in this prospectus. We will not receive any proceeds from sales of the common stock. The common stock is traded on the Nasdaq National Market under the symbol OCOM.

         The stockholders may sell the common stock from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the common stock, or a combination of selling methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The stockholders may sell the common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. The selling stockholders may pay brokerage fees or commissions in connection with the sales of the common stock.

         INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN THE COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE _ OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       Prospectus dated ______ __, 1999.

                      [TO REPLACE THE "TABLE OF CONTENTS"]

                               TABLE OF CONTENTS

                                                PAGE                                                   PAGE
                                                ----                                                   ----
Prospectus Summary  . . . . . .                            Principal Stockholders  . . . .
Risk Factors  . . . . . . . . .                            Certain Transactions
Use of Proceeds . . . . . . . .                            Selling Stockholders  . . . . .
Price Range of Common Stock . .                            Description of Securities . . .
Dividend Policy . . . . . . . .                            Shares Eligible For Future Sale
Capitalization  . . . . . . . .                            Plan of Distribution  . . . . .
Selected Financial Information                             Legal Matters . . . . . . . . .
Management's Discussion and Analysis of                    Experts . . . . . . . . . . . .
 Financial Condition and Results of                        Additional Information  . . . .
 Operations . . . . . . . . . .                            Index to Financial Statements .             F-1
Business  . . . . . . . . . . .
Management  . . . . . . . . . .


                  [TO REPLACE THE SECOND PARAGRAPH ON PAGE I]

         Unless otherwise indicated in this prospectus, all information gives effect to a one share for five shares reverse stock split of the issued and outstanding common stock effected on March [19], 1999 and gives effect to the conversion of the outstanding Series B 5% Cumulative Convertible Preferred Stock to _____ shares of common stock on ____________, 1999.

 [TO BE ADDED TO THE END OF "RECENT DEVELOPMENTS" IN THE "PROSPECTUS SUMMARY"]

         On April __, 1999, we completed a public offering of ______ shares of common stock from which we received net proceeds of $________. Upon the completion of that offering, all of our outstanding convertible debentures automatically converted into _______ shares of common stock, all of our outstanding Series B preferred stock automatically converted into ________ shares of common stock, and we paid all of the outstanding principal of and interest on the unsecured promissory notes issued in the February 1999 private placement and certain other obligations. We believe that the proceeds from the April 1999 public offering will provide sufficient capital to fund our operations for at least twelve months.

                         [TO REPLACE "USE OF PROCEEDS]

                                USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the Selling Stockholders.

            [TO BE ADDED AFTER "CERTAIN RELATED PARTY TRANSACTIONS"]

                              SELLING STOCKHOLDERS

         The following table sets forth certain information provided to us by each Selling Stockholder regarding the beneficial ownership of shares of common stock by each Selling Stockholder as of February __, 1999. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws, where applicable.

                                                BENEFICIAL OWNERSHIP                         BENEFICIAL OWNERSHIP
                                               PRIOR TO THE OFFERING                          AFTER THE OFFERING
                                              -----------------------                       ----------------------
                                               NUMBER OF                   NUMBER OF         NUMBER OF
NAME OF SELLING STOCKHOLDER                     SHARES      PERCENT    SHARES BEING SOLD      SHARES      PERCENT
---------------------------                    --------   ----------- -------------------   -----------  ---------
A.C. Providenti
AG Super Fund International Partners, L.P.
AGR Halifax Fund, Ltd.
David Alexander
Applewood Associates, L.P.
Aus Per #1, Inc.
Marc C. Bailin
Ralph A. Bard III
Kenneth Baronoff
Daniel L. Berger
Stanley H. Blum
Roger A. Booker
James F. Bunker
Eldon Burdo
Eugene R. Cacciamani
Concetta Capotorto, custodian for Alexandra
  Capotorto, UTMA/NJ
Dr. Sidney Chonowski
John R. and Barbara Constantino, JTWROS
Marc S. Cooper
Edwin K. Dimes
Robert H. Emery
Kenneth M. Endelson
Rick Etra & Ken Etra, JTWROS
Steven Etra
Phillip H. Fauver
Andrew Feiner
GAM Arbitrage Investments, Inc.
Gary C. Granoff
Martin Grant
Scott Greiper
John W. Heilshorn
Clifford M. Kendall
Carl G. Kleidman
Leonardo, L.P.
Richard T. Liebhaber
Kenneth F. Logue
Allan R. Lyons
William R. Maines
James Mitarotonda
Howard W. Muchnick
Mary C. Murphy
Samuel Musnikow
Tony Peyser
Jerald S. Politzer
Ramius Fund, Ltd.
Raphael, L.P.
Dr. Malladi Sudhakar Reddy
Raymond D. Rice Revocable Trust dated 4/11/96
Martin Rosenman and Ellen Rosenman, JTWROS
Stewart Shiman
Carl E. Siegel
Eric R. Sisser
Edward and Linda Steinberg, JTWROS
Jack M.Threadgill
Leonard Zelin

*  Less than one percent

The registration of the shares of common stock under the Securities Act shall not be deemed an admission by the Selling Stockholders or us that the Selling Stockholders are underwriters for purposes of the Securities Act of any shares offered under this prospectus. See "Certain Transactions" for a discussion of material transactions between Objective Communications and any selling stockholders.

LOCK-UP ARRANGEMENTS

       The Selling Stockholders selling shares of common stock received upon conversion of the convertible debentures have agreed not to sell such shares until the first anniversary of the effective date of the registration statement of which this prospectus constitutes a part (the "Registration Statement").

       The Selling Stockholders selling shares of common stock purchased in the February 1999 private placement have agreed not to sell, transfer or otherwise dispose of such shares, without the consent of Southeast Research Partners, Inc., for a period of six months from the effective date of the Registration Statement. If necessary to obtain regulatory approval of our April 1999 public offering, this lock-up period may be extended until the second anniversary of the effective date of the Registration Statement.

       In addition, six directors or executive officers of the Company who are Selling Stockholders have agreed not to sell any of their shares of common stock, including the ______ shares of common stock offered by them in this prospectus, for a period of 15 months from the effective date of the Registration Statement.

                              PLAN OF DISTRIBUTION

       The distribution of the common stock by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, may be effected from time to time in transactions on the Nasdaq National Market, other exchanges or in the over-the-counter market, or in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (iii) an exchange distribution in accordance with the rules of such exchange; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. From time to time and subject to certain contractual limitations, the Selling Stockholders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives thereof, and may sell and deliver the shares in connection therewith. Broker-dealers through which transactions involving the common stock are effected may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the common stock. The Selling Stockholders have not entered into any underwriting arrangements.

       In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. The Selling Stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Securities Act. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The General Corporation Law of the State of Delaware (the "GCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and
(iv) for any transaction from which the director derived an improper personal benefit. The Second Amended and Restated Certificate of Incorporation (the "Certificate") of the Registrant provides for the elimination and limitation of the personal liability of directors of the Registrant for monetary damages to the fullest extent permitted by the GCL.

      In addition, the Certificate provides that if the GCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors of the Registrant shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. The effect of this provision is to eliminate the right of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Certificate provides that the Registrant shall, to the fullest extent permitted by the GCL, as amended from time to time, indemnify each of its currently acting and former directors, officers, employees and agents.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the registration fee and the Nasdaq National Market filing fee, are estimates:

                                   DESCRIPTION                                  AMOUNT
           SEC registration fee.....................................              $6,997
           NASD filing fee..........................................               3,019
           Nasdaq filing fee........................................                *
           Blue Sky fees and expenses (including fees of counsel) ..               5,000
           Printing expenses........................................             125,000
           Transfer agent and registrar's fee.......................               3,000
           Legal fees and expenses (other than Blue Sky)............             150,000
           Accounting fees and expenses.............................             125,000
           Miscellaneous............................................                 *
                                                                                 -------

           TOTAL....................................................            $450,000
                                                                                ========

           ----------

           *To be filed by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      The following reflects the issuance or sale of unregistered securities by the Registrant since January 1, 1996. All share information set forth below has been adjusted to reflect a one-for-two reverse stock split effective on December 5, 1996. The information has not been revised to reflect a contemplated one-for-five reverse stock split expected to be effected on March 19, 1999.

(1) Since January 1, 1996, the Registrant has issued or sold unregistered common stock as set forth below:

                                                                       NUMBER           PER SHARE
                                                                      OF SHARES           PRICE
                                                                      ---------           -----

       Year ended December 31, 1996............................       175,166  (a)        $6.00
       Year ended December 31, 1997............................       165,267              (b)
                                                                        7,500             $4.00
       Year ended December 31, 1998............................        37,506  (c)        $6.41
                                                                       59,375  (c)        $3.30
                                                                        2,500  (c)        $4.00
       From January 1, 1999 to February 12, 1999...............     1,140,000              (d)

      (a) Represents 175,166 shares of common stock issued by the Registrant in a private offering to accredited investors for which PVR Securities, Inc. acted as the placement agent.

      (b) Such shares of common stock were issued in connection with the warrant exchange in January 1997 pursuant to which certain investors exchanged warrants to purchase an aggregate of 330,536 shares of common stock with an exercise price of $8.00 per share, for 165,267 shares of common stock and warrants to purchase an aggregate of 165,269 shares of common stock with an exercise price of $4.00 per share.

      (c) Such shares of common stock were issued upon the exercise of outstanding options or warrants.

      (d) Such shares of common stock were issued by the Registrant in a private placement of 28.5 units completed on February 4, 1999, in which each unit consisted of a $100,000 unsecured promissory note and 40,000 shares of common stock, for consideration of $100,000 per unit. In the private placement, the Registrant received gross proceeds of $2,850,000 and net proceeds of approximately $2,430,000.

(2) Since January 1, 1996, the Registrant has issued or sold unregistered preferred stock as set forth below:

                                                                        NUMBER       PER SHARE
                                                                       OF SHARES       PRICE
                                                                       ---------       -----

       Year ended December 31, 1996.............................      250,000(a)        $4.00
       Year ended December 31, 1997.............................      250,000(a)        $4.00
       Year ended December 31, 1998.............................      209,091(b)        $5.50
       From January 1, 1999 to February 12, 1999................           None          None


      (a) Represents shares of Series A Preferred Stock issued in December 1996 and January 1997. All of these shares converted to common stock at the time of the Registrant's initial public offering in April 1997.

      (b) Represents shares of Series B Preferred Stock issued in August 1998. All of the shares of Series B Preferred Stock will convert to common stock upon the completion of the public offering to which this registration statement relates.

(3) Since January 1, 1996, the Registrant issued shares of common stock pursuant to the exercise of stock options granted to employees or directors of the Registrant as follows:

                                                                        NUMBER       PER SHARE
                                                                       OF SHARES       PRICE
                                                                       ---------       -----

       Year ended December 31, 1996.............................        10,000          $2.00
       Year ended December 31, 1997.............................          None           None
       Year ended December 31, 1998.............................         2,310          $6.63
       From January 1, 1999 to February 12, 1999................          None           None


      Pursuant to the 1994 Stock Option Plan adopted in October 1994 (the "1994 Plan"), the Registrant has outstanding non-qualified stock options (the "Non-Qualified Options") granted to executive officers, other key employees and consultants to purchase an aggregate of 269,400 shares of common stock at an exercise price of $4.00 per share. As of the date hereof, options to purchase 173,060 of such shares have vested. The shares were restricted and were legended against transfer. The issuance of the shares was effected without registration in reliance upon the exemption available under Section 4(2) of the Securities Act.

      The Registrant has reserved for issuance 1,450,000 shares of common stock upon exercise of options awarded under the 1996 Stock Incentive Plan adopted in January 1997 (the "1996 Plan"). As of February 12, 1999, options to purchase 977,221 shares of common stock at exercise prices ranging from $5.50 to $12.13 per share have been granted under the 1996 Plan. Of such options, 136,925 have vested.

(4) Since January 1, 1996 the Registrant has issued or sold unregistered warrants or options to third parties as set forth below:

                                                                        NUMBER       PER SHARE
                                                                       OF SHARES       PRICE
                                                                       ---------       -----

       Year ended December 31, 1996.............................       500,000  (a)     $3.30
                                                                        50,000  (b)     $4.00
                                                                        17,516          $6.60
                                                                        43,675  (c)     $6.41
                                                                       191,832  (d)     $8.00
                                                                        17,516  (e)     $8.80
       Year ended December 31, 1997.............................       386,707  (f)     $4.00
                                                                       180,000  (g)     $9.08
                                                                       125,000  (h)    $13.81
       Year ended December 31, 1998.............................        52,273  (i)     $2.75
       From January 1, 1999 to February 12, 1999................       275,000  (j)     $2.75
                                                                        40,000  (k)     $2.66

     -----------

      (a) Such warrants were issued in connection with private placements completed in October and November 1996. In April 1997, in connection with the initial public offering of common stock, certain holders of such warrants surrendered warrants to purchase an aggregate of 150,000 shares of common stock. The surrender and cancellation of such warrants did not have any other effect on that financing, nor did the Registrant pay any consideration in connection with such surrender.

      (b) Consist of warrants to purchase 50,000 shares of common stock issued to an investor in connection with the issuance of the Series A Preferred Stock in December 1996.

      (c) The Registrant originally issued warrants to purchase 33,750 shares of common stock at an exercise price of $8.90 per share. The number of shares of common stock issuable upon exercise of the warrant set forth above reflects the warrant outstanding at the time it was exercised as adjusted pursuant to the terms of the warrant. These warrants were exercised in 1997 pursuant to a cashless exercise of the warrant and the Registrant issued 37,506 shares of common stock to the holder.

      (d) Of the warrants issued by the Registrant in 1995 and 1996, warrants to purchase an aggregate of 432,868 shares of common stock (consisting of warrants to purchase 256,036 shares of common stock issued in 1995 and warrants to purchase 176,832 shares of common stock issued in 1996) were subsequently exchanged in 1997 for new warrants to purchase 267,601 shares of common stock at an exercise price of $4.00 per share.

      (e) These warrants were subsequently exchanged in 1997 for new warrants to purchase an equal number of shares of common stock at an exercise price of $4.00 per share.

      (f) The warrants to purchase 386,707 shares of common stock issued by the Registrant in 1997 consisted of (i) warrants to purchase an aggregate of 165,269 shares of common stock issued to the PVR Investors at an exercise price of $4.00 per share in the warrant exchange transaction, in exchange for warrants to purchase an aggregate of 330,536 shares of common stock at $8.00 per share, (ii) warrants to purchase an aggregate of 69,106 shares of common stock at an exercise price of $4.00 per share issued to John B. Torkelsen, President of PVR Securities, Inc., in the warrant exchange transaction, in exchange for warrants to purchase 34,553 shares of common stock at an exercise price of $6.60 per share and warrants to purchase 34,553 shares of common stock at an exercise price of $8.80 per share, (iii) warrants to purchase 102,332 shares of common stock issued to the Debt Inducement Investors at an exercise price of $4.00 per share in the warrant exchange transaction, in exchange for warrants to purchase an aggregate of 102,332 shares of common stock at $8.00 per share, and (iv) warrants to purchase 50,000 shares of common stock at an exercise price of $4.00 per share issued to an investor in connection with the issuance of the Series A Preferred Stock.

      (g) These options were issued to the underwriter of the Registrant's initial public offering as partial compensation for services rendered in connection with that offering

      (h) Represents options issued to the an investment banking firm for business and financial services to be provided over a two-year period.

      (i) Represents warrants to purchase 52,273 shares of common stock issued to two investors in connection with the issuance of the Series B Preferred Stock in August 1998. These warrants had an original exercise price of $6.00 per share. Under a letter agreement dated January 8, 1999, with the two holders of these warrants, the holders of the Series B Preferred Stock agreed to changes in the terms of the Series B Preferred Stock and, among other things, the Registrant agreed to change the warrant exercise price to $2.75 per share, which was the closing price per share of common stock on the date on which the agreement was signed.

      (j) Represents warrants issued to a third-party vendor in connection with the restructuring of certain outstanding obligations in January 1999.

      (k) Represents warrants issued to counsel for the Registrant in connection with the restructuring of outstanding obligations to such firm in January 1999.

(5) Since January 1, 1996, the registrant has issued or sold unregistered debt securities as set forth below:

                                                                        PRINCIPAL          PURCHASE
                                                                          AMOUNT             PRICE
                                                                          ------             -----

        1996.....................................................          -0-               $ -0-
        1997.....................................................          -0-                 -0-
        1998.....................................................      $3,125,000         $3,125,000
        January 1, 1999 to February 12, 1999.....................      $2,850,000              (a)



     --------------------

      (a) In February 1999, the Registrant completed an offering of 28.5 units, in which each unit consisted of a $100,000 unsecured promissory note and 40,000 shares of common stock. In the February 1999 private placement, the Registrant received aggregate gross proceeds from the units of $2,850,000.


DESCRIPTION OF TRANSACTIONS AND EXEMPTIONS

      In 1995 and 1996, PVR Securities, Inc. ("PVR Securities") acted as the placement agent for a private offering to accredited investors (the "PVR Investors") of 50 units and 19.11 units, respectively. Each unit consisted of 5,000 shares of common stock and warrants to purchase an additional 5,000 shares of common stock at an exercise price of $8.00 per share. Pursuant to such offering, the Registrant issued an aggregate of 345,536 shares of common stock and warrants to acquire 345,536 shares of common stock. Of such aggregate shares, the Registrant issued in 1995 170,370 shares of common stock to accredited investors for $6.00 per share and warrants to purchase an aggregate of 170,370 shares of common stock at an exercise price of $8.00 per share, including shares of common stock purchased upon conversion of notes payable by the Registrant. Also as part of such aggregate issuance of common stock and warrants, in 1996, the Registrant issued to accredited investors for a purchase price of $6.00 per share, 175,166 shares of common stock and warrants to acquire an additional 175,166 shares of common stock at an exercise price of $8.00 per share.

      As partial compensation for services provided in the private offering, the Registrant issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to acquire an aggregate of 69,106 shares of common stock in 1995 and 1996. In 1995, the Registrant issued to an affiliate of PVR Securities warrants to purchase 17,037 shares of common stock at an exercise price of $6.60 per share and warrants to purchase 17,037 shares of common stock at an exercise price of $8.80 per share. In 1996, the Registrant issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to purchase 17,516 shares of common stock at an exercise price of $6.60 per share and warrants to purchase 17,516 shares of common stock at an exercise price of $8.80 per share.

      As part of the private placement of securities managed by PVR Securities, between May 1995 and May 1996, the Registrant also issued to certain investors (the "Debt Inducement Investors"), warrants to purchase an aggregate of 102,332 shares of common stock at an exercise price of $8.00 per share, in order to induce such investors to extend loans to the Registrant. As part of such aggregate issuance to the Debt Inducement Investors, in 1995, the Registrant converted outstanding notes payable (and accrued and unpaid interest thereon) into warrants to purchase 85,666 shares of common stock at an exercise price of $8.00, and in 1996, the Registrant converted outstanding notes payable (and accrued and unpaid interest thereon) into warrants to purchase 16,666 shares of common stock at an exercise price of $8.00. These debt transactions were considered by the Registrant to be part of its overall financing activities during this time period, and were necessary because the equity financing being raised in the PVR Offering was not obtained as quickly as originally contemplated by the Registrant. The sale and issuance of such securities by the Registrant were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D and Rule 506 promulgated thereunder.

      In 1996, Barington Capital Group, L.P. ("Barington") acted as the placement agent for the Registrant in connection with the private placement to accredited investors of $2,000,000 aggregate principal amount of bridge notes and bridge warrants to purchase 500,000 shares of common stock at an exercise price of $3.30 per share. The sale and issuance of such securities by the Registrant were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder. In April 1997, in connection with the initial public offering of the Registrant's common stock, certain holders of Bridge Warrants surrendered such warrants to acquire an aggregate of 150,000 shares of common stock. The surrender and cancellation of such warrants did not have any other effect on the Bridge Financing, nor did the Registrant pay any consideration for such surrender. As partial compensation for services provided in that offering, Barington received warrants to purchase up to 50,000 shares of common stock of the Registrant, which were forfeited upon consummation of the Registrant's initial public offering. In December 1996 and January 1997, Barington acted as the placement agent in connection with the private placement by the Registrant of 500,000 shares of Series A Convertible Preferred Stock and warrants to purchase an additional 100,000 shares of common stock at an exercise price of $4.00 per share to two accredited investors. The sale and issuance of such securities by the Registrant were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      In connection with a loan to the Registrant in the principal amount of $300,000 in August 1996, the Registrant issued to the Adelson Investment Company, an accredited investor, a warrant to purchase 33,750 shares of common stock at an exercise price of $8.90 per share. The exercise price and number of shares of the warrant have been adjusted, pursuant to its provisions to an exercise price of $6.88 per share for 43,675 shares of common stock. The warrant is exercisable in whole or in part and expires on August 31, 2001. The sale and issuance of such securities by the Registrant were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      In January 1997, as part of a warrant exchange transaction with the existing PVR Investors and the Debt Inducement Investors, the Registrant issued an aggregate of 165,267 shares of common stock and, in exchange for existing warrants to purchase 516,974 shares of common stock, issued new warrants to purchase 336,707 shares of common stock consisting of (i) warrants to purchase 165,269 shares of common stock issued to existing PVR Investors, (ii) warrants to purchase 69,106 shares of common stock issued to John B. Torkelsen, President of PVR Securities, and (iii) warrants to purchase 102,332 shares of common stock issued to the Debt Inducement Investors. The Registrant did not receive any additional cash proceeds or consideration other than the securities exchanged by the investors in the warrant exchange.

      In the warrant exchange, the Registrant offered to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 345,536 shares of common stock at an exercise price of $8.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of common stock at an exercise price of $4.00 per share. In exchange for warrants to purchase an aggregate of 330,536 shares of common stock at an exercise price of $8.00 per share, the Registrant issued warrants to purchase an aggregate of 165,269 shares of common stock at an exercise price of $4.00 per share. One PVR Investor holding warrants to purchase 15,000 shares of common stock chose not to participate in the warrant exchange transaction and to retain such warrants with an exercise price of $8.00 per share. As part of the warrant exchange, each PVR Investor who accepted the Registrant's offer also was issued by the Registrant an additional 2,500 shares of common stock for each unit purchased in the PVR Offering, for no additional consideration. The Registrant issued an aggregate of 165,267 additional shares of common stock to the PVR Investors in the warrant exchange.

      Also as part of the warrant exchange, the Registrant issued to John B. Torkelsen, President of PVR Securities, new warrants to purchase an aggregate of 69,106 shares of common stock at $4.00 per share, in exchange for the warrants to purchase 34,553 shares of common stock at an exercise price of $6.60 per share, and the warrants to purchase 34,553 shares of common stock at an exercise price of

$8.80 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.

      As part of the warrant exchange, the Registrant also exchanged warrants to purchase an aggregate of 102,332 shares of common stock held by the Debt Inducement Investment Investors at an exercise price of $8.00 per share, for warrants to purchase 102,332 shares at an exercise price of $4.00 per share. The sale and issuance of such securities by the Registrant were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      In August, 1997 an investor which originally purchased common stock and warrants in the private placement with PVR Securities exercised its warrants to acquire 5,000 shares of common stock. The sale and issuance of such securities by the Registrant were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 406 promulgated thereunder.

      In connection with the private placements conducted through PVR, certain PVR Investors also purchased from Steven A. Rogers, the Chief Executive Officer and President of the Registrant, an aggregate of 172,583 shares of common stock for aggregate consideration to Mr. Rogers of $345,166. As part of the warrant exchange, in order to restructure that transaction to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who originally purchased shares of common stock from Mr. Rogers was required to pay Mr. Rogers an additional $2.00 for each share. Mr. Rogers received an aggregate of $350,166 from PVR Investors in connection with the warrant exchange. In issuing and selling such shares, Mr. Rogers relied upon the so-called "Section 4-1/2" exemption, which, although not specifically provided for in the Securities Act, has been recognized by the Securities and Exchange Commission as within the intended purpose of the Securities Act. See Sec. Act Release No. 6188 (Feb. 1, 1980), 1 Fed Sec. L. Rep. (CCH) para. 1051 at 2073-28 n. 178.

      In July 1998, the Registrant completed a private placement of 5% Cumulative Convertible Debentures due 2003 (the "5% Convertible Debentures") with certain institutional, affiliated and other investors, from which it received gross proceeds of approximately $3.125 million. Interest thereon accrues daily and is payable quarterly in arrears, payable in cash or, at the Registrant's option, by increasing the principal amount of the 5% Convertible Debentures. For the quarters ended September 30, 1998, and December 31, 1998 the Registrant elected to pay the interest due at that date by increasing the principal amount by approximately $36,000 per quarter. The 5% Convertible Debentures are senior in right of payment to substantially all existing and future indebtedness of the Registrant and the Registrant's equity securities. The Registrant sold and issued such securities in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, Regulation D and Rule 506.

      In connection with the February 1999 Private Placement (described below), holders of the 5% Convertible Debentures agreed not to convert their debentures until the Registrant effected an additional public or private offering, to convert upon the consummation of such an offering at a specified price, to waive the application of anti-dilution provisions and to waive any default by the Registrant in not filing or maintaining a registration statement in effect with respect to the common stock into which the debentures are convertible. Upon closing of the Registrant's public offering of common stock registered pursuant to this Registration Statement, the 5% Convertible Debentures will automatically convert into common stock at a conversion price equal to the lesser of (i) $2.50 per share, or (ii) 75% of the price per share at which shares of common stock are sold in this offer. The Registrant has agreed to register for resale on this Registration Statement the shares to be received by the 5% Convertible Debenture holders upon conversion, but the holders have agreed not to sell any common stock received upon conversion until 12 months following the effective date of this Registration Statement.

      In August 1998, the Registrant issued to certain unaffiliated investors in a private placement 209,091 shares of Series B 5% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B preferred stock"), and warrants to purchase an aggregate of 52,273 shares of common stock at an exercise price of $6.00 per share, which were valued at $94,000 (the "Series B Warrants"). The shares of Series B preferred stock and the Series B Warrants were issued at an exercise price of $5.50 per share, resulting in gross proceeds to the Registrant of $1.15 million. Dividends accrue at 5% annually, are cumulative, and are payable in additional shares of Series B preferred stock. The Registrant sold and issued such securities in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, Regulation D and Rule 506.

      In connection with the February 1999 Private Placement, the holders of Series B preferred stock agreed not to convert their Series B preferred stock until the Registrant effected an additional public or private offering, to convert upon the consummation of such an offering at a specified price, to waive the application of anti-dilution provisions and to set the exercise price of the Series B Warrants. Upon closing of the Registrant's public offering of common stock registered pursuant to this Registration Statement, the Series B preferred stock will automatically convert into common stock at a conversion price equal to the lesser of (i) $2.50 per share, or (ii) 75% of the price per share at which shares of common stock are sold in this offering. The holders of Series B preferred stock have agreed not to sell any common stock received upon conversion of the Series B preferred stock until six months after the effective date of this Registration Statement. However, if necessary to obtain regulatory clearance of the public offering of the Registrant's common stock registered pursuant to this Registration Statement, this lock-up period may be extended by an additional 18 months.

      In January 1999, the Registrant issued to Sanmina Corporation warrants to purchase 275,000 shares of its common stock, with an exercise price equal to $2.75 per share, the closing price of the common stock on January 12, 1999. As part of this transaction, the Registrant converted outstanding accounts payable of approximately $3,200,000, plus $1,100,000 in pre-paid inventory, representing the value of certain materials and inventory of the Company located at Sanmina, to a three-year note for $4,300,000 aggregate principal amount. The Registrant is obligated to pay $1,100,000 in principal amount of the note upon the completion of this offering. Upon payment of the $1,100,000, Sanmina will transfer to the Registrant the title to the materials and inventory located at Sanmina. The Registrant issued such securities in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder.

      In January 1999, the Registrant issued to Shaw Pittman Potts & Trowbridge warrants to purchase 40,000 shares of its common stock, with an exercise price equal to $2.656 per share, the closing price of the common stock on January 21, 1999. As part of this transaction, the Registrant converted outstanding payables at December 31, 1998 of approximately $400,000 to a two-year note. The Registrant issued such securities in reliance on an exemption provided by
Section 4(2) of the Securities Act of 1933, Regulation D and Rule 506.

      In February 1999, the Registrant completed a private placement (the "February 1999 Private Placement") of 28.5 Units (the "Units"), each Unit consisting of a $100,000 unsecured promissory note (collectively, the "Notes") and 40,000 shares of common stock (collectively, the "Shares"). The Registrant issued such securities in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, Regulation D and Rule 506.

      The Notes will accrue interest at the rate of ten percent (10%) per annum from the date of issue until the maturity date of the Notes, and at the rate of fifteen percent (15%) per annum thereafter until paid in full. The principal amount of and all accrued interest on the notes are payable on the earliest of the following to occur: (a) the twelve-month anniversary of the initial closing of the February 1999 Private Placement, (b) the closing date of the public offering by the Registrant (the "SERP Public Offering") of common stock which is the subject of this registration, (c) the date of consummation of a sale by the Registrant of all or substantially all of the Registrant's assets, or certain mergers or consolidations of the Registrant, (d) the date of consummation of the sale of all or substantially all of the Registrant's outstanding shares of common stock, or (e) the date of an event that is an Offering Termination (as defined below).

         Each of the following events is an Offering Termination: (x) if the Registrant elects not to proceed with the SERP Public Offering for any reason; or (y) if Southeast Research Partners, Inc. ("SERP") elects not to proceed with the SERP Public Offering for any of the following reasons:
(a) material adverse information not previously disclosed to SERP comes to SERP's attention relating to the Registrant, its management or its position in the industry which would preclude a successful public offering, (b) a material adverse change has occurred in the financial condition, business or prospects of the Registrant, or the Registrant's common stock is delisted from the Nasdaq system, (c) NASD Regulation, Inc. determines that any payment (including cash and/or securities) paid by the Registrant to any investment banker (other than
SERP), consultant or any other person is "underwriter compensation" in connection with the SERP Public Offering; or (d) the Registrant has materially breached any of its representations, warranties or obligations under the letter of intent with SERP, or failed to expeditiously proceed with the SERP Public Offering or to cooperate with SERP in requesting effectiveness of the registration statement to be filed in connection with the SERP Public Offering at such time as SERP may reasonably deem appropriate.

      If the Notes are not paid on the maturity date, the Notes are convertible at the option of the holder into shares of common stock of the Registrant at a price per share equal to 50% of the closing market price per share of common stock on the Nasdaq National Market (or on any other exchange or quotation system on which the common stock is then listed or quoted), for the five trading days ending on the day prior to the date of conversion.

      The Registrant's net proceeds from the February 1999 Private Placement were an estimated $2,430,000, after paying commissions, the non-accountable expense allowance, blue sky fees and other offering expenses of approximately $420,000.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


                                    EXHIBITS

1.1*     Form of Underwriting Agreement.

3.1 Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 forming a part of the Registrant's Quarterly Report on Form 10-QSB, as amended by Amendment No. 1 to the Form 10-QSB on Form 10-QSB/A, for the quarter ended June 30, 1998).

3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1997 SB-2")).

3.3 Certificate of Designations of the Series B 5% Cumulative Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 4.10 forming a part of Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-62971) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1998 S-3")).

4.1 Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes (Incorporated by reference to Exhibit
         3.4 to the 1997 SB-2).

4.2 Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of units in June 1995 and August 1996 (Incorporated by reference to Exhibit 3.5 to the 1997 SB-2).

4.3 Form of Warrants for the purchase of 100,000 shares of common stock, issued in connection with the private placement of Series A Convertible Preferred Stock and warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the 1997 SB-2).

4.4 Form of Option for the purchase of 180,000 shares of common stock, issued to Barington Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the 1997 SB-2).

4.5 Specimen certificate evidencing shares of common stock of the Registrant (Incorporated by reference to Exhibit 4.2 forming a part of Amendment No. 2 to the 1997 SB-2).

4.6 Form of 5% Convertible Debentures due 2003 of the Registrant (Incorporated by reference to Exhibits 4.3 and 4.4 forming a part of the Registrant's Current Report on Form 8-K dated July 1, 1998 and filed July 16, 1998 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "July 8-K")).

4.7 Form of Warrants to be issued upon redemption of the 5% Cumulative Convertible Debentures due 2003 of the Registrant (Incorporated by reference to Exhibit 4.5 forming a part of the July 8-K).

4.8 Specimen certificate evidencing shares of the Series B 5% Cumulative Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 4.9 forming a part of the 1998 S-3).

4.9 Form of Warrant issued in connection with the Series B 5% Cumulative Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 4.11 forming a part of the 1998 S-3).

4.10* Senior Note issued to Sanmina Corporation by the Registrant with a principal amount of $4,300,000.

4.11* Note issued to Shaw Pittman Potts & Trowbridge by the Registrant with a principal amount of $400,000.

4.12* Form of Warrant for the purchase of 275,000 shares of common stock, issued to Sanmina Corporation.

4.13* Form of Warrant for the purchase of 40,000 shares of common stock, issued to Shaw Pittman Potts & Trowbridge.

4.14 Form of Unsecured Promissory Note, issued on February 4, 1999 to various subscribers in a private placement.

5.1 * Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered.

10.1 1994 Stock Option Plan (Incorporated by reference to Exhibit 10.1 forming a part of the 1997 SB-2).

10.2 1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 forming a part of the 1997 SB-2).

10.3 Form of Consulting Agreement by and between the Registrant and Barington Capital Group, L.P. (Incorporated by reference to Exhibit No. 10.4 forming a part of the 1997 SB-2).

10.4 Letter Agreement, dated October 7, 1996, between Barington Capital Group and the Registrant (Incorporated by reference to Exhibit No.
         10.5 forming a part of Amendment No. 2 to the 1997 SB-2).

10.5 Letter Agreement, dated December 5, 1995, by and among PVR Securities, Inc., the Registrant, Steven A. Rogers and John B. Torkelsen (Incorporated by reference to Exhibit No. 10.6 forming a part of Amendment No. 2 to the 1997 SB-2).

10.6 Form of Stock Option Agreement, dated December 18, 1997, by and between the Registrant and Barington Capital Group, L.P. (Incorporated by reference to Exhibit 10.8 forming a part of the Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31,
         1997).

10.7 Subscription Agreement, dated as of July 1, 1998, by and among the Registrant and certain Institutional Investors (Incorporated by reference to Exhibit 4.1 forming a part of the July 8-K).

10.8 Subscription Agreement, dated as of July 8, 1998, by and among the Registrant and certain Investors (Incorporated by reference to Exhibit
         4.2 forming a part of the July 8-K).

10.9 Strategic Alliance and Marketing Agreement between the Registrant and Unisys Corporation (Incorporated by reference to Exhibit 10.10 forming a part of Amendment No. 1 to the 1998 S-3).

10.10 Letter of Intent, dated January 14, 1999, between Southeast Research Partners, Inc. and the Registrant.

10.11 Agency Agreement, dated as of January 25, 1999, between Southeast Research Partners, Inc. and the Registrant.

10.12 Form of Subscription Agreement, dated January 25, 1999, between the Registrant and certain Investors.

10.13 Employment Agreement, dated July 13, 1998, between the Registrant and James F. Bunker.

11.1     Statement re: computation of per share earnings.

21.1     Subsidiaries of the Registrant.

23.1*    Consent of Shaw Pittman Potts & Trowbridge (included as part of
         Exhibit 5).

23.2     Consent of PricewaterhouseCoopers LLP.

24       Powers of Attorney (included on signature page to the Registration
         Statement).


---------------

*To be filed by amendment.


ITEM 28.  UNDERTAKINGS.

         (a)        The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material
                  information on the plan of distribution;

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)       The undersigned Registrant hereby undertakes to:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies it has reasonable grounds to believe it meets all the requirements for filing this Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rockingham, New Hampshire, on February 16, 1999.


                                           OBJECTIVE COMMUNICATIONS, INC.


                                           By: /s/ James F. Bunker
                                              --------------------
                                           James F. Bunker
                                           President and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Bunker and Robert H. Emery and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                 SIGNATURES                                     TITLE                                  DATE


                                               President and Chief Executive Officer,         February 16, 1999
/s/ James F. Bunker                            and Director (Principal Executive
------------------------------------------     Officer)
James F. Bunker


                                               Vice President of Administration and           February 16, 1999
/s/ Robert H. Emery                            Finance and Secretary (Principal
------------------------------------------     Financial and Accounting Officer)
Robert H. Emery



/s/ Steven A. Rogers                           Director                                       February 16, 1999
------------------------------------------
Steven A. Rogers


/s/ Anthony M. Agnello                         Director                                       February 16, 1999
------------------------------------------
Anthony M. Agnello


/s/ Eugene R. Cacciamani                       Director                                       February 16, 1999
------------------------------------------
Eugene R. Cacciamani


/s/ Marc S. Cooper                             Director                                       February 16, 1999
------------------------------------------
Marc S. Cooper


/s/ John B. Torkelsen                          Director                                       February 16, 1999
------------------------------------------
John B. Torkelsen

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                                 EXHIBIT INDEX

1.1*     Form of Underwriting Agreement.

3.1 Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 forming a part of the Registrant's Quarterly Report on Form 10-QSB, as amended by Amendment No. 1 to the Form 10-QSB on Form 10-QSB/A, for the quarter ended June 30, 1998).

3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1997 SB-2")).

3.3 Certificate of Designations of the Series B 5% Cumulative Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 4.10 forming a part of Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-62971) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1998 S-3")).

4.1 Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes (Incorporated by reference to Exhibit
         3.4 to the 1997 SB-2).

4.2 Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of units in June 1995 and August 1996 (Incorporated by reference to Exhibit 3.5 to the 1997 SB-2).

4.3 Form of Warrants for the purchase of 100,000 shares of common stock, issued in connection with the private placement of Series A Convertible Preferred Stock and warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the 1997 SB-2).

4.4 Form of Option for the purchase of 180,000 shares of common stock, issued to Barington Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the 1997 SB-2).

4.5 Specimen certificate evidencing shares of common stock of the Registrant (Incorporated by reference to Exhibit 4.2 forming a part of Amendment No. 2 to the 1997 SB-2).

4.6 Form of 5% Convertible Debentures due 2003 of the Registrant (Incorporated by reference to Exhibits 4.3 and 4.4 forming a part of the Registrant's Current Report on Form 8-K dated July 1, 1998 and filed July 16, 1998 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "July 8-K")).

4.7 Form of Warrants to be issued upon redemption of the 5% Cumulative Convertible Debentures due 2003 of the Registrant (Incorporated by reference to Exhibit 4.5 forming a part of the July 8-K).

4.8 Specimen certificate evidencing shares of the Series B 5% Cumulative Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 4.9 forming a part of the 1998 S-3).

4.9 Form of Warrant issued in connection with the Series B 5% Cumulative Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 4.11 forming a part of the 1998 S-3).

4.10* Senior Note issued to Sanmina Corporation by the Registrant with a principal amount of $4,300,000.

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4.11*    Note issued to Shaw Pittman Potts & Trowbridge by the Registrant with a principal amount of $400,000.

4.12* Form of Warrant for the purchase of 275,000 shares of common stock, issued to Sanmina Corporation.

4.13* Form of Warrant for the purchase of 40,000 shares of common stock, issued to Shaw Pittman Potts & Trowbridge.

4.14 Form of Unsecured Promissory Note, issued on February 4, 1999 to various subscribers in a private placement.

5.1 * Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered.

10.1 1994 Stock Option Plan (Incorporated by reference to Exhibit 10.1 forming a part of the 1997 SB-2).

10.2 1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 forming a part of the 1997 SB-2).

10.3 Form of Consulting Agreement by and between the Registrant and Barington Capital Group, L.P. (Incorporated by reference to Exhibit No. 10.4 forming a part of the 1997 SB-2).

10.4 Letter Agreement, dated October 7, 1996, between Barington Capital Group and the Registrant (Incorporated by reference to Exhibit No.
         10.5 forming a part of Amendment No. 2 to the 1997 SB-2).

10.5 Letter Agreement, dated December 5, 1995, by and among PVR Securities, Inc., the Registrant, Steven A. Rogers and John B. Torkelsen (Incorporated by reference to Exhibit No. 10.6 forming a part of Amendment No. 2 to the 1997 SB-2).

10.6 Form of Stock Option Agreement, dated December 18, 1997, by and between the Registrant and Barington Capital Group, L.P. (Incorporated by reference to Exhibit 10.8 forming a part of the Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31,
         1997).

10.7 Subscription Agreement, dated as of July 1, 1998, by and among the Registrant and certain Institutional Investors (Incorporated by reference to Exhibit 4.1 forming a part of the July 8-K).

10.8 Subscription Agreement, dated as of July 8, 1998, by and among the Registrant and certain Investors (Incorporated by reference to Exhibit
         4.2 forming a part of the July 8-K).

10.9 Strategic Alliance and Marketing Agreement between the Registrant and Unisys Corporation (Incorporated by reference to Exhibit 10.10 forming a part of Amendment No. 1 to the 1998 S-3).

10.10 Letter of Intent, dated January 14, 1999, between Southeast Research Partners, Inc. and the Registrant.

10.11 Agency Agreement, dated as of January 25, 1999, between Southeast Research Partners, Inc. and the Registrant.

10.12 Form of Subscription Agreement, dated January 25, 1999, between the Registrant and certain Investors.

10.13 Employment Agreement, dated July 13, 1998, between the Registrant and James F. Bunker.

11.1     Statement re: computation of per share earnings.

21.1     Subsidiaries of the Registrant.

23.1*    Consent of Shaw Pittman Potts & Trowbridge (included as part of
         Exhibit 5).

23.2     Consent of PricewaterhouseCoopers LLP.

24       Powers of Attorney (included on signature page to the Registration
         Statement).

*To be filed by amendment.